     As filed with the Securities and Exchange Commission on April 26, 2002

                                                      REGISTRATION NO. 333-49011
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -------------------------


                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                        ADVANCED ACCESSORY SYSTEMS, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848156
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                            AAS CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   13-3969422
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                               AAS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   38-3319226
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                                 SPORTRACK, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848154
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                             VALLEY INDUSTRIES, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   38-3363492
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------

                                  VALTEK, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   38-3402070
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                               TERENCE C. SEIKEL
                            CHIEF EXECUTIVE OFFICER
                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313

                                 (586) 997-2900

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           -------------------------

                                With a copy to:

                            ROBERT J. KRUEGER, ESQ.


                     HONIGMAN MILLER SCHWARTZ AND COHN LLP


                   660 WOODWARD AVE, DETROIT, MICHIGAN 48226

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) OR SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                  $125,000,000

                        ADVANCED ACCESSORY SYSTEMS, LLC
                            AAS CAPITAL CORPORATION

               9 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

     Advanced Accessory Systems, LLC ("AAS") and AAS Capital Corporation have issued $125,000,000 aggregate principal amount of our 9 3/4% Series B Senior Subordinated Notes due 2007 (the "Notes"). The Notes are direct obligations of both of us.


     We will pay interest on the Notes, in arrears, in cash on April 1 and October 1. We began paying interest on the Notes on April 1, 1998. We may redeem the Notes subject to certain limitations described in this Prospectus. The Notes will mature on October 1, 2007.


     The Notes are unsecured and are subordinated in right of payment to all of our existing and future senior debt. Our domestic subsidiaries as of this date guarantee the Notes. The guarantees of our domestic subsidiaries are unsecured obligations and are subordinated in right of payment for all of their existing and future senior debt. Our foreign subsidiaries do not guarantee the Notes.

     We will not receive any proceeds from the sale of the Notes.


     We prepared this Prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales in market-making transactions in the notes. J.P. Morgan Securities Inc. may act as a principal or agent in these market-making transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."


     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES.
                            ------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


                 The date of this Prospectus is April 26, 2002

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH OUR RESEARCH, SURVEYS OR STUDIES PURCHASED BY US OR THE INITIAL PURCHASERS (AS DEFINED). THE RESEARCH WAS ALSO CONDUCTED BY THIRD PARTIES OR OBTAINED FROM INDUSTRY OR GENERAL PUBLICATIONS. WE HAVE NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL SURVEYS, WHICH WE BELIEVE TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                            ------------------------

                           FORWARD LOOKING STATEMENTS


     SOME OF THE STATEMENTS CONTAINED IN THIS PROSPECTUS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION OR STATE OTHER "FORWARD-LOOKING" INFORMATION. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE STATEMENTS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF TERMS SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "BELIEVE," "INTEND," "PLAN," "ESTIMATE," "PREDICT," "POTENTIAL," "FORECAST," "CONTINUE" OR VARIATIONS OF SUCH TERMS, OR THE USE OF THESE TERMS IN THE NEGATIVE. THE FORWARD-LOOKING INFORMATION IS BASED ON VARIOUS FACTORS AND WAS DERIVED USING NUMEROUS ASSUMPTIONS. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND SUCH DIFFERENCES MAY BE MATERIAL. IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM THE FORWARD-LOOKING STATEMENTS ARE DISCLOSED UNDER THE HEADING "RISK FACTORS" AND THROUGHOUT THIS PROSPECTUS.

                             AVAILABLE INFORMATION

     To register the Notes, we filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain complete information about us, nor does it contain all of the information contained in the Registration Statement. For information about the contracts, agreements and other documents we refer to in this Prospectus, you should consult the Exhibits to the Registration Statement.


     You may review the Registration Statement without charge at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission. You may get your own copy at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, for a fee. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may inspect the materials contained in the Registration Statement on the Internet at http://www.sec.gov.



     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we will file reports and other information with the Commission. You may read and copy such materials filed by us with the Commission at the offices listed above.


     If we cease to be subject to the reporting requirements of the Exchange Act, we have agreed that, as long as the Notes remain outstanding, we will file with the Commission and give holders of the Notes copies of the financial information that would have been contained in annual reports and quarterly reports, that we would have been required to file with the Commission. The financial information will include annual reports containing consolidated financial statements, together with an opinion expressed by an independent accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. We will also make the reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the Notes we sold, as well as information regarding our business, certain recent transactions entered into by us and detailed financial data. We encourage you to read this Prospectus in its entirety. Unless otherwise indicated, the words "Company", "we" "ours", and "us" refer to Advanced Accessory Systems, LLC and its subsidiaries, including AAS Capital Corporation.

     Our subsidiaries include the following:

     - SportRack, LLC ("SportRack" or "SportRack, LLC").

     - SportRack Accessories, Inc. ("SportRack Accessories") formerly SportRack International, Inc.

     - Brink International B.V. ("Brink" or, "Brink International, B.V.").

     - Valley Industries, LLC ("Valley" or, "Valley Industries, LLC").

     - ValTek, LLC ("ValTek" or, "ValTek, LLC").

     - AAS Capital Corporation ("Capital Corp." or "AAS Capital Corporation").


     - AAS Holdings, Inc. ("AAS Holdings").


                                  THE COMPANY

GENERAL


     We are one of the world's largest suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. Our products include a comprehensive line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. Our broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. Our products are sold as standard accessories or options for a variety of light vehicles. In 2001, we estimate that more than 50% of our net sales were generated from products sold for light trucks. For the year ended December 31, 2001, our net sales and EBITDA (as defined) were $314.0 million and $40.3 million, respectively. We are a Delaware limited liability company that was formed on August 28, 1995 and commenced business on September 28, 1995.


COMPETITIVE ADVANTAGES


     Leading Global Market Position. Based on our knowledge of our industry, we believe that we are one of the world's largest suppliers of towing systems and of rack systems. Based on our knowledge of our industry, we also believe that we are;


     - The largest supplier of towing systems in Europe.

     - The second largest supplier of towing systems in North America.


     - One of the two largest suppliers of rack systems sold to automotive OEMs in North America.



     We have 28 facilities strategically located in North America and Europe. By virtue of our size and global presence, we believe that we benefit from several competitive advantages, including the ability to:


     - Satisfy local design, production, quality and timing requirements of global OEMs.

     - Provide "one-stop shopping" for customers' product and service requirements.

     - Optimize plant production.

     - Maximize our raw material purchasing power.

     - Spread our selling, administrative and product development expenses over a large base of net sales.

     - Develop and maintain modern production facilities.



     Strong Relationships with Customer Base. We have an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and/or Europe, including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daewoo and Kia. In our case, "Tier 1" means that we supply our products directly to the manufacturer of the vehicle. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. The evolution of OEM relationships into strategic partnerships provides a significant advantage to Tier 1 suppliers with system integration capabilities (such as us) in retaining existing contracts as well as participating in the design phase for new vehicles, which is integral to becoming a supplier for such new platforms. We are also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Balkamp, Advance Auto Parts, Coast Distribution Systems, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire.



     Comprehensive Product Line. We continue to position ourselves as a leading supplier to our customers for a growing range of products and services. Through our offering of over 2,000 towing system models, our products fit almost every light vehicle used for towing in North America and Europe. We are one of a limited number of European manufacturers with such a broad product line that also satisfies European Community ("EC") regulatory safety standards. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. We have provided OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. We believe that our broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.



     Design and Engineering Expertise. We have an engineering and research and development staff that develops new products and processing technologies. We work directly with OEM designers to create innovative solutions that simplify vehicle assembly and reduce vehicle cost and weight. We are responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. We believe our design and engineering capabilities provide significant value to our customers by:


     - Shortening OEM new product development cycles.

     - Lowering OEM manufacturing costs.

     - Providing technical expertise.

     - Permitting aftermarket customers to maintain lower inventory levels.


We also believe that our design innovations have created value for end users by providing products that are durable and easy to install and that enhance vehicle utility and appearance.


     High Quality, Low Cost Manufacturing Position. We believe that we are one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. We have received numerous quality and performance awards, including:

     - DaimlerChrysler's Gold Award.

     - General Motors' Supplier of the Year Award.

     - Ford's Q-1 Award.

     - Toyota's Distinguished Supplier Award.

     - KIA's Preferred Supplier Award.

     - Nissan's Superior Supplier Performance Award.

Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. We have achieved ISO-9000 or QS-9000 certification for 13 of our 23 manufacturing and engineering facilities and are in the process of obtaining certification for other of our facilities. Our low cost position is a result of our strict cost controls and continuous improvement programs designed to enhance productivity. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce OEM costs. Our cost controls are closely integrated with our quality driven manufacturing operations, thereby allowing us to profitably deliver high quality, easy to install and competitively priced components on a just-in-time basis. Our focus on low cost manufacturing also provides benefits when selling products to the automotive aftermarket.


BUSINESS STRATEGY


     Our objective is to strengthen our position as a leading global supplier of automotive exterior accessories, thereby increasing revenue and cash flow. To accomplish our goal, we intend to pursue the following strategies:



     Increase Global Market Share. We intend to capitalize on our expanded presence in North America and Europe by marketing products to our global automotive OEM customers. Through our past acquisitions of complementary product lines, we are able to offer an expanded range of products and services to our extended customer base. We also expect to secure new customers by virtue of our expanded market presence and broad product and service offerings. We believe our continued emphasis on new technology (both product and process), will result in the development of innovative, towing and rack system products which we expect to market to our expanding customer base.


     Maintain and Enhance Strong Customer Relationships. We intend to strengthen and expand our relationships with global automotive OEMs and aftermarket customers by:


     - Continuing our commitment to innovative design and development of products during the early stages of vehicle design and redesign.


     - Building on our position as a low cost supplier of quality accessory products.


     - Offering new products in existing and new geographic areas by taking advantage of existing OEM relationships.



     - Working with aftermarket customers to develop new products and marketing strategies.



     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward systems suppliers, we are focused on making strategic acquisitions that will enhance our ability to provide integrated systems (such as a towing or rack system) or otherwise leverage our existing business by providing additional product, manufacturing and service capabilities. We also intend to pursue acquisitions which will expand our customer base by providing an entree to new customers, including expansion into selected geographic areas. We believe that such acquisitions should provide additional opportunities for increased net sales and cash flow by enhancing our manufacturing and marketing capabilities.



                     AUTOMOTIVE OEM AND AFTERMARKET TRENDS



     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. Following are some of the significant trends impacting the automotive OEM market and automotive aftermarket:


     - Consolidation of supplier base by OEMs.


     - Pricing pressures.



     - Emergence of EC regulatory standards.

     - Increased levels of manufacturing in North America by foreign transplants.



                            MANAGEMENT AND OWNERSHIP



     An affiliate of J.P. Morgan Partners, LLC ("JPMP") and certain members of our management formed the Company in September 1995 to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry. Our managers and executive officers as a group (excluding JPMP) beneficially own, in the aggregate, approximately 21% of our issued and outstanding membership interest units.



     JPMP is the private equity group of J.P. Morgan Chase & Co., one of the largest bank holding companies in the United States, and is one of the largest private equity organizations in the United States, with over $20 billion under management. Through its affiliates, JPMP invests in leveraged buyouts, recapitalizations and venture capital opportunities by providing equity and mezzanine debt capital. Affiliates of JPMP own approximately 49.98% of our issued and outstanding voting securities on a fully diluted basis and currently beneficially own 68.9% of our equity securities.


                              ACQUISITION HISTORY


     In September 1995, we, through our SportRack subsidiary, acquired substantially all of the net assets of the MascoTech Accessories division (the "MascoTech Division") of MascoTech, Inc. ("MascoTech"). The MascoTech Division was a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket.



     In October 1996, we acquired (the "Brink Acquisition") all of the capital stock of Brink B.V., a private company with limited liability incorporated under the laws of The Netherlands and a European supplier of towing systems to the automotive OEM market and aftermarket. In December 1996, ownership of Brink B.V. and its subsidiaries was transferred to our newly formed subsidiary, Brink International B.V.



     In August 1997, we formed Valley to acquire (the "Valley Acquisition") the assets of Valley Industries, Inc. ("Valley Industries"), a North American supplier of towing systems to the automotive OEM market and aftermarket.



     In July 1997 we completed two smaller acquisitions though a subsidiary of SportRack called SportRack Accessories, Inc. ("SportRack Accessories" formerly SportRack International, Inc.) SportRack Accessories acquired from Bell Sports Corporation ("Bell") the net assets of Bell's sportrack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket. An affiliate of JPMP at that time was a significant equity investor in Bell. SportRack Accessories also acquired the capital stock of Nomadic Sports, Inc. ("Nomadic"), a Canadian supplier of rack systems and accessories to the automotive OEM market and aftermarket. The acquisitions of the sportrack division of Bell and Nomadic are collectively referred to in this Prospectus as the "SportRack Accessories Acquisition."



     In January 1998, we through Brink, acquired (the "Ellebi Acquisition") the assets of the towbar segment of Ellebi S.p.A. ("Ellebi"). Ellebi is an Italian supplier of towing systems to the automotive OEM market and aftermarket.



     In February 1998, we through SportRack Accessories, acquired (the "Transfo-Rakzs Acquisition") the assets of Transfo-Rakzs, Inc.
("Transfo-Rakzs"). Transfo-Rakzs is a Canadian supplier of rear hitch rack carrying systems and related products to the automotive aftermarket.



     In February 2000, we through Valley Industries, LLC, acquired (the "Titan Acquisition") the assets of Titan Industries, Inc. ("Titan"). Titan is a North American supplier of trailer balls and other towing related accessories to the automotive aftermarket.



     In September 2000, we through SportRack Accessories, acquired (the "Barrecrafters Acquisition") the assets of the Wiswall Hill Corporation ("Wiswall Hill" or "Barrecrafters"). Wiswall Hill is a North American
supplier of rack systems and accessories to the automotive aftermarket under its popular brand name, Barrecrafters.
                            ------------------------


     Capital Corp. is a Delaware corporation and is one of our wholly-owned subsidiaries. Capital Corp. has no assets, has no liabilities other than with respect to the Notes and does not conduct any operations. The Notes are the joint and several obligations of AAS and Capital Corp.



     Our principal executive offices are located at 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313 and our telephone number is (586) 997-2900.

                        SUMMARY DESCRIPTION OF THE NOTES


Issuers.......................   Advanced Accessory Systems, LLC and AAS Capital
                                 Corporation.


Notes Outstanding.............   $125,000,000 aggregate principal amount of
                                 9 3/4% Series B Senior Subordinated Notes due
                                 2007.

Maturity......................   October 1, 2007.

Interest Payment Dates........   April 1, and October 1.

Sinking Fund..................   None.

Optional Redemption...........   We may not redeem the Notes prior to October 1,
                                 2002. On or after October 1, 2002 we may redeem some or all of the Notes at the redemption prices set forth in this Prospectus. See
                                 "Description of Notes -- Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control, we
                                 must make an offer to repurchase the Notes at a price equal to 101% of the principal amount, plus interest. See "Description of the Notes --
                                 Change of Control."


Subsidiary Guarantees.........   Our domestic subsidiaries fully and
                                 unconditionally on a joint and several basis guarantee our obligations to pay principal and interest on the Notes. If we are in default under our Senior Indebtedness, before we may pay any principal or interest on the Notes, we must first have paid all principal and interest due under our existing Senior Indebtedness, including any Senior Indebtedness we may incur in the future. See "Description of the Notes -- Guarantees of the Notes."


Ranking.......................   The Notes are not secured by any collateral.


                                 The Notes and the guarantees of our
                                 subsidiaries rank below all of our and our subsidiary guarantors' senior debt. Therefore, if we default, your right to payment under the Notes will be junior to the rights of holders of our and our subsidiary guarantors' senior debt to collect money we owe them at the time. In addition, if we do not pay you under the terms of the Notes, we may not be able to make additional borrowings and our senior debt may become due and payable immediately. The Notes will effectively rank below all liabilities (including trade payables) of our subsidiaries which are not guarantors. On December 31, 2001 the aggregate amount of senior debt was $32.0 million. See "Description of the Notes -- Ranking" and "-- Subordination of the Notes."


Certain Covenants.............   The indenture under which the Notes were issued
                                 (the "Indenture") contains certain covenants that, among other things, limit our ability to:

                                 - Incur additional indebtedness.

                                 - Pay dividends on or redeem our membership
                                   interests or make certain payments to others.

                                 - Make investments.

                                 - Sell our assets or membership units to third
                                   parties.

                                 - Enter into transactions with our affiliates.

                                 - Consolidate, merge or transfer all or
                                   substantially all of our assets.

     The covenants are subject to a number of significant exceptions and qualifications. See "Description of the Notes -- Certain Covenants."


     Our ratio of earnings to fixed charges was as follows:



                         YEAR ENDED
                        DECEMBER 31,                          RATIO
                        ------------                          -----
  2001......................................................  1.15x
  2000......................................................  1.36x
  1999......................................................  1.29x
  1998......................................................  1.04x
  1997......................................................  1.06x

                                  RISK FACTORS

     In addition to other matters set forth in this Prospectus, you should carefully consider the following factors before purchasing the Notes.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM PAYING YOU


     Indebtedness in relation to our members' equity is high. Our long-term debt (including current portion) at December 31, 2001 was $156.6 million. Our ratio of indebtedness to total capital was 0.9 to 1.0. Our ratio of earnings to fixed charges was 1.15 to 1.0 for the year ended December 31, 2001. Our net income for the year ended December 31, 2001 was $2.4 million. In addition, the Second Amended and Restated Credit Agreement and the Indenture subject us to certain restrictions if we incur additional debt to finance acquisitions or capital expenditures or for other purposes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources," "Description of the Credit Facilities" and "Description of the Notes."


     Our high level of debt in relation to our members' equity may have important consequences for us. These consequences include:

     - Our ability to obtain additional financing for acquisitions, working capital, capital expenditures, or other purposes on terms favorable to us, or at all, may be impaired.

     - We must use a substantial portion of our cash flow to pay our interest expense and repay our debts. This will reduce the funds that would otherwise be available to us for our operations and future business opportunities.


     - Our existing capital structure requires cash interest and debt amortization payments estimated to be approximately $25.1 million in 2002 and payments decreasing from approximately $25.3 million in 2003 to $12.2 million in 2006.


     - A substantial decrease in our net operating cash flows or an increase in our expenses could make it difficult for us to meet our debt payments and force us to modify our operations.

     - We may have a higher amount of debt in relation to our members' equity than our competitors, which may place us at a competitive disadvantage.

     - Our high amount of debt in relation to our members' equity may make us more vulnerable than our competitors to a downturn in our business cycle or the economy generally.

     - Any inability to repay our debts or obtain additional financing when we needed it would have a material adverse effect on us.


     Our ability to pay principal and interest on the Notes and to pay our other debts will depend upon our future operating performance. Our performance will be affected by prevailing economic conditions and other financial and business factors. Some of these factors are beyond our control. Our ability to obtain revolving credit borrowings under the Second Amended and Restated Credit Agreement or any other financing agreement we might enter into may be dependent upon certain factors beyond our control. We anticipate that we will be able to meet our debt obligations in the foreseeable future. We base this on our expectations of current and expected levels of operations, operating cash flows and our borrowings under the Second Amended and Restated Credit Agreement. If we cannot make payments on our indebtedness, we will be forced to takes actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, selling more of our equity or restructuring or refinancing our indebtedness, including the Notes. There is no assurance that we could take any of these actions on terms satisfactory to us, or at all.

RESTRICTIVE DEBT COVENANTS LIMIT OUR ABILITY TO OBTAIN FINANCING AND OTHER ACTIVITIES


     The Second Amended and Restated Credit Agreement and the Indenture impose restrictions which limit our ability to:


     - Declare dividends or redeem or repurchase membership interests.

     - Prepay or redeem debt, including the Notes.

     - Incur liens.

     - Make loans and investments.

     - Incur additional debt.

     - Amend or otherwise alter debt and other material agreements.

     - Make capital expenditures.

     - Engage in mergers, acquisitions and asset sales.

     - Enter into transactions with affiliates; and

     - Alter the business we conduct.


     The indebtedness outstanding under the Second Amended and Restated Credit Agreement is guaranteed by all of our domestic subsidiaries and is secured by a first priority lien on substantially all of our current and future properties and assets and the current and future properties and assets of our domestic subsidiaries. This includes a pledge of all of the shares of our current and future domestic subsidiaries, and up to 65% of the shares of our current and future foreign subsidiaries and certain of the tangible and intangible assets of our current and future foreign subsidiaries. In addition, under the Second Amended and Restated Credit Agreement, we are required to comply with financial covenants with respect to:


     - a maximum leverage ratio;

     - a minimum fixed charge coverage ratio;

     - a minimum net worth;

     - capital expenditures; and

     - rentals.


     If we were unable to borrow under the Second Amended and Restated Credit Agreement due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, we could be left without sufficient liquidity.


WE MUST PAY OTHER DEBTS BEFORE WE PAY YOU


     The Notes and the Guarantees are unsecured and subordinated to the prior payment in full, in cash, of all of our Senior Indebtedness. As of December 31, 2001, the aggregate outstanding principal amount of all Senior Indebtedness was approximately $32.0 million. In the event of our bankruptcy, liquidation or reorganization, our assets and the assets of the Guarantors will be available to pay obligations on the Notes only after all of our Senior Indebtedness or the Senior Indebtedness of the Guarantors, has been paid in full. After that, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes. In addition, we may not pay principal or premium, if any, or interest on the Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms. However, if the amount owed is paid in full or the default has been cured or waived and such acceleration has been rescinded then we can pay what we owe on the Notes. In addition, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, we may not make any payments on the Notes for a designated period of time. Finally, if any judicial proceeding is pending because of default in payment on any Senior Indebtedness, or other default with respect to certain Senior Indebtedness, or if the maturity of the Notes is accelerated because of a default under the Indenture and the default constitutes a default with respect to any Senior Indebtedness, we may not make any payment on the Notes.


     The Notes are not guaranteed by any of the Company's foreign subsidiaries. See "Description of the Notes." Our subsidiaries which are not guarantors of the Notes represented 29% of our net sales in 2001 and 38% of our total assets at December 31, 2001.


OUR INTEREST PAYMENTS ON DEBT COULD INCREASE


     A significant portion of our outstanding indebtedness bears interest at variable rates. While we may enter into interest rate protection agreements to limit our exposure to increases in such interest rates, such agreements will not eliminate the exposure to variable rates. Any increase in the interest rates on our indebtedness will reduce funds available to us for our operations and future business opportunities.


OUR INTEGRATION STRATEGY MIGHT NOT SUCCEED

     We want to grow through acquisitions. We can not assure you that the integration of any future acquisitions will be successful or that the anticipated strategic benefits of any future acquisitions will be realized. Acquisitions involve a number of special risks, including, but not limited to, adverse short-term effects on our reported operating results, diversion of management's attention, standardization of accounting systems, dependence on retaining, hiring and training key personnel and unanticipated problems or legal liabilities. Our ability to successfully implement our acquisition strategy depends on a number of factors, some of which are beyond our control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We cannot assure you that we will be able to consummate acquisitions in the future on terms acceptable to us.

WE FACE POTENTIAL RISKS BECAUSE WE HAVE OPERATIONS IN FOREIGN COUNTRIES


     We manufacture and/or sell our products in Europe, Canada and Mexico. In 2001, approximately 30% of our net sales were derived from operations conducted outside the United States. These sales are principally in currencies other than U.S. dollars. Foreign operations are subject to certain risks that can materially affect our sales, profits, cash flows and financial position. These risks include currency exchange rate fluctuations, inflation, changes in import duties, exchange controls and variable political conditions. In particular, currency exchange rate fluctuations may impact the revenues and gross margins of our foreign operations. Moreover, most of our foreign subsidiaries' indebtedness is denominated in U.S. dollars and exchange rate fluctuations and other factors may affect the amount and availability of dollars to service such debt. We are currently not a party to any material currency hedging agreements. In addition, a highly inflationary economy may also give rise to increased production costs without correspondingly increased prices, especially if products are exported to countries with low inflation rates. See Note 12 of the notes to our consolidated financial statements.


THE INTERESTS OF OUR CONTROLLING MEMBERS MAY CONFLICT WITH YOUR INTERESTS


     JPMP and its affiliates in the aggregate own approximately 49.98% of our issued and outstanding voting securities on a fully-diluted basis, currently beneficially owns approximately 68.9% of our equity securities and has the option to convert its 5,133 nonvoting Class A-1 Units to an equal number of voting Class A Units. In addition, pursuant to the Members' Agreement (as defined), under certain circumstances affiliates of JPMP have the ability to appoint a majority of the members of our Board of Managers. See "Limited Liability Company Agreement." Accordingly, JPMP can exert substantial influence on the direction and future operations of the Company. See "Security Ownership of Certain Beneficial Owners and Management", "Limited Liability Company Agreement" and "Plan of Distribution."

OUR CUSTOMERS CAN EXERT PRESSURE ON US


     We compete in the global OEM supplier industry, which is characterized by a small number of OEMs which are able to exert considerable pressure on OEM suppliers, including us. Sales to OEM customers were approximately 67% of our aggregate net sales in 2001. In addition, sales to DaimlerChrysler and General Motors were approximately 28% and 17%, respectively, of our aggregate net sales in 2001. Sales to these customers consist of a large number of different parts, tooling and other services, which are sold to separate divisions and operating groups within each customer's organizations. Although we have purchase orders from these customers, these purchase orders generally provide for supplying the customer's requirements for a particular model or model year rather than for manufacturing a specific quantity of products. The loss of either of these customers or any of the purchase orders, or a significant decrease in demand for certain models or a group of related models sold by any of our major customers could have a material adverse effect on us. In connection with the restructuring of its North American operations, DaimlerChrysler reduced its aggregate purchase orders with us in 2001 as compared with 2000. Failure to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect us. OEM customers are also able to exert considerable pressure on component and system suppliers to reduce costs, provide integrated systems (as opposed to just parts), finance tooling, improve quality and provide additional design and engineering capabilities. The additional costs of increased quality standards, price reductions or additional engineering or systems integration capabilities required by OEMs might have a material adverse effect on our financial condition or results of operations. In addition, we may not be able to pass on increases in the cost of raw materials to our OEM customers.



     The OEM supplier industry is highly cyclical and, in large part, dependent upon the overall strength of consumer demand for light trucks and passenger cars. The automotive industry, for which we supply components and systems, might experience downturns in the future. An economic recession typically impacts substantially leveraged companies like us more than similarly situated companies with less leverage. A decrease in overall consumer demand for motor vehicles in general or specific types of vehicles could have a material adverse effect on our financial condition and results of operations.



OUR AGREEMENT TO REDUCE PRICES FOR OUR LARGEST CUSTOMER, AS WELL AS FUTURE PRICE ACCOMMODATIONS, HAS IMPACTED OUR PROFITABILITY.


     In 2000, our largest customer, DaimlerChrysler, incurred substantial losses in its North American operation. During the first quarter of 2001, DaimlerChrysler announced a restructuring plan to return the Chrysler Group to profitability in 2002, including a 15% reduction in materials costs by 2003. Effective January 1, 2001, we agreed to reduce prices on products sold to DaimlerChrysler. Difficulties experienced by DaimlerChrysler, as well as any future price accommodation to them or any of our other customers, may impact our gross margins.

SOME OF OUR EMPLOYEES ARE UNIONIZED


     Approximately 160 of our employees in the United States at the Port Huron, Michigan facility are represented by the Teamsters Union. Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 2004. As is common in many European jurisdictions, substantially all of our employees in Europe are covered by country-wide collective bargaining agreements. While we believe that our relations with our employees are satisfactory, a dispute with our employees could have a material adverse effect on us.


LABOR DISPUTES AT OUR CUSTOMERS AND OTHER SUPPLIERS OF OUR CUSTOMERS COULD ADVERSELY AFFECT US

     Many of our OEM and other Tier 1 supplier customers, and other suppliers to our customers, are unionized, and work stoppages, slowdowns or other labor disputes experienced by, and the labor relations policies of, OEMs and other Tier 1 suppliers could have an adverse effect on our financial condition and our results of operations.

WE MAY NOT BE ABLE TO PAY THE NOTES UPON CHANGE OF CONTROL


     Upon a Change of Control, we are required to offer to purchase all outstanding Notes at 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase will be our available cash or cash generated from operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. However, sufficient funds might not be available at the time of any Change of Control to make any required repurchases of Notes tendered, and, if applicable, restrictions in the Second Amended and Restated Credit Agreement might not allow us to make such required repurchases. See "Description of the Notes -- Change of Control."


OUR INDUSTRY IS HIGHLY COMPETITIVE


     Our industry is highly competitive. Although, we are one of the world's largest suppliers of towing and rack systems, a large number of actual or potential competitors exist, some of which are larger than us and have substantially greater resources than we have. See "Business -- Competition." Our business may be adversely affected by increased competition in the markets in which we currently operate or in markets in which we will operate in the future, and we might not be able to improve or maintain our profit margins. In addition, we principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to four years prior to the marketing of such models to the public.



     OEMs have increasingly stressed the need for suppliers with global capabilities. By expanding into international markets we might not be successful either in competing with other suppliers, domestic or foreign, or in maintaining our relationship with various OEMs, such that our international operations will be profitable.


ENVIRONMENTAL REGULATION IMPOSES RISKS AND COSTS ON US

     Our operations are subject to federal, state, local and foreign laws and regulations governing the protection of the environment, including those regulating discharges into the air and water, the management of wastes, the cleanup of contamination, and the control of noise and odors. Like all companies, we are subject to potentially significant fines or penalties if we fail to comply with these environmental regulatory requirements. Under certain environmental laws, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be held liable for the cost to investigate or clean up such substances on or under the property. We may be subject to liability, including liability for cleanup costs, if contamination is discovered at one of our facilities or at a landfill or other location where we have disposed of wastes. We have made and will continue to make capital expenditures to comply with current and future environmental requirements. Because environmental requirements are becoming increasingly stringent, our expenditures for environmental compliance may increase and we may incur material costs associated with environmental compliance in the future. See "Business -- Environmental Regulation."

YOU MAY BE RESTRICTED BY BLUE SKY REGULATIONS

     In order to comply with the securities laws of certain jurisdictions, the Notes may not be offered or resold by any Holder unless the Notes have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP


     The Notes are a class of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in The Nasdaq National Market. We have been advised by JPSI that JPSI currently intends to continue to make a market in the Notes. JPSI is not obligated to do so. Any market-making activities with respect to the Notes may be discontinued at any time without notice. Market-making activity is subject to the limits imposed by the Securities Act and the Exchange Act. We can not assure you that an active public or other market will develop for the Notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling the Notes or you may be unable to sell them at all. If a market develops for the Notes, future trading prices of the Notes will depend on many factors, including among other things, prevailing interest rates, our financial condition and results of operations, and the market for similar notes. Depending on those and other factors, the Notes may trade for less than what you paid for them.

                                USE OF PROCEEDS

     We will not receive any proceeds from any sales of the Notes.

                                 CAPITALIZATION


     The following table sets forth our actual capitalization as of December 31, 2001. You should read information set forth below in conjunction with the "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes, included elsewhere in this Prospectus.



                                                                        AS OF
                                                                  DECEMBER 31, 2001
                                                                  -----------------
                                                                    (IN THOUSANDS)
Cash........................................................           $  2,139
                                                                       ========
Long-term debt (including current maturities):
  Second Amended and Restated Credit Agreement(1):
     Revolving Credit Facility(2)...........................           $  3,002
     Tranche A Term Loan....................................              1,794
     Tranche B Term Loan....................................             12,079
     Acquisition Facility...................................              9,188
     Supplemental Revolving Loan Note.......................                 --
  First Amended and Restated Credit Agreement(1)(2).........
     Canadian Term Note.....................................              4,509
     Canadian Revolving Note................................                 --
  Other Debt................................................              1,404
  Notes(3)..................................................            124,673
                                                                       --------
     Total long-term debt...................................            156,649
Mandatorily redeemable warrants(4)..........................                 --
Members' equity.............................................              8,324
                                                                       --------
     Total capitalization...................................           $164,973
                                                                       ========


-------------------------
(1) See "Description of the Credit Facilities."


(2) The Company has up to $25.0 million available under the Revolving Credit Facility of which $14.0 million is unutilized at December 31, 2001. Additionally, the Company has up to $10.0 million available under the Supplemental Revolving Loan. Borrowings by SportRack Accessories under the revolving note of the Canadian Credit Agreement (as defined) are counted against availability under the Revolving Credit Facility.



(3) The principal amount of the Notes is $125.0 million. The Notes are presented net of unamortized discount of $327,000.



(4) Represents the value assigned to certain warrants issued in connection with certain senior subordinated debt. This senior subordinated debt was repaid with proceeds from the Notes. The warrants are being accreted to their redemption value through periodic charges to interest expense and have been reclassified to a component of current liabilities.

                       SELECTED HISTORICAL FINANCIAL DATA


     The information below presents our historical consolidated financial data and has been derived from our audited financial statements and includes:



     - The operations of the sportrack division of Bell and Nomadic subsequent to the SportRack Accessories Acquisition on July 2, 1997 and July 24, 1997, respectively.


     - The operations of Valley subsequent to the Valley Acquisition on August 5, 1997.

     - The operations of Ellebi subsequent to the Ellebi Acquisition on January 2, 1998.


     - The operations of Transfo-Rakzs subsequent to the Transfo-Rakzs Acquisition on February 7, 1998.


     - The operations of Titan subsequent to the Titan Acquisition on February 22, 2000.

     - The operations of Barrecrafters subsequent to the Barrecrafters Acquisition on September 5, 2000.


The following table should be read in conjunction with our consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                                                       YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------------
                                                         2001      2000(3)       1999      1998(2)     1997(1)
                                                         ----      -------       ----      -------     -------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..........................................    $314,035    $318,817    $314,142    $292,145    $189,352
Cost of sales(4)...................................     239,583     239,090     227,889     215,441     136,230
                                                       --------    --------    --------    --------    --------
  Gross profit.....................................      74,452      79,727      86,253      76,704      53,122
Selling, administrative and product development
  expenses(4)......................................      44,769      45,527      50,258      50,839      31,350
Amortization of intangible assets..................       3,312       3,297       3,245       3,551       2,336
Impairment charge(4)...............................          --          --          --       7,863          --
                                                       --------    --------    --------    --------    --------
  Operating income.................................      26,371      30,903      32,750      14,451      19,436
Other (income) expense
  Interest expense.................................      17,684      17,950      17,453      18,633      12,627
  Foreign currency (gain) loss(5)..................       4,948       5,386       7,912      (4,995)      6,097
  Other, net.......................................         743          52       1,990          --          --
                                                       --------    --------    --------    --------    --------
  Income before minority interest, extraordinary
    charge and income taxes........................       2,996       7,515       5,395         813         712
Provision (benefit) for income taxes(6)............         602        (278)        417         903      (2,856)
                                                       --------    --------    --------    --------    --------
  Income (loss) before minority interest and
    extraordinary charge...........................       2,394       7,793       4,978         (90)      3,568
Minority interest..................................          --          --          --          --          97
                                                       --------    --------    --------    --------    --------
  Income (loss) before extraordinary charge........       2,394       7,793       4,978         (90)      3,471
Extraordinary charge(7)............................          --          --          --          --       7,416
                                                       --------    --------    --------    --------    --------
  Net income (loss)................................    $  2,394    $  7,793    $  4,978    $    (90)   $ (3,945)
                                                       ========    ========    ========    ========    ========
OTHER DATA:
Cash flows provided by operating activities........    $ 27,651    $ 21,416    $ 25,014    $ 21,879    $  6,982
Cash flows (used for) investing activities.........      (7,580)    (13,249)    (11,775)    (31,618)    (79,733)
Cash flows provided by (used for) financing
  activities.......................................     (20,389)    (14,982)    (18,185)     (8,367)     97,080
EBITDA(8)..........................................      40,252      44,546      46,539      38,364      27,916
Depreciation.......................................      10,569      10,346      10,418      10,857       6,144
Capital expenditures...............................       7,580      10,445      11,775       9,998       7,751
Ratio of EBITDA to interest expense................       2.28x       2.48x       2.67x       2.06x       2.21x
Ratio of earnings to fixed charges(9)..............       1.15x       1.36x       1.29x       1.04x       1.06x
BALANCE SHEET DATA (AT END OF PERIOD)
Cash...............................................    $  2,139    $  3,315    $  8,718    $ 11,240    $ 27,348
Working capital....................................      23,380      34,791      36,825      49,232      65,803
Total assets.......................................     228,290     242,497     251,213     258,981     265,558
Total debt, including current maturities...........     156,649     175,635     178,498     187,524     197,126
Mandatorily redeemable warrants....................       5,130       5,010       4,810       4,409       3,507
Distributions to members...........................         801       6,090       4,720         195       2,945
Members' equity....................................       8,324       5,896      10,331      15,147      16,444


                                                                      (footnotes
on following page)

-------------------------

(1)The Company acquired the assets of the sportrack division of Bell on July 2, 1997, Nomadic on July 24, 1997, and of Valley Industries on August 5, 1997. The SportRack Accessories Acquisition and Valley Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of SportRack Accessories and Valley are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.



(2)The Company acquired the towbar segment of Ellebi S.p.A. on January 2, 1998 and the assets of Transfo-Rakzs on February 7, 1998. The Ellebi Acquisition and Transfo-Rakzs Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Ellebi and Transfo-Rakzs are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.



(3)The Company acquired the assets of Titan Industries, Inc. on February 22, 2000 and the assets of Barrecrafters on September 5, 2000. The Titan Acquisition and Barrecrafters Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Titan and Barrecrafters are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.



(4)In June 1998, information became available that indicated that certain assets acquired from Bell (accounts receivable, inventory and tooling) had a fair value less than originally recorded. The SportRack Accessories purchase was renegotiated and a $2.0 million reimbursement was received from Bell. Accounts receivable, inventory and tooling were reduced by $6.5 million and additional goodwill of $4.5 million, net of the $2.0 million reimbursement from Bell, was recorded. During the second half of 1998, management further reassessed the operations of SportRack Accessories, took actions to restructure the operations, and recorded restructuring charges totaling $1.9 million. Restructuring charges have been included in cost of sales ($1.1 million) and in selling, administrative and product development expenses ($832,000) in the Company's consolidated statement of operations. All restructuring costs have been incurred as of December 31, 1998. Concurrent with the reassessment of the SportRack Accessories operations, management reviewed the carrying value of goodwill and other intangible assets, determined that future cash flows would not be sufficient to recover recorded amounts, and recorded an impairment charge of $7.9 million.



(5)Primarily represents net currency gains and loss on indebtedness of the Company's foreign subsidiaries denominated in currencies other than their functional currency.



(6)The Company is a limited liability company and, as such, the earnings of the Company and its domestic subsidiaries, except for AAS Holdings, Inc. (a holding company for Brink) which is a C corporation, are included in the taxable income of the Company's unitholders and no federal income tax provision is required. The Company's foreign and taxable domestic subsidiaries provide for income taxes on their results of operations.



(7)In connection with indebtedness extinguished as a result of issuing the Notes (as defined below), a prepayment penalty of $1.4 million, $3.1 million of unamortized debt discount, and unamortized deferred debt issuance costs of $3.2 million were charged to operations during 1997. The debt extinguishment charges in 1997 were reduced by $365,000 representing the income tax benefit recognized by Brink.



(8)EBITDA is defined as operating income plus depreciation and amortization adjusted in 1998 for the non-cash portion of impairment and restructuring charges ($9.5 million for the year ended December 31, 1998), which definition may not be comparable to similarly titled measures reported by other companies. EBITDA is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered in isolation from or as an alternative to net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, funds depicted by the EBITDA measurement are not fully available for discretionary use because of debt service requirements, expenditures for capital replacement and expansion, and the need to conserve funds for other commitments and uncertainties.

(9)For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before minority interest, extraordinary charge and income taxes, plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the component of operating lease rental expense that management believes is representative of the interest component of rent expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion of our results of operations and financial condition should be read in conjunction with our financial statements and related notes included elsewhere in this Prospectus. This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth above, in the material set forth below, in the material set forth under the caption "Business," as well as in this Prospectus generally. These may include statements projecting, forecasting or estimating our performance and industry trends. General risks that may impact the achievement of such forecasts include, but are not limited to, compliance with new laws and regulations, general economic conditions in the markets in which we operate, fluctuation in demand for our products and in the production of vehicles for which we are a supplier, significant raw material price fluctuations, labor disputes involving us or our significant customers or suppliers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, our substantial leverage, limitations imposed by our debt facilities, changes in the popularity of particular vehicle models or towing and rack systems, the loss of programs on particular vehicle models, risks associated with conducting business in foreign countries and other business factors. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements. All of these forward-looking statements are based on estimates and assumptions made by our management which, although believed to be reasonable, are inherently uncertain. We do not intend to update these forward-looking statements.



GENERAL



     An affiliate of JPMP and certain members of the Company's management formed the Company in September 1995 to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry.



RECENT ACQUISITIONS



     In February 2000, the Company through Valley, acquired the assets of Titan Industries, Inc. ("Titan"). Titan is a North American Supplier of trailer balls and other towing related accessories to the automotive aftermarket.



     In September 2000, the Company through SportRack Accessories, acquired the assets of the Wiswall Hill Corporation ("Wiswall Hill" or "Barrecrafters"). Wiswall Hill is a North American supplier of rack systems and accessories to the automotive aftermarket under its popular brand name, Barrecrafters.



SUMMARY RESULTS OF OPERATIONS



     The following table presents the major components of the statement of operations together with percentages of each component as a percentage of net sales.



                                                              YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------
                                                2001                   2000                   1999
                                          -----------------      -----------------      -----------------
                                                              (DOLLARS IN THOUSANDS)
Net sales.............................    $314,035    100.0%     $318,817    100.0%     $314,142    100.0%
  Gross profit........................      74,452     23.7        79,727     25.0        86,253     27.5
Selling, administrative and product
  development expenses................      44,769     14.3        45,527     14.3        50,258     16.0
Amortization of intangible assets.....       3,312      1.1         3,297      1.0         3,245      1.0
  Operating income....................      26,371      8.4        30,903      9.7        32,750     10.4
Interest expense......................      17,684      5.6        17,950      5.6        17,453      5.6
Foreign currency loss.................       4,948      1.6         5,386      1.7         7,912      2.5

                                                              YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------
                                                2001                   2000                   1999
                                          -----------------      -----------------      -----------------
                                                              (DOLLARS IN THOUSANDS)
Other expense.........................         743      1.2            52      0.1         1,990      0.6
Income before income taxes............       2,996      1.0         7,515      2.4         5,395      1.7
Income tax provision (benefit)........         602      0.2          (278)     0.1           417      0.1
Net income............................       2,394      0.8         7,793      2.4         4,978      1.6



RESULTS OF OPERATIONS



2001 COMPARED TO 2000



     Net sales. Net sales for 2001 were $314.0 million, representing a decrease of $4.8 million, or 1.5%, from net sales for 2000. This decrease resulted from decreased sales to OEMs of approximately $4.2 million and the effect of declining exchange rates between the U.S. Dollar and the currencies used by the Company's foreign subsidiaries totaling $2.1 million. The North American OEMs reduced vehicle production beginning in the fourth quarter of 2000 and continuing in 2001 in response to lower sales of new vehicles in the North American automotive market, resulting in an approximately $9.0 million decrease in sales. Sales were also reduced by approximately $6.0 million as a result of price decreases given to the Company's OEM customers during 2001. Additionally, in efforts to reduce overall vehicle cost, certain of the Company's customers reduced or eliminated certain components of their vehicles, including products manufactured by the Company, resulting in an approximately $6.0 million decrease in sales. These decreases were partially offset by approximately $17.0 million in sales of new products for new vehicles introduced during 2001 and higher sales to the automotive aftermarket totaling $1.4 million



     Gross profit. Gross profit for 2001 was $74.5 million, representing a decrease of $5.3 million, or 6.6%, from the gross profit for 2000. Gross profit as a percentage of net sales was 23.7% in 2001 compared to 25.0% in 2000. The decrease in the gross margin percentage was primarily attributable to price reductions given to the Company's largest customer which were only partially offset by internal cost reductions. Additionally, the Company's North American OEM towing business continued to experience reduced productivity during 2001. The gross profit percentage was also reduced due to proportionately lower sales for Brink which has a greater gross margin percentage as compared with the Company as a whole. Reduced sales for Brink are attributable to the decline in the exchange rate between the European Euro and the U.S. Dollar for 2001 compared with 2000.



     Selling, administrative and product development expenses. Selling, administrative and product development expenses for 2001 were $44.8 million, representing a decrease of $758,000, or 1.7%, compared with the selling, administrative and product development expenses for 2000. The decrease resulted from an approximately $633,000 reduction in corporate administrative expenses, lower sales at Brink, which has greater selling, administrative and product development expenses as a percentage of sales compared to the Company as a whole, and the lack of approximately $900,000 of legal and accounting costs incurred in 2000 related to a potential recapitalization of the Company's equity securities during the year, partially offset by the lack of the $1.9 million benefit recognized in 2000 related to a contingent obligation to a customer. Selling, administrative and product development expenses as a percentage of net sales was 14.3% in 2001 and 2000.



     Operating income. Operating income for 2001 was $26.4 million, a decrease of $4.5 million, or 14.7%, compared with operating income for 2000. The decrease in operating income reflects the decrease in gross profit partially offset by the decrease in selling, administrative and product development expenses. Operating income as a percentage of net sales decreased to 8.4% in 2001 from 9.7% in 2000 due primarily to the decrease in the gross margin percentage. Under a new accounting standard that the Company will adopt as of January 1, 2002, goodwill will no longer be amortized, see "New Accounting Pronouncements". As a result, operating income for 2002 is expected to be $3.0 million higher.



     Interest expense. Interest expense for 2001 was $17.7 million, a decrease of $266,000 from interest expense for 2000. Lower average indebtedness and lower interest rates on the Company's variable rate debt were partially offset by $342,000 of bank fees related to amending the Second Amended and Restated Credit

Agreement and $150,000 more interest recorded in 2001 than 2000 for an estimated contingent legal liability, see "2000 compared to 1999 -- Other expense". Interest rates on the Company's senior indebtedness will increase in 2002 as a result of amendments to the U.S. Credit Agreement in 2001.



     Foreign currency loss. Foreign currency loss in 2001 was $4.9 million, compared to a foreign currency loss of $5.4 million in 2000. The Company's foreign currency loss during 2001 was primarily related to Brink and SportRack Accessories, each of which have indebtedness, including intercompany indebtedness, denominated in U.S. Dollars. During 2001 and 2000, the U.S. Dollar strengthened significantly in relation to the European Euro, the functional currency of Brink. The U.S. Dollar strengthening was less significant during 2001 than 2000. Additionally, the U.S. Dollar strengthened significantly in relation to the Canadian Dollar, the functional currency of SportRack Accessories.



     Other expense. Other expense for 2001 consists primarily of losses on the disposal of property and equipment.



     Provision (benefit) for income taxes. The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, most of the Company's domestic taxable income accrues to the individual members. Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. During 2001, the Company had a loss before income taxes for its taxable subsidiaries totaling $3.1 million but recorded a provision for income taxes of $602,000. The provision resulted primarily from the pretax income of Brink which was offset by the pretax losses of SportRack Accessories. The tax benefit for SportRack Accessories was offset by the increase in the valuation allowance recorded against the tax assets of the subsidiary. Additionally, the effective tax rate differs from the U.S. federal income tax rate due to differences in the tax rates of foreign countries. During 2000, the Company had a loss before income taxes for its taxable subsidiaries totaling $3.0 million and recorded a benefit for income taxes of $278,000.



     Net income. Net income for 2001 was $2.4 million, as compared to net income of $7.8 million in 2000, a decrease of $5.4 million. The change in net income is primarily attributable to the decrease in operating income and increases in other expenses and taxes, partially offset by the decrease in foreign currency losses.



2000 COMPARED TO 1999



     Net sales. Net sales for 2000 were $318.8 million, representing an increase of $4.7 million, or 1.5%, over net sales for 1999. This increase resulted from increased sales to OEMs of approximately $14.5 million and increased sales to the aftermarket of $2.4 million. Partially offsetting the Company's increased sales volume was the effect of declining exchange rates between the U.S. Dollar and the currencies used by the Company's foreign subsidiaries totaling $12.2 million. For example the average value of the European Euro, the functional currency of Brink, as compared to the U.S. Dollar declined by 13.4% during 2000 as compared to 1999 resulting in a similar decrease in sales as reported in U.S. Dollars.



     During the fourth quarter of 2000, the Company's sales to North American OEM's were lower than expected as a result of several temporary plant shut-downs. The shut-downs were instituted by the OEM's as a measure to reduce inventory levels which had increased as a result of lower automotive sales during the period.



     Gross profit. Gross profit for 2000 was $79.7 million, representing a decrease of $6.5 million, or 7.6%, from the gross profit for 1999. Gross profit as a percentage of net sales was 25.0% in 2000 compared to 27.5% in 1999. The decrease in the gross margin percentage is attributable to decreased productivity for the North American OEM towing business related to a reorganization of the manufacturing facility in order to better meet customer delivery and quality requirements. Additionally, higher costs were incurred during the year at the same facility due to an increase in outsourcing of component parts. Brink had higher material costs during the year attributable to increased cost of steel during the year as compared with that of 1999. The gross profit percentage was also reduced due to proportionately lower sales for Brink which has a greater gross margin percentage as compared with the Company as a whole. Reduced sales for Brink are attributable to the decline in the exchange rate between the Dutch Guilder and the U.S. Dollar for 2000 compared with 1999.

     Selling, administrative and product development expenses. Selling, administrative and product development expenses for 2000 were $45.5 million, representing a decrease of $4.7 million, or 9.4%, compared with the selling, administrative and product development expenses for 1999. Selling, administrative and product development expenses as a percentage of net sales decreased to 14.3% in 2000 from 16.0% in 1999. This decrease is partly due to a decrease of an estimated liability related to a contingent obligation to a customer totaling $1.9 million. The reduction was also attributable to reduced corporate expenditures including severance compensation recorded during the first quarter of 1999 related to the departure of the Company's former President and Chief Executive Officer and proportionately lower sales of Brink which has greater selling, administrative and product development expenses as a percentage of sales as compared with the Company as a whole. Offsetting the lower percent were legal and accounting costs of approximately $900,000 related to a potential recapitalization of the Company's equity securities during the year.



     Operating income. Operating income for 2000 was $30.9 million, a decrease of $1.8 million, or 5.6%, compared with operating income for 1999. Operating income as a percentage of net sales decreased to 9.7% in 2000 from 10.4% in 1999. This decrease reflects the decrease in gross profit, partially offset by the decrease in selling, general and product development expenses as a percentage of net sales.



     Interest expense. Interest expense for 2000 was $18.0 million, an increase of $497,000 from interest expense for 1999. The increase is due to interest costs totaling $450,000 recorded for an estimated contingent legal liability which is more fully discussed below in the discussion of other expense. The effect of reduced average borrowings during 2000 as compared with 1999 was offset by higher interest rates charged on the Company's variable rate indebtedness.



     Foreign currency loss. Foreign currency loss in 2000 was $5.4 million, compared to a foreign currency loss of $7.9 million in 1999. The Company's foreign currency loss is primarily related to Brink which has indebtedness denominated in U.S. Dollars. During 2000 the U.S. Dollar strengthened significantly in relation to the European Euro, the functional currency of Brink. In 1999, the U.S. Dollar strengthened in relation to the European Euro by a greater amount.



     Other expense. In February 1996, the Company commenced an action against certain individuals alleging breach of contract under the terms of an October 1992 Purchase Agreement and Employment Agreement with the predecessor of the Company. The individuals then filed a separate lawsuit against the Company alleging breach of contract under the respective Purchase and Employment agreements. On May 7, 1999, a jury in the United States District Court for the Eastern District of Michigan reached a verdict against the Company and awarded the individuals approximately $3.8 million plus interest and reasonable attorney fees. The Company is currently pursuing an appeal in the Sixth Circuit Court of Appeals. During the first quarter of 1999, the Company increased its estimated accrual for this matter by $2.0 million which charge is included in other expense. No amounts have been paid as of December 31, 2000.



     Provision (benefit) for income taxes. The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. During 2000, the Company had a loss before income taxes for its taxable subsidiaries totaling $3.0 million and recorded a benefit for income taxes of $278,000. The effective tax rate differs from the U.S. federal income tax rate primarily due to changes in valuation allowances on the deferred tax assets of SportRack Accessories and differences in the tax rates of foreign countries. During 1999, the Company had a loss before income taxes for its taxable subsidiaries totaling $5.6 million and recorded a provision for income taxes of $403,000.



     Net income. Net income for 2000 was $7.8 million, as compared to net income of $5.0 million in 1999, an increase of $2.8 million. The change in net income is primarily attributable to decreases in operating expenses, foreign currency losses and other expense partially offset by a decrease in gross profit.

LIQUIDITY AND CAPITAL RESOURCES



     The Company's principal liquidity requirements are to service its debt and meet its working capital and capital expenditure needs. The Company's indebtedness at December 31, 2001 was $156.6 million, including current maturities of $11.0 million. The Company expects to be able to meet its liquidity requirements through cash provided by operations and through borrowings available under the Second Amended and Restated Credit Agreement ("U.S. Credit Facility").



Working Capital and Cash Flows



     Working capital and key elements of the consolidated statement of cash flows are:



                                                                  2001        2000        1999
                                                                  ----        ----        ----
                                                                         (IN THOUSANDS)
Working capital.............................................    $ 23,380    $ 34,791    $ 36,825
Cash flows provided by operating activities.................      27,651      21,416      25,014
Cash flows used for investing activities....................      (7,580)    (13,249)    (11,775)
Cash flows used for financing activities....................     (20,389)    (14,982)    (18,185)



Working Capital



     Working capital decreased by $11.4 million to $23.4 million at December 31, 2001 from $34.8 million at December 31, 2000 due to a decrease in other current assets of $2.8 million, a decrease in inventory of $1.4 million, a decrease in cash of $1.2 million, an increase in accounts payable of $4.1 million, a reclassification of mandatorily redeemable warrants to a component of current liabilities of $5.1 million and decreases attributable to the decline of the exchange rates between the functional currencies of the Company's foreign subsidiaries against the U.S. Dollar totaling $1.1 million. These decreases were partially offset by an increase in accounts receivable of $2.6 million and decreases in accrued liabilities and the current portion of long term debt $950,000 and $788,000, respectively.



     Cash decreased by $1.2 million to $2.1 million at December 31, 2001 from $3.3 million at December 31, 2000 primarily due to investing and financing activities of $7.6 million and $20.4 million, respectively, partially offset by cash provided by operating activities of $27.7 million. Accounts receivable increased primarily as a result of an increase in sales levels during the fourth quarter of 2001 as compared with the fourth quarter of 2000. This increase in sales is primarily attributable to the North American OEMs which had reduced production schedules during the fourth quarter of 2000 and closed several plants on a temporary basis to correct for their growing inventory levels and to adjust for a slowing automotive sales market. The increase in accounts payable reflected increased purchasing activities to support the increased sales volume during the fourth quarter of 2001 as compared with the fourth quarter of 2000. The decrease in other current assets is primarily related to decreased investment in customer reimbursable tooling reflecting a lower number of new products under development as of December 31, 2001 as compared with 2000.



Operating Activities



     Cash flow provided by operating activities for 2001 was $27.7 million, compared to $21.4 million in 2000 and $25.0 million in 1999. Cash flow for 2001 increased from 2000 primarily due to a decreased investment in working capital. Cash flow for 2000 decreased from 1999 due to an increased investment in working capital and non-current assets and the declining exchange rate between the U.S. Dollar and the functional currency of the Company's foreign subsidiaries.



     The Company's European and Canadian subsidiaries have income tax net operating loss carryforwards ("NOLs") of approximately $6.2 million and $10.6 million, respectively, at December 31, 2001. The European NOLs have no expiration date and the Canadian NOLs expire in 2004 through 2008. Management believes that it is more likely than not that a portion of the deferred tax assets of the Canadian subsidiaries will not be realized and a valuation allowance of $5.7 million has been recorded against such assets. No valuation allowance has been recorded for the European NOLs as it is management's belief that it is more likely than not that the related deferred tax asset will be realized.



Investing Activities



     Investing cash flows include acquisitions of property and equipment of $6.9 million, $10.4 million and $11.8 million in 2001, 2000 and 1999, respectively. The lower capital expenditures during 2001 reflected a reduced need to increase production capacity and management's efforts to increase the productivity of existing equipment. The Company estimates that capital expenditures for 2002 will be approximately $8.0 million, primarily for the expansion of capacity, productivity and process improvements and maintenance. The Company's 2002 capital expenditures are anticipated to by paid for from cash flow provided by operating activities or borrowings against the Company's revolving notes and include approximately $4.0 million for replacing and upgrading existing equipment. The Company's ability to make capital expenditures is subject to restrictions in the U.S. Credit Facility, including a maximum of $12.5 million of capital expenditures annually.



     Investing cash flows in 2000 include $2.8 million for the acquisitions of Titan and Barrecrafters.



Financing Activities



     During 2001, financing cash flows included payments of principal on the Company's term indebtedness of $11.7 million, net payments of $8.3 million on the Company's revolving line of credit and distributions to members in amounts sufficient to meet the tax liability on the Company's domestic taxable income which accrues to individual members totaling $801,000.



     During 2000, financing cash flows included net borrowings on the Company's revolving line of credit totaling $11.3 million offset by payments of principal on the Company's term indebtedness of $13.9 million, distributions to members in amounts sufficient to meet the tax liability on the Company's domestic taxable income which accrues to individual members totaling $6.1 million and repurchase of membership units of $6.4 million. Principal payments included $12.5 million in scheduled repayments and a $1.4 million mandatory prepayment required as a result of the Company having excess cash flows during 1999 as defined by the U.S. Credit Facility.



     During 1999, financing cash flows included payments of principal on the Company's term indebtedness of $9.3 million, distributions to members in amounts sufficient to meet the tax liability on the company's domestic taxable income which accrues to individual members totaling $4.7 million and repurchase membership units of $4.3 million. Principal payments included $5.9 million in scheduled repayments and a $3.4 million mandatory prepayment required as a result of the Company having excess cash flows during 1998 as defined by the U.S. Credit Facility. Repurchase of membership units included repurchases from the Company's former Chief Executive Officer of $4.3 million.



Debt and Credit Sources



     Borrowings under the Company's U.S. Credit Facility and the Company's First Amended and Restated Credit Agreement ("Canadian Credit Facility") bear interest at floating rates, which require interest payments on varying dates depending on the interest rate option selected by the Company. Under the terms of these credit facilities, the Company will be required to make principal payments totaling approximately $10.9 million in 2002, $12.0 million in 2003 and $8.7 million in 2004. On December 15, 2001, the Company entered into Amendment No. 9 to the U.S. Credit Facility which reset certain financial covenants for fiscal years 2001 and 2002 and provided the Company with additional liquidity by adding a conditional supplemental revolving loan facility of up to $10.0 million which is available until March 31, 2003. The Notes bear interest at 9.75% which is payable semiannually in arrears. See "Note 3" to the Company's "Consolidated Financial Statements" for additional information regarding the U.S. Credit Facility, the Canadian Credit Facility and the Senior Subordinated Notes.



     The Company expects that its primary sources of cash will be from operating activities and borrowings under the U.S. Credit Facility and Canadian Credit Facility, each of which provide the Company with revolving notes. As of December 31, 2001, the Company had $3.0 million borrowed under the revolving note of the U.S. Credit Facility and had an outstanding letter of credit of $8.0 million issued to benefit plaintiffs in a lawsuit against the Company. For a description of the Company's contingent obligations with respect to that lawsuit, see "Results of Operations -- 2000 Compared to 1999 -- Other expense". No amounts were borrowed under the revolving note of the Canadian Credit Facility or the conditional supplemental revolving note. Available borrowing capacity under the revolving notes was $24.0 million as of December 31, 2001. Future acquisitions, if any, may require additional third party financing and there can be no assurances that such funds would be available on terms satisfactory to the Company, if at all.



     The Company's ability to satisfy its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the U.S. Credit Facility and the Canadian Credit Facility or successor facilities. The Company anticipates that, based on current and expected levels of operations, its operating cash flow, together with borrowings under the U.S. Credit Facility and the Canadian Credit Facility, should be sufficient to meet its debt service, working capital and capital expenditure requirements for the foreseeable future, although no assurances can be given in this regard, including as to the ability to increase revenues or profit margins. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all, including, whether, and on what terms, the Company could raise equity capital. See "Forward Looking Statements" and the introductory paragraph of this Management's Discussion and Analysis of Financial Condition and Results of Operations.



     The Company conducts operations in several foreign countries including Canada, The Netherlands, Denmark, the United Kingdom, Sweden, France, Germany, Poland, Spain, the Czech Republic and Italy. Net sales from international operations during 2001 were approximately $90.4 million, or 28.8% of the Company's net sales. At December 31, 2001, assets associated with these operations were approximately 37.9% of total assets, and the Company had indebtedness denominated in currencies other than the U.S. dollar of approximately $7.5 million.



     The Company's international operations may be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Most of the revenues and costs and expenses of the Company's operations in these countries are denominated in the local currencies. The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Certain of the Company's foreign subsidiaries have debt denominated in currencies other than their functional currency. As the exchange rates between the currency of the debt and the subsidiaries functional currency change, the Company is subject to foreign currency gains and losses.



     The Company may periodically use foreign currency forward option contracts to offset the effects of exchange rate fluctuations on cash flows denominated in foreign currencies. The Company has no outstanding foreign currency forward options at December 31, 2001 and does not use derivative financial instruments for trading or speculative purposes.



CRITICAL ACCOUNTING POLICIES



     The Company prepared its financial statements in conformity with accounting principles generally accepted in the Unites States of America. In this process, it is often necessary for management to select accounting policies and make estimates about matters that are inherently uncertain. Estimates are developed using various methods and by making certain assumptions and require management to make subjective and complex judgments. Variations in these accounting policies and estimates can significantly affect the amounts reported in the consolidated financial statements and the attached notes. These methods and assumptions have been developed based upon available information. However actual results can differ from assumed and estimated amounts.

     The significant accounting polices applied in preparing the Company's financial statements are described in Note 1 to the financial statements. Policies which are considered critical are described below.



     Impairment of Long-Lived Assets. Management evaluates the potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At that time, a comparison is made between estimated future cash flows expected to result from the use of the asset and its eventual disposition and the carrying value of the asset. Future cash flows are estimated using current and forecasted revenues, projected profit margins and the current and expected future economic environment. Impairments of long-lived assets may be reported if the facts and circumstances surrounding assumptions made in developing estimates of future cash flows were to change. The Company will change its methodology for assessing goodwill impairments beginning on January 1, 2002, see "New Accounting Pronouncements".



     Contingent obligations and losses. The Company is subject to various contingent obligations and losses including contingent legal obligations, see
Item 3. "Legal Proceedings". The Company establishes reserves for contingent obligations and losses when information concerning an obligation or loss indicates that it is probable that an asset had been impaired or a liability had been incurred provided that the amount of the loss can be reasonably estimated. Estimates of the cost are derived using known and assumed facts related to the specific circumstances surrounding each obligation. Management reviews and updates these estimates periodically. The ultimate cost of the Company's contingent obligations may be greater or less than the established accruals and could have a material impact upon the Company's financial position and results of operations.



     Workers compensation expense. The Company establishes accruals for workers' compensation claims utilizing actuarial methods to estimate the undiscounted future cash payments that will be made to satisfy the claims. The estimates are based both on historical experience, industry trends and current legal, economic and regulatory factors. The ultimate cost of these claims may be greater than or less than the established accrual and could have a material impact upon the Company's financial position and results of operations.



NEW ACCOUNTING PRONOUNCEMENTS



     On January 1, 2002, the Company will adopt the accounting standards set forth in Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets" (SFAS 142) and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 142 will change the methodology for assessing goodwill impairments. The initial application of this statement is likely to result in the impairment of goodwill due to the differences in the methods of calculating impairment. The first step of the initial impairment test required by SFAS 142 has been substantially completed and has identified $29.2 million of goodwill that may be impaired based upon the new accounting standard. The impairment testing required to determine the actual amounts of goodwill impaired will be completed in 2002. Additionally, under the new standard, goodwill is no longer amortized but is to be tested periodically for impairment. This will result in a reduction of approximately $3.0 million in amortization of intangible assets annually. The adoption of SFAS 144 is not expected to have a material impact on the Company's financial position of results of operations.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



     We are exposed to certain market risks which exist as a part of our ongoing business operations. Primary exposures include fluctuations in the value of foreign currency investments in subsidiaries, volatility in the translation of foreign currency earnings to U.S. Dollars, indebtedness, including intercompany indebtedness, of foreign subsidiaries denominated in currencies other then their functional currency and movements in Federal Funds rates and the London Interbank Offered Rate ("LIBOR"). We as a matter of policy, do not engage in trading or speculative transactions.



     The table below provides information about our financial instruments that are sensitive to changes in interest rates, which consist of debt obligations. The table presents principal cash flows and related weighted average interest rates by expected maturity dates. Intercompany indebtedness is due on demand and is therefore shown as maturing in 2002. Weighted average variable rates are based on current rates. The information is presented in U.S. dollar equivalents, which is our reporting currency. The instrument's actual cash flows are denominated in U.S. dollars ($US) and Canadian dollars ($CAN), as indicated in parentheses.



                                                   DECEMBER 31, 2001
                                                EXPECTED MATURITY DATE
                                 -----------------------------------------------------
                                  2002      2003      2004    2005   2006   THEREAFTER   FAIR VALUE
                                 -------   -------   ------   ----   ----   ----------   ----------
                                                   ($US EQUIVALENT IN THOUSANDS)
Fixed Rate ($US)...............  $   103   $   102   $   76   $ 62   $ 56    $125,000     $104,149
  Average interest rate........      7.0%      7.0%     7.0%   7.0%   7.0%       9.75%
Variable Rate ($US)............  $ 8,341   $10,073   $8,654   $ --   $ --    $     --     $ 27,041
  Average interest rate........     5.79%     5.79%    5.79%    --     --          --
Variable Rate ($CAN)...........  $ 2,579   $ 1,930   $   --   $ --   $ --    $     --     $  4,509
  Average interest rate........     4.75%     4.75%      --     --     --          --
Intercompany indebtedness......  $30,650   $    --   $   --   $ --   $ --    $     --     $ 30,650
  denominated in currency other
  than the functional currency
  (Euro)
  Average interest rate........     7.08%       --       --     --     --          --
Intercompany indebtedness......  $28,866   $    --   $   --   $ --   $ --    $     --     $ 28,866
  denominated in currency other
  than the functional currency
  ($CAN)
  Average interest rate........     7.08%



                                                  DECEMBER 31, 2000
                                                EXPECTED MATURITY DATE
                                ------------------------------------------------------
                                 2001      2002     2003     2004    2005   THEREAFTER   FAIR VALUE
                                -------   ------   ------   ------   ----   ----------   ----------
                                                   ($US EQUIVALENT IN THOUSANDS)
Fixed Rate ($US)..............  $    --   $   --   $   --   $   --   $ --    $125,000     $85,000
  Average interest rate.......       --       --       --       --     --        9.75%
Variable Rate ($US)...........  $ 9,074   $7,336   $7,071   $8,655   $ --    $     --     $32,153
  Average interest rate.......     9.02%    9.02%    9.02%    9.02%    --          --
Variable Rate ($CAN)..........  $ 2,737   $2,737   $2,049   $   --   $ --    $     --     $ 7,523
  Average interest rate.......     8.25%    8.25%    8.25%      --     --          --
Intercompany indebtedness.....  $21,496   $   --   $   --   $   --   $ --    $     --     $21,496
  denominated in currency
  other than the functional
  currency (Euro)
  Average interest rate.......     8.58%      --       --       --     --          --
Intercompany indebtedness.....  $22,966   $   --   $   --   $   --   $ --    $     --     $22,966
  denominated in currency
  other than the functional
  currency ($CAN)
  Average interest rate.......     8.58%      --       --       --     --          --



     The changes from 2000 to 2001 are primarily due to our repayment of approximately $8.3 million of revolving loans and approximately $11.7 million of other indebtedness in 2001.



     The table below provides information about our financial instruments and foreign currency earnings by functional currency and presents such information in U.S. dollar equivalents. The table summarizes information on instruments, consisting of foreign currency investments in subsidiaries, and foreign currency earnings that are sensitive to foreign currency exchange rates. We have foreign currency investments in other currencies that are not included in the table since they are not material. For foreign currency investments, the table presents the amount invested (translated into U.S. dollars at year-end exchange rates) and identifies the currency of the investment and the exchange rate. For foreign currency earnings, the table presents the amount of earnings (translated from the functional currency into U.S. dollars at the average exchange rate for the year) and identifies the functional currency and the exchange rate.



                                                               DECEMBER 31,
                                                               2001     2000
                                                              ------   ------
                                                              ($US EQUIVALENT
                                                               IN THOUSANDS)
Foreign Currency Investments In Subsidiaries
  (U.S.$ functional currency)
  Euro......................................................   8,949    9,000
     Exchange Rate..........................................    0.89     0.93
Foreign Currency Earnings (Losses)
  $CAD Functional Currency..................................  (4,082)  (2,305)
     Exchange Rate..........................................    0.64     0.67
  Euro Functional Currency..................................     349     (393)
     Exchange Rate..........................................    0.89     0.91

                                    BUSINESS

THE COMPANY


     The Company is one of the world's largest suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's products include a comprehensive line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. The Company's broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. The Company's products are sold as standard accessories or options for a variety of light vehicles. In 2001, the Company estimates that more than 50% of its net sales were generated from products sold for light trucks. For the year ended December 31, 2001, the Company's net sales and EBITDA were $314.0 million and $40.3 million, respectively. AAS is a Delaware limited liability company that was formed on August 28, 1995 and commenced business on September 28, 1995.



     In September 1995, we, through our SportRack, LLC subsidiary ("SportRack"), acquired substantially all of the assets of the MascoTech Accessories division (the "MascoTech Division") of MascoTech, Inc. ("MascoTech" or the
"Predecessor"). The MascoTech Division was a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket.



     In October 1996, we acquired (the "Brink Acquisition") all of the capital stock of Brink B.V., a private company with limited liability incorporated under the laws of The Netherlands and a European supplier of towing systems to the automotive OEM market and aftermarket. In December 1996, ownership of Brink B.V. and its subsidiaries was transferred to our newly formed subsidiary, Brink International B.V. ("Brink").



     In August 1997, we formed Valley Industries, LLC ("Valley") to acquire (the "Valley Acquisition") the assets of Valley Industries, Inc. ("Valley Industries"), a North American supplier of towing systems to the automotive OEM market and aftermarket.



     Two smaller acquisitions were completed in July 1997 by SportRack Accessories, Inc. ("SportRack Accessories" formerly SportRack International, Inc.), a subsidiary of SportRack. SportRack Accessories acquired from Bell Sports Corporation ("Bell") the assets of its sportrack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket. An affiliate of J.P. Morgan Partners, LLC ("JPMP") which is also an affiliate of ours, at that time was a significant equity investor in Bell. SportRack Accessories also acquired the capital stock of Nomadic Sports, Inc. ("Nomadic"), a Canadian supplier of rack systems and accessories to the automotive OEM market and aftermarket. The acquisitions of the sportrack division of Bell and Nomadic are collectively referred to in this Prospectus as the "SportRack Accessories Acquisition."



     In January 1998, we, through Brink, acquired (the "Ellebi Acquisition") the assets of the towbar segment of Ellebi S.p.A. ("Ellebi"). Ellebi is an Italian supplier of towing systems to the automotive OEM market and aftermarket.



     In February 1998, we, through SportRack Accessories, acquired (the "Transfo-Rakzs Acquisition") the assets of Transfo-Rakzs, Inc.
("Transfo-Rakzs"). Transfo-Rakzs is a Canadian supplier of rear hitch rack carrying systems and related products to the automotive aftermarket.



     In February 2000, we, through Valley, acquired (the "Titan Acquisition") the assets of Titan Industries, Inc. ("Titan"). Titan is a North American Supplier of trailer balls and other towing related accessories to the automotive aftermarket.



     In September 2000, we, through SportRack Accessories, acquired (the "Barrecrafters Acquisition") the assets of the Wiswall Hill Corporation ("Wiswall Hill" or "Barrecrafters"). Wiswall Hill is a North American supplier of rack systems and accessories to the automotive aftermarket under its popular brand name, Barrecrafters.

PRODUCTS


     The principal product lines of the Company are towing systems, rack systems and related accessories. In 2001, towing systems and towing accessories constituted approximately 55% and rack systems and rack accessories constituted approximately 45% of the Company's net sales. The Company believes it offers a more comprehensive product line than any of its competitors. The Company has devoted considerable resources to the engineering and designing of its products and, as a result, considers itself a market leader in the research and new product development of towing systems and rack systems.



     Towing Systems. The Company designs, manufactures and supplies towing systems to automotive OEMs and the automotive aftermarket which fit almost every light vehicle used for towing in North America and Europe. In the aggregate, the Company supplies over 2,000 different towing systems, as well as a line of towing accessories.



     The Company's towing systems sold in Europe are installed primarily on passenger cars. In Europe, the Company sells both fixed ball towbars as well as more sophisticated detachable ball systems. Fixed ball towbars are designed to be permanently attached to a vehicle while detachable ball systems are designed so that the towing ball can be easily removed when not in use. The detachable ball systems are becoming increasingly popular especially with owners of more expensive cars and for cars on which the license plates would otherwise be blocked by a fixed ball towbar. The Company's towing systems sold in Europe are designed to satisfy European Community ("EC") regulatory standards and undergo rigorous durability and safety testing in order to comply with these standards.


     The Company's towing systems sold in North America are installed primarily on light trucks. As new vehicles are introduced, the Company designs towing systems to match the specific vehicle design. The Company has introduced many innovative product designs such as the tubular trailer hitch which is lighter in weight, less obtrusive and stronger than the conventional hitch. Many of the Company's product innovations have enabled the Company to improve the functionality and safety of towing systems while, at the same time, enhancing the overall appearance of vehicles utilizing these towing products.

     The Company also offers a line of towing accessories, including trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins.

     Fixed Rack Systems. The Company supplies fixed roof rack systems for individual vehicle models that are generally sold to the automotive OEMs for installation at the factory or dealership. These rack systems are typically installed on a model for the life of its design, which generally ranges from four to six years. The Company has been an industry leader in developing designs which not only complement the styling themes of a particular vehicle, but also increase the utility and functionality of the rack system.


     Most of the fixed rack systems sold by the Company are composed of side rails which run along both sides of the vehicle's roof. In many cases, the rack system includes cross rails, which are attached to the side rails with stanchions, are typically movable and can be used to carry a load. The Company uses advanced materials such as lightweight, high strength plastics and roll formed aluminum to develop durable rack systems that optimize vehicle performance. Many of these products incorporate innovative features such as push button and pull lever stanchions, which allow easy movement of the cross rails to accommodate various size loads. These rack systems are utilized on a large number of light trucks, including Jeep Grand Cherokee and Liberty, DaimlerChrysler minivans, Dodge Durango, Chevrolet Suburban, Tahoe and Trailblazer, GMC Yukon and Envoy, Cadillac Escalade, Oldsmobile Bravada, Mercedes Benz M-Class and BMW X5.


     Detachable Rack Systems. The Company supplies a full line of detachable roof rack systems for distribution in both the automotive and sporting accessory aftermarkets. A detachable rack system typically consists of cross rails which are attached to the roof of a vehicle by removable mounting clips.

     Rack System Accessories. The Company designs and manufactures lifestyle accessories for distribution in both the automotive and sporting accessory aftermarkets. These accessories typically attach to the Company's towing systems or rack systems and are used for carrying items such as bicycles, skis, luggage, surfboards and sailboards.

CUSTOMERS AND MARKETING


     Management believes that the Company has strong and diverse industry relationships which are based on its reputation for high service levels, strong technical support, innovative product development, high quality and competitive pricing. Sales to OEM and aftermarket customers represented approximately 67% and 33% of the Company's net sales, respectively, in 2001. In addition, sales to DaimlerChrysler and General Motors were approximately 28% and 17%, respectively, of the Company's aggregate net sales in 2001.



     Automotive OEMs. The Company obtains most of its new orders through a sourcing process by which the customer invites a few preferred suppliers to design and manufacture a component or system that meets certain price, timing, functional and aesthetic parameters. Upon selection at the development stage, the Company and the customer typically agree to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, the Company receives a purchase order that covers parts to be supplied for a particular car model. Such supply arrangements typically involve annual renewals of the purchase order over the life of the model, which is generally four to six years. In addition, the Company enters into long-term contracts with certain OEM customers which require the Company to make annual price reductions. The Company competes to supply parts for successor models even though the Company may currently supply parts on the predecessor model. Sales to OEMs are made directly by the Company's internal sales staff and outside sales representatives.



     The Company sells its products to most of the automotive OEMs selling light vehicles in North America and/or Europe, including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daewoo and Kia. The following chart sets forth information regarding vehicle models on which the Company's automotive products are used or for which the Company has been awarded business.



                                                                               AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER             2001 PRODUCTION(A)                   FUTURE PRODUCTION(B)
--------------  ---------------  -------------------------------------  ----------------------------------
Towing Systems  DaimlerChrysler  Cherokee, Grand Cherokee, Caravan,     Grand Cherokee
                                 Voyager, Town & Country, Dodge Ram
                                 Pick-up, Dakota, Wrangler, Durango,
                                 Liberty, Neon, PT Cruiser, Plymouth
                                 Prowler, Ram Van, 300M, Voyager,
                                 Stratus, Sebring
                General Motors   CK Pick-up, ML Van, S-10, Cavlier,     Frontera, Corsa, Arena (van),
                                 Sunfire Blazer, APV Vans, Bravada,     Vectra, GMT 355 Small Pick-up,
                                 Jimmy, Geo Tracker, Corsa, Astra,      Hummer II
                                 Grand Prix (hatchback), Astra
                                 (Sedan), Cadillac Seville Astra
                                 (Station wagon), Calibra, Vectra
                                 (Hatchback), Vectra (Sedan), Vectra
                                 (Station wagon), Omega (Sedan), Omega
                                 (Station wagon), Campo, Frontera,
                                 Monterey, Zafira, Chevrolet Malibu,
                                 Saturn 315 Vue, Firebird, Sunbird,
                                 Bonneville, Grand Am, Grand Prix
                Ford             Ranger, Transit, Explorer Sport Trac,  Focus Wagon, Ranger, Mondeo,
                                 Windstar Minivan, Focus Mondeo,        Explorer, Connect, V227 Jaguar,
                                 Mondeo (Wagon), Scorpio (Sedan),       X350, X400 Sport
                                 Scorpio (Wagon)
                Renault          Laguna (Station wagon), Laguna         Laguna, Matra
                Isuzu            Rodeo, Trooper
                Toyota           4-Runner, RAV4, Tacoma Pick-up,        Landcrusier pick-up Previa, 355N
                                 Sienna Minivan Sequoia SUV, Tundra
                                 Pick-up Corolla, Corolla Wagon,
                                 Camry, Hi-Lux, Picnic, Previa, Carina
                                 Hi-Ace, Celica, Yaris Verso
                Nissan           Pathfinder, Pick-up, Quest, Infiniti,  Primera, Primera Wagon, Patrol,
                                 XTerra Vehicle, QW Truck, Micra,       Terrano MPV, Micra Almera, Almera
                                 Sunny, Frontier, Almera, Primera,      MPV, Tino MPV, Mitra
                                 Maxima, King Cab, Mavric, Patrol,
                                 Serena, Vanette

                                                                               AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER             2001 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------             ------------------                   --------------------
Towing Systems
(cont.)
                Mazda            121, MPV, J54, J16, 626, 323           626 Wagon, 323, Demio, R 8, 6
                                                                        series Tribute, MPV
                Honda            Passport, Accura MDX, CRV              PF Van, Honda HP
                Mitsubishi       Montero, Montero Sport,                Smart, Spacestart
                FIAT             Almost all models
                Alpha Romeo      Almost all models
                Lancia           Almost all models
                Subaru           Outback, Legacy, Forester, Impreza     79V
                Range Rover      Range Rover, Land Rover                Landrover range T5
                Volvo            900 series (Sedan), 900 series, P26E   900 series, S/V 70 series
                                 (Station wagon), 850 (Sedan), 850
                SAAB             9000 series, 900 series                900 series, 9000 series, 9000
                                                                        station wagon, small car 9-3,
                                                                        small car 9-5, small station wagon
                Hyundai          Lantra, Sonata, Starex 4WD, Accent,    Trajet, Lantra, Joyce, TB (name
                                 Atos Verna                             still Unknown), Facelift of XG
                Peugeot          106, 306, 406 (Sedan), 406 (Station    206, 206 Sport, 207, 306 Break,
                                 wagon), 406 (Coupe), 605, 806, J5      Boxer
                                 (Van), Boxer (Van)
                Suzuki           Almost All Models
                Daihatsu         Gran Move, Move                        LCX Mini Van
                KIA              Clarus, Frontiers, Carnivall           Sorento, Carens
                SEAT             Toledo
                Skoda            SK240                                  Ibiza, Arosa
                Volkswagen       Golf 4, Caddy, Transporter, Polo,      Polo, Golf, Passat
                                 Euro
                Audi                                                    A2, A8-4WD, A4-4WD
                Daewoo           Nubira                                 U 100, Kalos, Nubira, Laganza
Rack Systems    DaimlerChrysler  Cherokee, Grand Cherokee, Caravan,     Durango, CS
                                 Voyager, Town & Country, Durango,
                                 Mercedes M-Class, PT Cruiser, BW 72,
                                 Jeep Liberty
                General Motors   Suburban, Yukon, Tahoe, Astro,         Hummer, Trans Port, Venture,
                                 Safari, Escalade, Denali, Avalanche,   Montana
                                 Z-71 SUV, Envoy, Trail Blazer,
                                 Bravada, Saturn SUV
                Ford                                                    D219
                Honda            Accura MDX                             Honda HP
                Nissan           Pathfinder, Infinity QX4
                Toyota                                                  Tacoma
                Mitsubishi                                              Montero Sport
                Subaru           Outback, Impreza, Legacy, Forester
                KIA              Sportage                               Sedona
                Hyundi           Santa Fe, Alantra, Sanada, Accent
                SEAT             Vario
                Scoda            Octavia
                Volvo            P26E
                Audi             A6
                Opel             Astra                                  Vectra, Astra, Ypsylon
                BMW              E-53 (SUV)


-------------------------

(a) Represents models for which the Company produced products in 2001.


(b) The amount of products produced under these awards is dependent on the number of vehicles manufactured by the OEMs. Many of the models are versions of vehicles not yet in production. See "Risk Factors -- Our Buyers Can Exert Pressure On Us." There can be no assurance that any of these vehicles will be produced or that the Company will generate certain revenues under these awards even if the models are produced.

     Automotive Aftermarket. The Company sells its products directly into the automotive aftermarket through a number of channels, including wholesalers, retailers and installers, through its internal sales force and outside sales representatives. The largest of the Company's aftermarket customers include U-Haul, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire. The Company believes that it has established a reputation as a highly reliable aftermarket supplier able to meet its customers' requirements for on-time deliveries while minimizing the carrying levels of inventory.



     Our sales in the automotive aftermarket are seasonal. Historically the highest sales have been in the second quarter of each year and the second highest sales have been in the first quarter of each year.


PRODUCT DESIGN, DEVELOPMENT AND TESTING


     The Company believes that it is a leader in the design of towing systems and rack systems and accessories. The Company believes it offers products that possess greater quality, reliability and performance than the products sold by many of its competitors. The 121 members of the Company's engineering and design staff possess strong technical skills. The Company currently holds more than 125 U.S. and foreign patents, and has numerous patent applications pending. The expiration of such patents are not expected to have a material adverse effect on the Company's operations.



     The Company spent $9.4 million, $9.8 million and $10.3 million on engineering, research and development in 2001, 2000, and 1999, respectively. The Company works closely with OEMs to constantly improve design and manufacturing technology and product functionality. When an OEM is in the process of developing a new model, it typically approaches an established or incumbent supplier with a request to supply the required towing system or rack system. The Company is typically contacted two to four years prior to the start of production of the new model. The Company's product development engineers then work closely with the OEM to develop a product that satisfies the OEM's aesthetic and functional requirements. This relationship also provides the Company with a competitive advantage in the aftermarket because, in many cases, the Company already possesses the knowledge to create a system compatible with new model vehicles prior to release.


     The Company has extensive testing capabilities which enable it to test and certify its products. The Company subjects its products to tests which it believes are more demanding than conditions which would occur during normal use. The Company has specialized equipment which it has purchased or developed for use in its testing laboratories.

     Since May 1994, 14 European countries enacted the new EC regulatory standards which require that towing systems undergo significant safety testing prior to gaining approval for sale. This safety testing requires that a towing system be extensively tested for fatigue and includes subjecting a towing system to upwards of two million high load pulses. The Company does its testing in its own laboratory under the control of an independent institute that is authorized by the EC to approve the towing systems for sale. The quality assurance system is regularly audited by an independent institute and by the automotive OEMs themselves. The Company has continually been awarded the highest distinction of achievement by the independent institute.

MANUFACTURING PROCESS

     The Company's manufacturing operations are directed toward achieving ongoing quality improvements, reducing manufacturing and overhead costs, realizing efficiencies and adding flexibility. The Company has organized its production process to minimize the number of manufacturing functions and the frequency of material handling, thereby improving quality and reducing costs. In addition, the Company uses cellular manufacturing which improves scheduling flexibility, productivity and quality while reducing work in process and costs.

     The manufacturing operations utilized by the Company include metal cutting, bending, cold forming, roll forming, stamping, welding, plastic injection molding, painting, assembly and packaging. The Company performs most manufacturing operations in-house but outsources certain processes depending on the capabilities and capacities of individual plants and cost considerations. For example, while some of the Company's towing systems manufacturing facilities have painting capabilities, the Company has chosen to outsource the painting of its rack systems.


     The Company has established quality procedures at each of its facilities and strives to manufacture the highest quality product possible. The Company has achieved ISO-9000 or QS-9000 certification for 13 of its 23 manufacturing and engineering facilities and is in the process of obtaining certification for other of its facilities. The Company has received numerous quality and performance awards from its OEM customers, including DaimlerChrysler's Gold Award, General Motors' Supplier of the Year Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award, KIA's Preferred Supplier Award and the Nissan Superior Supplier Performance Award.


RAW MATERIALS

     The principal raw material used in the Company's products is steel, which is purchased in sheets, rolls, bars or tubes and represents approximately 50% of the Company's raw material costs. The Company also purchases significant amounts of aluminum and plastics. The Company has various suppliers globally and has not had difficulties in procuring raw materials nor does it expect to have any problems in the future. The Company is committed to supplier development and long-term supplier relationships. However, most of the Company's raw material demands are for commodities and, as such, can be purchased on the open market on an as needed basis. The Company selects among available suppliers by comparing cost, consistent quality and timely delivery as well as compliance with QS-9000 and ISO-9000 standards.


     The Company customarily obtains its supplies through individual purchase orders. In some instances, the Company will enter into short-term contracts with its suppliers which generally run one year or less. However, the Company has signed a long-term supply agreement which terminates in 2004 with one of its painting suppliers, Crown Group, Inc. ("Crown"), under which Crown opened a state-of-the-art paint line in a facility adjacent to the Company's Port Huron, Michigan facility.


AUTOMOTIVE OEM AND AFTERMARKET TRENDS


     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. The following are some of the significant trends impacting the automotive OEM market and automotive aftermarket.


     Consolidation of Supplier Base by OEMs. The OEMs have significantly consolidated their supplier base in an effort to reduce their procurement-related costs, ensure high quality and accelerate new model development. As a result, many smaller, poorly capitalized suppliers with limited product lines and engineering and design capabilities have been eliminated as direct suppliers to OEMs. Consequently, larger suppliers with broad product lines, in-house design and engineering capabilities and the ability to effectively manage their own supplier bases, have been able to significantly increase their market share.

     The consolidation by OEMs has altered the typical structure of supplier contracts. In the past, OEMs supplied all design, development and manufacturing expertise for accessory parts and were responsible for consistency of quality and reliability of delivery. Today, however, the OEMs typically involve potential suppliers earlier in the design and development process to encourage suppliers to share design and development responsibility. In some cases, sole-source supply contracts which cover the life of a vehicle or platform are awarded. Both OEMs and suppliers benefit from the consolidation trend. Suppliers are able to devote the resources necessary for proprietary product development with the expectation that they will have the opportunity to profit on such investment over the multi-year life of a contract. OEMs benefit from shared manufacturing cost savings attributable to long, multi-year production runs at high capacity utilization levels.

     Pricing pressures. As a result of increased global competition, excess capacity and recent recessionary trends, many automotive OEMs have increased the pressures on suppliers to reduce selling prices. This pricing pressure in conjunction with the need to increase investment in product engineering and development capabilities has reduced the profitability of many tier one automotive suppliers. The Company works closely with its customers to find ways to reduce selling prices through design and engineering changes or to minimize the impact of price reductions through internal cost reductions and manufacturing efficiency gains. The Company believes that its design and engineering capabilities and manufacturing expertise may allow it to offset much of the mandated price reductions, while allowing the Company to increase business as customers look to reduce costs.



     Emergence of European Community Regulatory Standards. Trends within the European towing systems market result primarily from EC regulatory standards and the corresponding legislative framework. Such standards provide that a towing system must fit all the vehicle manufacturer's recommended fitting points, must not interfere with the vision of the number plate when not in use and must meet strict testing criteria for durability and safety. These standards have been adopted by The Netherlands, Germany, Sweden, Italy, the United Kingdom, France, Belgium, Luxembourg, Spain, Austria, Switzerland and Scandinavia. Other EC countries are expected to adopt the legislation. All of the Company's towing systems sold in Europe are designed and tested to satisfy these EC regulatory standards.



     Increased Levels of Manufacturing in North America by Transplants. Foreign automobile manufacturers with manufacturing operations in the United States ("transplants") have increased their share of North American light vehicle production from approximately 6% in 1986 to approximately 21% in 2001. Industry sources forecast that this trend will continue. For example, BMW commenced manufacturing in the U.S. in 1996 and launched production of its E-53 SUV in 1999. In addition, Toyota launched production of its Tundra pickup truck in Indiana during 1999 and launched production of its Sequoia SUV during 2000, and Honda began production of its Odyssey minivan in North America during 1999 and began production of its Acura MD SUV during 2000. The Company believes that increased levels of manufacturing of light trucks in North America by transplants will benefit full service, high quality suppliers with North American operations such as the Company.


COMPETITION


     The Company's industry is highly competitive. Although the Company is one of the world's largest suppliers of towing and rack systems, a large number of actual or potential competitors exist, some of which are larger than the Company and have substantially greater resources than the Company. The Company competes primarily on the basis of product quality, cost, timely delivery, customer service, engineering and design capabilities and new product innovation in both the OEM market and automotive aftermarket. The Company believes that, as OEMs continue to strive to reduce new model development cost and time, innovation and design and engineering capabilities will become more important as a basis for distinguishing competitors. The Company believes it has an outstanding reputation in both of these areas. In the automotive aftermarket, the Company believes that its wide range of product applications is a competitive advantage. For example, the Company has developed towing systems to fit almost every light vehicle used for towing in North America and Europe. The Company believes its competitive advantage in the aftermarket is enhanced by its close relationship with OEMs, allowing the Company access to automobile design at an earlier time than its competitors.


     In the towing systems market, the Company competes with Draw-Tite Inc. and Reese Products Inc., both of which are subsidiaries of Metaldyne Corporation, Bosal Holding B.V., The Oris Group, Production Stamping Inc. and numerous smaller competitors.

     In the rack systems and accessories market, the Company's competitors include JAC Holding Corp., Thule International S.A., Yakima Products Inc., Graber Products Inc. and several smaller competitors.

COMPETITIVE ADVANTAGES


     Leading Global Market Position. Based on its knowledge of the industry, the Company believes that it is one of the world's largest suppliers of towing systems and one of the world's largest suppliers of rack systems. The Company also believes, based on its knowledge of the industry, that it is the largest supplier of towing systems in Europe and the second largest supplier of towing systems in North America. The Company also believes that it is one of the two largest suppliers of rack systems sold to automotive OEMs in North America. The Company has 28 facilities strategically located in North America and Europe. By virtue of its size and global presence, the Company believes it benefits from several competitive advantages, including the ability to (i) satisfy local design, production, quality and timing requirements of global OEMs; (ii) provide "one-stop shopping" for customers' product and service requirements; (iii) optimize plant production; (iv) maximize its raw material purchasing power; (v) spread its selling, administrative and product development expenses over a large base of net sales; and (vi) develop and maintain modern production facilities.



     Strong Relationships with Customer Base. The Company has an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and/or Europe including DaimlerChrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda, Daewoo and Kia. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. The evolution of OEM relationships into strategic partnerships provides a significant advantage to Tier 1 suppliers with system integration capabilities (such as the Company) in retaining existing contracts as well as in participating during the design phase for new vehicles, which is integral to becoming a supplier for such new platforms. The Company is also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware, Norauto, Brezan, Feuvert and Canadian Tire.



     Comprehensive Product Line. The Company continues to position itself as a leading supplier to its customers for a growing range of products and services. Through its offering of over 2,000 towing system models, the Company's products fit almost every light vehicle used for towing in North America and Europe. The Company is one of a limited number of European manufacturers with such a broad product line that also satisfies EC regulatory standards. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. The Company has provided OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. The Company believes that its broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.


     Design and Engineering Expertise. The Company has an engineering and research and development staff that develops new products and processing technologies. The Company works directly with OEM designers to create innovative solutions that simplify vehicle assembly and reduce vehicle cost and weight. The Company is responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. The Company believes its design and engineering capabilities provide significant value to its customers by (i) shortening OEM new product development cycles; (ii) lowering OEM manufacturing costs; (iii) providing technical expertise; and (iv) permitting aftermarket customers to maintain lower inventory levels. The Company also believes that its design innovations have created value for end users by providing products that are durable and easy to install and that enhance vehicle utility and appearance.


     High Quality, Low Cost Manufacturing Position. The Company believes that it is one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. The Company has received numerous quality and performance awards, including DaimlerChrysler's Gold Award, General Motors' Supplier of the Year Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award, Kia's Preferred Supplier Award and Nissan's Superior Supplier Performance Award. Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. The Company has achieved ISO-9000 or QS-9000 certification for 13 of its 23 manufacturing and engineering facilities and is in the process of obtaining certification for other of its facilities. The Company's low cost position is a result of its strict cost controls and continuous improvement programs designed to enhance productivity. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce OEM costs. The Company's cost controls are closely integrated with its quality driven manufacturing operations, thereby allowing it to profitably deliver high quality, easy to install and competitively-priced components on a just-in-time basis. The Company's focus on low cost manufacturing also provides benefits when selling products to the automotive aftermarket.


BUSINESS STRATEGY

     The Company's objective is to strengthen its position as a leading global supplier of automotive exterior accessories, thereby increasing revenue and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies.

     Increase Global Market Share. The Company intends to capitalize on its expanded presence in North America and Europe by marketing products to its global automotive OEM customers. Through its past acquisitions of complementary product lines, the Company is able to offer an expanded range of products and services to its extended customer base. The Company also expects to secure new customers by virtue of its expanded market presence and broad product and service offerings. The Company believes its continued emphasis on new technology (both product and process), will result in the development of innovative, towing and rack system products which it expects to market to its expanding customer base.

     Maintain and Enhance Strong Customer Relationships. The Company intends to strengthen and expand its relationships with global automotive OEMs and aftermarket customers by (i) continuing its commitment to innovative design and development of products during the early stages of vehicle design and redesign;
(ii) building on its position as a low cost supplier of quality accessory products; (iii) offering new products in existing and new geographic areas by taking advantage of existing OEM relationships; and (iv) working with aftermarket customers to develop new products and marketing strategies.

     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward systems suppliers, the Company is focused on making strategic acquisitions that will enhance its ability to provide integrated systems (such as a towing or rack systems) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including expansion into selected geographic areas. The Company believes that such acquisitions should provide additional opportunities for increased net sales and cash flow by enhancing the Company's manufacturing and marketing capabilities.

ENVIRONMENTAL REGULATION


     The Company's operations are subject to foreign, federal, state and local environmental laws and regulations that limit the discharges into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. In many jurisdictions, these laws are complex, change frequently and have tended to become stronger over time.


     In jurisdictions such as the United States, such obligations, including but not limited to those under the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA"), may be joint and several and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which waste or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The Company believes that its operations are in substantial compliance with the terms of all applicable environmental laws and regulations as currently interpreted. In addition, to the best of the Company's knowledge, there are no existing or potential environmental claims against the Company nor has the Company received any notification nor is there any current investigation regarding, the disposal, release, or threatened release at any location of any hazardous substance generated or transported by the Company. However, the Company cannot predict with any certainty that it will not in the future incur liability under environmental laws and regulations with respect to contamination of sites currently or formerly owned or operated by the Company (including contamination caused by prior owners and operators of such sites), or the off-site disposal of hazardous substances.

     While historically the Company has not had to make significant capital expenditures for environmental compliance, the Company cannot predict with any certainty its future capital expenditures for environmental compliance because of continually changing compliance standards and technology. Future events, such as changes in existing environmental laws and regulations or unknown contamination of sites owned or operated by the Company (including contamination caused by prior owners and operators of such sites), may give rise to additional compliance costs which could have a material adverse effect on the Company's financial condition. Furthermore, actions by foreign, federal, state and local governments concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect the demand for its products. Additionally, the Company does not currently have any insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future. See "Risk Factors -- Environmental Regulation Imposes Risks and Costs on Us."

EMPLOYEES


     At December 31, 2001, the Company had approximately 2,200 employees of whom approximately 1,700 are hourly employees and approximately 500 are salaried personnel. Approximately 160 of the Company's employees in the United States at the Port Huron, Michigan facility are represented by the Teamsters Union. Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 2004. As is common in many European jurisdictions, substantially all of the Company's employees in Europe are covered by country-wide collective bargaining agreements. The Company believes that its relations with its employees are good.


FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS


     For financial information about foreign and domestic operations of the Company, see "Note 12" of the Company's "Notes to Consolidated Financial Statements", included elsewhere in this Prospectus.


FACILITIES


     The Company's executive offices are located in 14,550 square feet of leased space in Sterling Heights, Michigan. The Company has 28 facilities with a total of 2,247,954 square feet of space. The Company believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs.

     The Company's facilities are as follows:



                                                                                        SQUARE     OWNED/        LEASE
                LOCATION                              PRINCIPAL FUNCTIONS                FEET      LEASED     EXPIRATION**
                --------                              -------------------               ------     ------     ------------
North America
Shelby Township, Michigan*                  Manufacturing                                74,800    Owned                 --
Shelby Township, Michigan*                  Manufacturing                                13,000    Leased              2008
Port Huron, Michigan*                       Manufacturing                               200,000    Owned                 --
Sterling Heights, Michigan*                 Administration and engineering               14,550    Leased              2003
Sterling Heights, Michigan                  Manufacturing                                58,000    Leased              2006
Madison Heights, Michigan*                  Administration and manufacturing             90,000    Leased              2002
Madison Heights, Michigan*                  Engineering and manufacturing                18,000    Leased              2002
Williston, Vermont                          Warehousing                                  10,000    Leased              2006
Wyandotte, Michigan                         Manufacturing                                 5,000    Leased              2002
Lodi, California                            Administration, engineering and             150,000    Owned                 --
                                              manufacturing
Lodi, California                            Warehousing                                  77,760    Leased              2002
Grove City, Ohio                            Warehousing                                  70,644    Leased              2006
Dallas, Texas                               Warehousing                                  23,800    Leased              2005
Granby, Quebec                              Administration, manufacturing and            88,200    Leased              2003
                                              warehousing
Bromptonville, Quebec                       Manufacturing                                 2,000    Leased    Month to Month
Hamer Bay, Ontario                          Manufacturing                                15,000    Owned                 --
Europe
Sandhausen, Germany*                        Administration and engineering                5,000    Leased    Month to Month
Barcelona, Spain                            Manufacturing                                 6,200    Leased    Month to Month
Bakov nad Jizerou, Czech Republic*          Manufacturing                                 6,000    Leased    Month to Month
Staphorst, The Netherlands*                 Administration, engineering                 405,000    Owned                 --
                                              manufacturing, and warehousing
Hoogeveen, The Netherlands*                 Manufacturing                               185,000    Owned                 --
Fensmark, Denmark*                          Manufacturing and warehousing                95,000    Owned                 --
Nuneaton, United Kingdom*                   Manufacturing and warehousing                75,000    Owned                 --
Vanersborg, Sweden*                         Manufacturing and warehousing               160,000    Leased              2004
Wolsztyn, Poland                            Warehousing                                   5,000    Leased    Month to Month
Reims, France                               Manufacturing and warehousing               115,000    Owned                 --
St. Victoria di Gualtieri, Italy            Administration, engineering,                170,000    Leased              2003
                                              manufacturing and warehousing
St. Victoria di Gualtieri, Italy            Manufacturing                               110,000    Leased              2003


-------------------------
*  QS 9000 and/or ISO 9000 certification.
** Gives effect to all renewal options.

LEGAL PROCEEDINGS


     Gibbs vs. Advanced Accessory Systems, LLC. In February 1996, the Company commenced an action against two former employees alleging breach of contract under the terms of an October 1992 Purchase Agreement and Employment Agreements with the predecessor of the Company. The individuals filed a separate lawsuit against the Company alleging breach of contract under the respective Purchase and Employment agreements. On May 7, 1999, a jury in the United States District Court for the Eastern District of Michigan reached a verdict against the Company and awarded the individuals approximately $3.8 million plus interest and reasonable attorney fees. The Company is currently pursuing an appeal in the Sixth Circuit Court of Appeals. During 2001, the Company increased its estimated accrual for this matter by $600,000 which charge is included in interest expense. No amounts have been paid as of December 31, 2001.



     In addition to the above, from time to time, the Company is subject to legal proceedings and other claims arising in the ordinary course of its business. The Company believes that the resolution of these matters will not have a material adverse effect on its financial condition, results of operations or cash flows. The Company maintains insurance coverage against claims in an amount which it believes to be adequate.

                                   MANAGEMENT

BOARD OF MANAGERS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES


     The following table sets forth the names and ages of each of the individuals that currently serves as a member (each, a "Board Member") of the Company's board of managers (the "Board of Managers"), executive officers and other significant employees of the Company.



                NAME                     AGE                POSITION              MANAGER OR OFFICER SINCE
                ----                     ---                --------              ------------------------
F. Alan Smith........................    70     Chairman of the Board of          September 1995
                                                Managers of the Company
Terence C. Seikel....................    45     President and Chief Executive     January 1996
                                                Officer of the Company; Board
                                                Member
Richard E. Borghi....................    55     President and Chief Operating     September 1995
                                                Officer of SportRack; Board
                                                Member
Gerrit de Graaf......................    38     General Manager and Chief         October 1996
                                                Executive Officer of Brink;
                                                Board Member
Bryan A. Fletcher....................    42     President and Chief Operating     August 1997
                                                Officer of Valley Aftermarket (a
                                                division of Valley Industries,
                                                LLC), Board Member
Barry G. Steele......................    31     Chief Financial Officer           June 1999
J. Wim Rengelink.....................    47     Finance Director of Brink         October 1996
Donald J. Hofmann, Jr................    44     Board Member, Vice President and  September 1995
                                                Secretary of the Company
Barry Banducci.......................    66     Board Member                      September 1995
Gerard J. Brink......................    58     Board Member                      October 1996



     F. Alan Smith has served in the automotive industry for 40 years and has been Chairman of the Board of Managers of the Company since its formation in September 1995. He served in various assignments at General Motors from 1956 to 1992, including President of GM Canada from 1978 to 1980. He was a member of the Board of Directors of General Motors from 1981 to 1992 and Chief Financial Officer of General Motors from 1981 to 1988. Mr. Smith is a director of TransPro, Inc.



     Terence C. Seikel has served in the automotive industry for 18 years and has been President and Chief Executive Officer of the Company since April 15, 1999. From January 1996 until April 15, 1999 Mr. Seikel served as Vice President of Finance and Administration and Chief Financial Officer of the Company and SportRack. From 1985 to 1996, Mr. Seikel was employed by Larizza Industries, a publicly held supplier of interior trim to the automotive industry, in various capacities including Chief Financial Officer.



     Richard E. Borghi has served in the automotive industry for 34 years and has been President and Chief Operating Officer of SportRack since April 15, 1999. From 1995 until April 15, 1999, Mr. Borghi served as Executive Vice President of Operations and Chief Operating Officer of SportRack. From 1988 to 1995, Mr. Borghi held various senior management positions with MascoTech, and was the Executive Vice President of Operations of the MascoTech Division at the time of its acquisition by the Company.



     Gerrit de Graaf has been General Manager and Chief Executive Officer of Brink since November 1996. From 1989 to 1996, Mr. de Graaf worked as a consultant for Philips Medical Systems (a division of Philips Electronics), a company engaged in the distribution of electronic medical equipment, and most recently as Philips' Marketing Manager in the United States.



     Bryan A. Fletcher has served in the automotive industry for 13 years and has been President and Chief Operating Officer of Valley Aftermarket (a division of Valley Industries, LLC) since July 2000. From 1991 until July 2000 Mr. Fletcher served as Vice President of Aftermarket Operations of Valley.

     Barry G. Steele has been Chief Financial Officer since April 1, 2002. Prior to that Mr. Steele served as Corporate Controller of the Company from June 1999 until March 2002 and as Treasurer from July 2001 until March 2002. From 1997 until June 1999, Mr. Steele served as Manager of Financial Reporting of the Company. From 1993 to 1997, Mr. Steele was employed by Price Waterhouse LLP.



     J. Wim Rengelink has served in the automotive industry for 15 years and has been Finance Director of Brink since 1995. From 1988 to 1995 he worked in Brink's internal audit department.



     Donald J. Hofmann, Jr. has been a Board Member, Vice President and Secretary of the Company since October 1995. Mr. Hofmann has been a partner of J.P. Morgan Partners, LLC, or its predecessor Chase Capital Partners, a global general partnership with over $20.0 billion under management, since 1992. J.P. Morgan Partners provides equity and mezzanine debt financing for management buyouts and recapitalizations, growth equity and venture capital. Mr. Hofmann is also an executive officer of the managing member of J.P. Morgan Partners (23A
SBIC), LLC, a member of the Company, for which JPMP acts as investment advisor. Mr. Hofmann is also a director of BPC Holding Corporation, Berry Plastics Corporation and Pliant Corporation.



     Barry Banducci has been a Board Member of the Company since October 1995. Since September 1995, Mr. Banducci has been the Chairman of TransPro, Inc., a supplier to the automotive OEM market and aftermarket. Prior thereto, Mr. Banducci served in various capacities at Equion Corporation, a supplier of automotive components, from 1983 to 1995, including President, Chief Executive Officer and Vice Chairman. Mr. Banducci is a director of TransPro, Inc.



     Gerard J. Brink has been a Board Member of the Company since October 1996. Mr. Brink has been retired since October 1996; prior to that he was General Manager of Brink from 1965 to 1996.



     Each member of the Board of Managers holds office until his successor is elected and qualified, or until his earlier death, resignation or removal. See "Limited Liability Company Agreement." Our officers serve at the discretion of the Board of Managers.



     See the disclosures under the caption "Members' Agreement" for a description of arrangements to elect Messrs. Seikel, Borghi, Smith, Banducci, Brink and Fletcher as managers of the Company. See the disclosures under the caption "Employment Agreements" for a description of agreements with each of Messrs. Seikel, Borghi, de Graaf and Fletcher pursuant to which they are required to be appointed to the executive positions they currently hold.


BOARD MEMBER COMPENSATION


     The Board Members do not currently receive compensation for their service on the Board of Managers or any committee thereof but are reimbursed for their out-of-pocket expenses. In addition, Messrs. Smith and Banducci have consulting agreements with the Company. See "Consulting Agreements."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Board of Managers has an Audit Committee consisting of Messrs. Banducci and Brink, and a Compensation Committee consisting of Messrs. Hofmann and Smith. The Audit Committee reviews the scope and results of audits and internal accounting controls and all other tasks performed by the independent public accountants of the Company. The Compensation Committee determines compensation for executive officers of the Company and administers the Company's 1995 Option Plan. None of the members of the Compensation Committee was, during 2001, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, except that Mr. Smith has been the Company's Chairman of the Board of Managers and Mr. Hofmann has been Vice President and Secretary of the Company since its formation in September 1995. None of the Compensation Committee members had any relationship with the Company requiring disclosure by the Company pursuant to Securities and Exchange

Commission rules regarding disclosure of related-party transactions, except that Mr. Hofmann and Mr. Smith had the relationships with the Company described below:



     J.P. Morgan Securities Inc., JP Morgan Chase Bank ("JPMC"), J.P. Morgan Bank Canada ("JPMBC") and JPMP are affiliates of J.P. Morgan Partners (23A
SBIC), LLC, which owns approximately 49.98% of the Company's issued and outstanding voting securities on a fully diluted basis and currently beneficially owns 68.9% of the Company's equity securities. J.P. Morgan Securities Inc., JP Morgan acted as an Initial Purchaser in connection with the offering of the Notes, for which it received customary fees. JPMC is agent bank and a lender to the Company under the U.S. Credit Facility and has received customary fees and reimbursement of expenses in such capacities. JBMBC is agent bank and a lender to the Company under the Canadian Credit Agreement and has received customary fees and reimbursement of expenses in such capacities. JPMC received its proportionate share, $6.0 million, of the repayment by the Company of $90.0 million under the U.S. Credit Facility from the proceeds of the offering of the Notes. J.P. Morgan Partners (23A SBIC), LLC, held a portion of the Senior Subordinated Debt and received its proportionate share, $10.7 million, including prepayment penalties of $700,000, of the repayment by the Company of such debt from the proceeds of the offering of the Notes. As a result of the offering of the Notes, such affiliate was relieved of its obligation to provide up to an additional $20.0 million of senior subordinated debt financing. In addition, an affiliate of JPSI and JPMP purchased a portion of the Notes in connection with the offering of the Notes. Donald J. Hofmann, Jr., a partner of JPMP, is a member of the Board of Managers of the Company. In addition, J.P. Morgan Securities Inc., JP Morgan, JPMC and their affiliates participate on a regular basis in various investment banking and commercial banking transactions for the Company and its affiliates.



     On January 1, 2000, the Company issued 3,655 of its Class A-1 Units to J.P. Morgan Partners (23A SBIC), LLC, in exchange for 3,655 Class A Units.



     On November 11, 2000 the Company issued 1,478 of its Class A-1 Units to J.P. Morgan Partners (23A SBIC), LLC, in exchange for 1,478 Class A Units.



     The Company is a party to the Consulting Agreement with F. Alan Smith, the Chairman of the Company. See "Management -- Consulting Agreements."


EXECUTIVE COMPENSATION


     The following table sets forth information concerning the compensation for 1999 through 2001 for the chief executive officer of the Company and the four next most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                    ANNUAL COMPENSATION             AWARDS
                                                              --------------------------------   ------------
                                                                                     OTHER
                                                                                     ANNUAL       SECURITIES     ALL OTHER
                                                     FISCAL   SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
           NAME AND PRINCIPAL POSITION                YEAR      ($)       ($)         ($)         OPTIONS(#)        ($)
           ---------------------------               ------   ------     -----    ------------   ------------   ------------
F. Alan Smith.....................................    2001    183,500        --        --             --             --
  Chairman of the Company                             2000    228,000   114,000        --             --             --
                                                      1999    228,000   114,000        --             --             --
Terence C. Seikel.................................    2001    265,000   115,000        --             --             --
  President and Chief Executive Officer               2000    265,000   175,000        --             --             --
  of the Company and SportRack                        1999    245,000   175,000        --             --             --
Richard E. Borghi.................................    2001    324,964   105,000        --             --             --
  President and Chief Operating Officer of            2000    279,798   125,000        --             --             --
  SportRack                                           1999    261,897   125,000        --             --             --

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                    ANNUAL COMPENSATION             AWARDS
                                                              --------------------------------   ------------
                                                                                     OTHER
                                                                                     ANNUAL       SECURITIES     ALL OTHER
                                                     FISCAL   SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
           NAME AND PRINCIPAL POSITION                YEAR      ($)       ($)         ($)         OPTIONS(#)        ($)
           ---------------------------               ------   ------     -----    ------------   ------------   ------------
Gerrit de Graaf...................................    2001    151,577    41,250        --             --             --
  General Manager and Chief Executive                 2000    154,000    65,000        --             --             --
  Officer of Brink                                    1999    164,830    68,660        --             --             --
Bryan Fletcher....................................    2001    142,000    57,200        --             --             --
  President and Chief Operating                       2000    132,664    40,500        --             --             --
  Officer of Valley Aftermarket                       1999    133,170    64,050        --             50             --



              OPTION GRANTS IN 2001 AND OPTION VALUES AT YEAR END



     During 2001, there were no options granted to the named executive officers. The following table sets forth information regarding outstanding membership unit options issued to the chief executive officer of the Company and the four next most highly compensated executive officers.



    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES



                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                      SHARES                         UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                    ACQUIRED ON       VALUE            AT YEAR END(#)               AT YEAR END($)
              NAME                  EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                  -----------    -----------    -------------------------    -------------------------
F. Alan Smith...................        --             --                  332/150                  1,702,000/769,000
Terence C. Seikel...............        --             --                  465/200                2,383,000/1,025,000
Richard E. Borghi...............        --             --                  432/200                2,214,000/1,025,000
Gerrit de Graaf.................        --             --                     32/7                     164,000/36,000
Bryan Fletcher..................        --             --                    15/30                     77,000/154,000


EMPLOYMENT AGREEMENTS


     Each of Terence C. Seikel, Richard E. Borghi, Gerrit de Graaf and Bryan Fletcher has entered into an employment agreement (collectively, the "Employment Agreements") with the Company. Mr. Seikel's Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 50-70% of his base salary. Mr. Borghi's Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, a bonus in the range of 30-50% of his base salary, and he is entitled to a one time bonus of $100,000 on the earlier of (i) September 30, 2002, (ii) his termination date, and (iii) a sale of the Company. Mr. de Graaf's Employment Agreement provides for an annual base salary of NLG 170,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 30% to 50% of his base salary. Mr. Fletcher's Employment Agreement provides for an annual base salary of $150,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 30% to 50% of his base salary. The Employment Agreements also provide for twelve months of severance pay to the executive officer in the event such officer is terminated without cause (as defined in the Employment Agreement). The Employment Agreements for Messrs. Seikel, Borghi and Fletcher provided for an increase in the severance pay period to 18 months upon a change in control of the Company, as defined in the Employment Agreement.


     The Employment Agreements expire December 31, 2003 for Messrs. Seikel, Borghi and Fletcher and automatically extend for successive two-year terms unless terminated by the Company upon 30 days notice prior to the expiration of the current term. The Employment Agreement for Mr. de Graaf may be terminated by either party upon three month's prior written notice. Each Employment Agreement prohibits the executive officer from disclosing non-public information about the Company. The Employment Agreements also require the executive officers to assign to the Company any designs, inventions and other related items and intellectual property rights developed or acquired by the executive officer during the term of his employment. In addition, for a period of five years after termination of employment (two years if the termination is without cause) each executive officer has agreed, in his respective Employment Agreement, not to (i) engage in any Competitive Business (as defined in the Employment Agreements), (ii) interfere with or disrupt any relationship between the Company and its customers, suppliers and employees and
(iii) induce any employee of the Company to terminate his or her employment with the Company or engage in any Competitive Business.

CONSULTING AGREEMENTS


     F. Alan Smith and Barry Banducci, both members of the Board of Managers, have each entered into consulting agreements (the "Consulting Agreements") with the Company dated as of September 28, 2001. The Consulting Agreements each provide for an annual consulting fee of $50,000. Either party can terminate the Consulting Agreements upon 10 days notice. Following the termination date and for so long as the consultant shall continue to serve on the Board of Managers of the Company, the consultant will receive an annual board fee of no less than 10% of the aggregate purchase price for all Units of the Company acquired by him, currently $20,000 for Mr. Smith and $30,000 for Mr. Banducci. The Consulting Agreements prohibit Messrs. Smith and Banducci from disclosing non-public information about the Company.


MEMBERS' AGREEMENT


     As of September 30, 1999, the Company and the members entered into the Third Amended and Restated Members' Agreement, setting forth the relative voting rights of the members in the election of the Board of Managers. The Board of Managers consists of between six and eleven members, as designated by persons holding more than fifty percent of the voting units held by J.P. Morgan Partners (23A SBIC), LLC, an affiliate of JPMP and its affiliates (defined in the Third Amended and Restated Members' Agreement as the "Chase Members"). The voting provisions apportion the Board of Managers among the Chase Members and all other members in the following way:



- for so long as Terence C. Seikel and Richard E. Borghi are employed by the Company, each shall be a manager;


- as to each of F. Alan Smith and Barry Banducci, for so long as their respective affiliates, as defined in the Third Amended and Restated Members' Agreement, continue to hold 80% of the units they acquired on September 28, 1995, each shall be a manager;


- so long as Gerard Jacobus Brink, Koop Brink and Jan Willem Brink, along with certain affiliated persons or entities, continue to own at least 80% of the units they acquired on October 30, 1996, persons controlling a majority of their voting units may designate a manager from among the Brinks or their affiliates, who is currently Gerard J. Brink;



- so long as Robert L. Fisher and Roger T. Morgan, along with certain affiliated persons or entities, continue to own at least 80% of the units they acquired on August 5, 1997, persons controlling a majority of their voting units may designate one manager, who is currently Bryan A. Fletcher; and



- the Chase Members designate the remaining managers, one of which shall be a representative of J.P. Morgan Partners (23A SBIC), LLC, who is currently Donald J. Hoffman, Jr.


J.P. Morgan Partners (23A SBIC), LLC has the right to remove any or all of the members of the Board of Managers if:

- it reasonably believes circumstances exist that require it to assume control of the Company in order to protect its investment in the Company;

- in its reasonable opinion, the Company shall have committed a breach or be in default of any covenant, obligation, agreement, representation or warranty given or made by the Company in certain agreements or contracts;

- in its reasonable opinion, there has been a substantial change in the Company's operations, products or prospects during the two-year period prior to such determination; and

- it determines that it is permitted under any applicable law to take control of the Company and determines that it is in its best interests to do so.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     As of April 15, 2002, the outstanding membership interests of the Company consisted of 14,369 Units, including 9,236 Class A Units and 5,133 Class A-1 Units. The following table sets forth certain information regarding the beneficial ownership of the Units by (i) each person known by the Company to beneficially own more than 5% of the Units, (ii) each manager, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all of the Company's managers and executive officers treated as a group. To the knowledge of the Company, each of such holders of Units has sole voting and investment power as to the Units owned unless otherwise noted.



                                                                          PERCENTAGE
                 NAME AND ADDRESS(1)                      UNITS OWNED    OWNERSHIP(2)
                 -------------------                      -----------    ------------
J.P. Morgan Partners (23A SBIC), LLC(3)...............      10,251           68.9%
  1221 Avenue of the Americas
  New York, New York 10020
Celerity Partners.....................................       1,500           10.4
  C/o Mark Benham
  300 Sand Hill Road
  Building 4, Suite 230
  Menlo Park, California 94025
F. Alan Smith(4)......................................         632            4.3
Terence C. Seikel(5)..................................         665            4.5
Richard E. Borghi(6)..................................         632            4.3
Gerrit de Graaf(7)....................................          58            0.4
Bryan A. Fletcher(8)..................................          40            0.3
Barry Banducci(9).....................................         500            3.4
Gerard J. Brink.......................................         410            2.9
Donald J. Hofmann, Jr.(10)............................      10,251           68.9
All managers and executive officers as a group (nine
  persons)(11)........................................      13,188           80.4


-------------------------

 (1) Addresses are provided only for persons beneficially owning more than five percent of the Units.



 (2) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the Units. Units subject to options or warrants currently exercisable or exercisable within 60 days of April 15, 2002 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.



 (3) J.P. Morgan Partners (23A SBIC), LLC is an affiliate of JPMP. Includes 501 Units subject to warrants exercisable within 60 days. Includes 5,133 Class A-1 non voting units that are immediately convertible into Class A voting units. As a Small Business Investment Company licensed under the Small Business Investment Act of 1958, as amended, and the Rules and Regulations promulgated thereunder, J.P. Morgan Partners (23A SBIC), LLC cannot hold more than 49.99% of the Company's outstanding voting securities, subject to certain exceptions set fourth in such rules and regulations.



 (4) Includes 332 Units subject to options exercisable within 60 days. 300 Units are owned by the F. Alan Smith Family Limited Partnership.



 (5) Includes 465 Units subject to options exercisable within 60 days.



 (6) Includes 432 Units subject to options exercisable within 60 days.



 (7) Includes 32 Units subject to options exercisable within 60 days.



 (8) Includes 15 Units subject to options exercisable within 60 days.

 (9) Includes 250 Units subject to options exercisable within 60 days. 250 Units are owned by the Banducci Family, LLC.



(10) Such person may be deemed the beneficial owner of the Units held by J.P. Morgan Partners (23A SBIC), LLC due to his status as an executive officer of J.P. Morgan Partners (23A SBIC Manager), Inc., the managing member of J.P. Morgan Partners (23A SBIC), LLC. Mr. Hofmann disclaims beneficial ownership of such Units except to the extent of his pecuniary interest therein.



(11)Includes 2,027 Units subject to options exercisable within 60 days.


                      LIMITED LIABILITY COMPANY AGREEMENT


     The Company, Valley and SportRack are each limited liability companies organized under the Delaware Limited Liability Company Act (the "LLC Act"). Valley's equity securities are held 99% by the Company and 1% by SportRack. SportRack's equity securities are held 100% by the Company. The Company controls the policies and operations of Valley and SportRack. The Company's operations are governed by a Third Amended and Restated Operating Agreement (the "LLC Agreement") among the Company, J.P. Morgan Partners (23A SBIC), LLC, certain members of the Company's management and the investors defined in the LLC Agreement (each a "Member" and collectively the "Members"). The LLC Agreement governs the relative rights and duties of the Members.



     Units. The Company is authorized to issue up to 25,000 Class A Units, up to 25,000 Class A-1 Units and up to 2,000 Class B Units. As of April 15, 2002, 9,236 Class A Units and 5,133 Class A-1 Units were issued and outstanding, 4,200 Class A Units have been duly reserved for issuance to employees, managers and independent consultants and contractors of the Company or any subsidiary thereof pursuant to the 1995 Option Plan of the Company, and no Class B Units have been issued or reserved for issuance.



     Management. The Board of Managers of the Company consists of up to 11 members as designated pursuant to the Members' Agreement. See
"Management -- Members' Agreement." Subject to the voting provisions of the Members' Agreement, the Board of Managers is selected by a majority of the Members holding Class A Units (each a "Class A Member"). Any Board Member of the Company may be removed without cause by the vote of a majority of the Class A Members so long as the Members entitled to appoint such Board Member have consented.


     If a vacancy on the Board of Managers is not filled by a majority of the Class A Members within 60 days after such vacancy occurs such vacancy may be filled by a vote of the majority of the Board Members then in office or, if none, by a vote of all Members.


     Under the Members' Agreement, our members that are parties to the Members' Agreement are currently required to vote their units to select Terence C. Seikel and Richard E. Borghi (as long as they remain our employees), F. Alan Smith and Barry Banducci (as long as their affiliates continue to hold at least 80% of their original units), a designee of the Brinks, currently Gerard J. Brink (as long as their affiliates continue to hold at least 80% of their original units), a designee of Robert L. Fisher and Roger T. Morgan, currently Bryan A. Fletcher (as long as their affiliates continue to hold at least 80% of their original units), and other members designated by J.P. Morgan Partners (23A SBIC), LLC, currently including Donald J. Hoffman, Jr. and Gerrit de Graaf. J.P. Morgan Partners (23A SBIC), LLC has the right to remove any or all of the members of the Board of Managers under circumstances specified in the Members' Agreement. See "Management -- Members' Agreement."



     Distributions. Both the Amended and Restated Credit Agreement and the Indenture generally limit the Company's ability to make cash distributions to Members other than distributions to cover the income tax liabilities of the Members. Specifically, within 90 days of the end of each fiscal year, the Company will distribute to each Member an amount (if any) equal to 44% of the excess of Net Profits over Net Losses (each as defined in the LLC Agreement) allocated to such Member's capital account less any distributions previously made in that year.

     Restriction on Transfer. No Member may transfer its interest without having obtained the prior written consent of a majority of the Board Members who hold in the aggregate more than 50% of the profits and capital interest of the Company, which consent may be withheld in their sole discretion.

     Dissolution. The Company will be dissolved upon the earliest to occur of
(a) December 31, 2025; (b) the determination of the Board of Managers and a majority of Class A Members to dissolve the Company; or (c) the occurrence of an event of withdrawal of a Board Member or any other dissolution event under
Section 18-801 of the LLC Act. An event of withdrawal of any Member will not dissolve the Company if within 90 days of such event the business of the Company is continued by a majority of its remaining Members.

                              CERTAIN TRANSACTIONS


     See "Management -- Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and entities with which Donald J. Hoffman, Jr., one of our managers, is affiliated.



     We are a party to the Consulting Agreements with F. Alan Smith, our Chairman, and Barry Banducci, one of our Board Members. See
"Management -- Consulting Agreements."



     In connection with the acquisition of the MascoTech Division by the Company, the Company loaned Mr. Borghi, the President and Chief Operating Officer of SportRack and one of our Board Members, $100,000 to enable him to make his initial equity investment in the Company. The loan bears interest at 6.2% and matures in September 2002.


     On November 15, 2000 the Company redeemed all 1,500 Class A Units held by MascoTech, Inc., the Company's second largest unit holder, for $6.4 million.

                      DESCRIPTION OF THE CREDIT FACILITIES


     The following information relating to the Credit Facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection with the Credit Facilities. The following is a description of the material terms of the Credit Facilities:


CANADIAN CREDIT AGREEMENT


     To finance the SportRack International Acquisition and provide working capital financing in Canada, JPMBC (formerly The Chase Manhattan Bank of Canada), First Chicago NBD Bank, Canada, and Bank of Nova Scotia (collectively, the "Canadian Lenders") have provided to SportRack Accessories a C$20 million (approximately $12.6 million) term loan and a C$4.0 million (approximately $2.5 million) working capital revolving credit facility under a First Amended and Restated Credit Agreement dated as of March 19, 1998 (the "Canadian Credit Agreement"). The Canadian Credit Agreement is scheduled to mature on October 31, 2003 and the term loan portion amortizes in quarterly installments. The Canadian Credit Agreement is guaranteed by the Company and SportRack and is secured by a pledge of 100% of the stock and assets of SportRack Accessories. The guarantees of the Company and SportRack are secured by substantially the same collateral that secures the obligations of those companies under the Second Amended and Restated Credit Agreement described below. The interest margins under the Canadian Credit Agreement are comparable to those under the Revolving Credit Facility and the Tranche A Term Loan described below.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     In connection with the Valley Acquisition, the Company entered into the Second Amended and Restated Credit Agreement, dated as of August 5, 1997 (as amended, the "Amended and Restated Credit Agreement"), with certain of its subsidiaries, the lenders party thereto, JPMC (formerly The Chase Manhattan
Bank) as Co-Administrative Agent and Syndication Agent and Bank One as Administrative Agent, Documentation Agent and Collateral Agent. The Amended and Restated Credit Agreement amended the Company's existing credit agreement and provided for (i) a Tranche A Term Loan in the aggregate principal amount of $65 million (the "Tranche A Term Loan"), (ii) a Tranche B Term Loan in the aggregate principal amount of $55 million (the "Tranche B Term Loan" and together with the Tranche A Term Loan, collectively, the "Term Loan Facilities") and (iii) a revolving credit facility in the aggregate principal amount of $25 million (the "Revolving Credit Facility"), which includes a $2 million swing line sub facility and a $10 million letter of credit sub facility. Borrowings by SportRack Accessories under the revolving credit facility of the Canadian Credit Agreement count against availability under the Revolving Credit Facility. The outstanding principal amounts of the Tranche A Term Loan and the Tranche B Term Loan were reduced by $43.5 million and $39.0 million through prepayments from the proceeds of the sale of the Notes. Subsequent to the sale of the Notes, the Second Amended and Restated Credit Agreement was further amended to provide a $22 million acquisition facility to finance future acquisitions (the "Acquisition Facility"). In December 2001, the Second Amended and Restated Credit Agreement was amended to provide a $10 million Supplemental Revolving Loan. The Tranche A Term Loan, the Tranche B Term Loan, the Revolving Credit Facility, the Acquisition Facility and the Supplemental Revolving Loan are referred to collectively as the "Domestic Facilities".


     Use of Proceeds; Maturity. The proceeds of the Term Loan Facilities were used to finance the Valley Acquisition and to refinance existing debt. The proceeds of the Revolving Credit Facility were used to refinance existing debt, pay fees and expenses of the Valley Acquisition and for general corporate purposes. The proceeds of a $21.0 million borrowing under the Acquisition Facility were used to finance the acquisition of the assets of Ellebi. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A Term Loan matures on October 30, 2003 and amortizes in quarterly installments; and (ii) the Tranche B Term Loan matures on October 30, 2004 and amortizes in quarterly installments. The Revolving Credit Facility matures on October 30, 2003. The Acquisition Facility matures on October 30, 2003 and amortizes in quarterly installments which commenced on December 31, 1999.


     Revolving Credit Facility. The availability of the commitments under the Revolving Credit Facility is subject to a borrowing base which generally equals specified percentages of the then Eligible Receivables or Eligible Inventory (each as defined in the Amended and Restated Credit Agreement) of the Company and certain of its Subsidiaries. As of December 31, 2001, $14.0 million of commitments under the Revolving Credit Facility is available to the Company.



     Supplemental Revolving Loan. When the availability under the Revolving Credit Facility reaches zero, the Company has the ability to borrow up to $10.0 million under the Supplemental Revolving Loan. Available borrowings are limited to the same borrowing base as the Revolving Credit Facility to the extent the borrowing base exceeds $25 million. At December 31, 2001, $10.0 million in borrowings were available on the note. A mandatory prepayment of all outstanding loans under the note is due if the Company reports Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined by the agreement, of less than $32 million on a trailing four quarter basis at the end of any fiscal quarter. The note expires on March 31, 2003.


     Prepayments; Reduction of Commitments. The Term Loan Facilities are required to be prepaid with (i) 100% of the net proceeds of any sale or issuance of equity or any incurrence of indebtedness for borrowed money, subject to certain exceptions; (ii) 100% of the net proceeds of any sale or other disposition of any material assets, except for the sale of inventory in the ordinary course of business, subject to certain exceptions; and (iii) 50% of excess cash flow for each fiscal year. Such mandatory prepayments are applied pro rata between the Tranche A Term Loans and the Tranche B Term Loans and, in each case, in the inverse order of maturity. Any Tranche B Term Loan lender may decline any mandatory prepayment prescribed in subsections (i) through (iii) above, in which case the amounts declined are applied as a mandatory prepayment pro rata to the Term Loan A Lenders in the inverse order of maturity.


     Interest. The Domestic Facilities bear interest at a rate per annum, at the option of the Company, equal to the adjusted eurocurrency base rate (the "Eurocurrency Base Rate") or the rate which is equal to the higher of (i) Bank One's prime rate and (ii) the federal funds rate plus 1/2 of 1% ("ABR"), in each case plus an applicable margin based on the leverage ratio from time to time in effect. The applicable margins range from 2.00% to 3.00% for ABR Revolving Credit Facility and Supplemental Revolving Credit Facility advances, Acquisition Facility loans and Tranche A Term Loans and from 2.50% to 3.50% for ABR Tranche B

Term Loans. For Revolving Credit Facility and Supplemental Revolving Credit Facility advances, Acquisition Facility loans and Tranche A Term Loans bearing interest based on the Eurocurrency Base Rate, the applicable margins range from 2.75% to 3.75%. For Tranche B Term Loans bearing interest at the Eurocurrency Base Rate, the applicable margins range from 3.25% to 4.25%. The applicable margin for each of the Domestic Facilities on base rate loans and on Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. The rates for letter of credit fees are the same as the applicable margins for Eurocurrency Revolving Credit advances.



     Collateral and Guarantees. The Domestic Facilities are guaranteed by the Company and substantially all of its existing U.S. subsidiaries. The Domestic Facilities are secured by a first priority lien on (i) all of the capital stock (or partnership or other membership interest) of the Company, SportRack and each of the material direct and indirect U.S. subsidiaries of the Company and 65% of the capital stock of first tier non-U.S. subsidiaries and (ii) substantially all tangible and intangible assets of the Company and each material direct and indirect U.S. subsidiary. With respect to certain of the loans made to non-U.S. subsidiaries, it is currently contemplated that all of the capital stock of certain non-U.S. subsidiaries and, to the extent permitted by applicable law, liens on the receivables and inventory of certain of the non-U.S. subsidiaries and mortgage liens of certain real estate owned by Brink will be pledged to secure the loans to Brink. The collateral also secures interest rate swaps and currency or other hedge obligations owning to any lender.



     Covenants. The Amended and Restated Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens; (iv) make loans and investments; (v) issue additional debt; (vi) amend or otherwise alter debt and other material agreements; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in transactions with affiliates; and (ix) alter the business they conduct. The Company has also provided certain customary indemnification of the Agents, lenders and their respective agents and is required to comply with financial covenants with respect to (i) maximum leverage ratio; (ii) minimum fixed charge coverage ratio; (iii) a minimum net worth; (iv) capital expenditures; and (v) rentals. The Company must also comply with certain customary affirmative covenants.


     Events of Default. Events of default under the Amended and Restated Credit Agreement include but are not limited to (i) the Company's failure to pay principal when due or interest within three business days of the date when due;
(ii) the Company's breach of certain covenants, representations or warranties contained in the loan documents; (iii) customary cross-default provisions; (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries; (v) the levy of certain judgements against the Company, its subsidiaries, or their assets; (vi) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries; (vii) a Change of Control (as defined in the Amended and Restated Credit Agreement) of the Company; (viii) the occurrence of certain ERISA events; (ix) or the event that subordination provisions evidencing subordinated debt shall cease to be valid or in full force and effect.

                            DESCRIPTION OF THE NOTES

     The Notes were issued under an Indenture (the "Indenture") among the Company, Capital Corp., the Guarantors and First Union National Bank, as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only Advanced Accessory Systems, LLC and not any of its Subsidiaries.

GENERAL

     The Notes are joint and several obligations of the Company and Capital Corp. The Notes are issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Issuers have appointed the Trustee to serve as registrar and paying agent under the Indenture at its offices at 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING


     The Notes rank junior to, and subordinate in right of payment to, all existing and future Senior Indebtedness of the Issuers, pari passu in right of payment with all senior subordinated Indebtedness of the Issuers and senior in right of payment to all Subordinated Indebtedness of the Issuers. At December 31, 2001, the Company had approximately $32.0 million of Senior Indebtedness outstanding (exclusive of unused commitments). All debt incurred under the Credit Facilities will be Senior Indebtedness of the Company, will be guaranteed by each of the Guarantors on a senior basis and will be secured by substantially all of the assets of the Company and the Guarantors.


MATURITY, INTEREST AND PRINCIPAL OF THE NOTES


     The Notes are limited to $125,000,000 aggregate principal amount and will mature on October 1, 2007. Interest on the Notes accrues at a rate of 9 3/4% per annum and is payable in cash semi-annually in arrears on each April 1 and October 1, which commenced on April 1, 1998, to the holders of record of Notes at the close of business on March 15 and September 15, respectively, immediately preceding such interest payment date. Interest accrues from the most recent interest payment date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after October 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

                                                                REDEMPTION
                            YEAR                                  PRICE
                            ----                                ----------
2002........................................................     104.875%
2003........................................................     103.250%
2004........................................................     101.625%
2005 and thereafter.........................................     100.000%

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Notes, or any payment by the Issuers to acquire any of the Notes for cash, property or securities, or any distribution by the Issuers with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, or in bankruptcy, insolvency or receivership any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness then due in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may, in accordance with the terms of the agreement or other instrument under which such Designated Senior Indebtedness was created, be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,
(x) in no event will a Payment

Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Issuers, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Issuers may be unable to meet fully their obligations with respect to the Notes.


     As of December 31, 2001 indebtedness under the Credit Facilities (approximately $32.0 million at December 31, 2001) is the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.


GUARANTEES OF THE NOTES

     The Indenture provides that each of the Guarantors fully and unconditionally guarantees on a joint and several basis (the "Guarantees") all of the Issuers' obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee is subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor substantially to the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. The Guarantors also guarantee all obligations under the Credit Facilities, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Credit Facilities. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

     The Indenture provides that the Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date pursuant to "Certain Covenants -- Guarantees by Restricted Subsidiaries" to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture.

     Each Guarantee is a continuing guarantee and will (a) remain in full force and effect until payment in full of all of the obligations covered thereby, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.


     The Indenture provides that if the Notes are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "-- Certain Covenants -- Merger, Sale of Assets, etc.", all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants-Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes. In addition, if no Default or Event of Default has occurred and is continuing, upon the release of the guarantees of any Guarantor of amounts outstanding under the Credit Facilities, the Guarantee of such Guarantor shall be automatically released.


     Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If a Change of Control occurs which also constitutes an event of default under the Credit Facilities, the lenders under the Credit Facilities would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facilities. Accordingly, any claims of such lenders with respect to the assets of the Issuers will be prior to any claim of the Holders of the Notes with respect to such assets.

     Neither the Board of Managers of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however,that the Company and any Domestic Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter; and provided further, that any Foreign Restricted Subsidiary may incur Indebtedness in accordance with "-- Limitation on Foreign Indebtedness" below.

     Limitation on Foreign Indebtedness. The Company shall not cause or permit any Foreign Restricted Subsidiary of the Company to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (a) through (m) of the definition thereof unless (i) the Indebtedness is Incurred, denominated and payable in U.S. dollars or the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be Incurred in a Western European currency pursuant to this clause (i) may be Incurred in such Western European currency or, any other Western European currency, (ii) after giving effect to the Incurrence of such Indebtedness and the receipt of the application of the proceeds therefrom, (A) if, as a result of the Incurrence of such Indebtedness, such Restricted Subsidiary will be or become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than
3.0 to 1.0 and (II) the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter and (B) in any other case, the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

     Limitation on Senior Subordinated Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any Indebtedness of such Guarantor.

     Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) make any Investment in any Person (other than Permitted Investments); or

          (iv) designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation"); provided, however, that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

     (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

     (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant above; and

     (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus
(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the Fair Market Value of such Subsidiary, plus (5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including the sale of an Unrestricted Subsidiary) or dividends, distributions or interest payments received in cash, an amount equal to 100% of the net cash proceeds received by the Company or its Restricted Subsidiaries therefrom.

     The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company or its Restricted Subsidiaries that are not owned by the Company or its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "-- Optional Redemption" above; (iii) the purchase, redemption or other acquisition for value of Equity Interests of the Company (other than Disqualified Capital Stock) or options on such Equity Interests held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) does not exceed $5.0 million;
(iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with "-- Disposition of Proceeds of Asset Sales" below; (v) Tax Distributions; (vi) the payment of dividends on the Company's Common Stock, following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering; and (vii) the purchase, redemption, retirement or other acquisition prior to June 30, 1999 of Equity Interests of the Company from unaffiliated third parties; provided, however, that the aggregate cash consideration paid pursuant to this clause (vii) does not exceed $7.5 million; provided, however, that in the case of each of clauses (ii), (iii), (iv), (vi) and (vii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iii), (iv), (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. In determining the amount of any Restricted Payment made under clause (iv) of the first paragraph of this covenant, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date. Any such Designation shall be evidenced by a Board Resolution.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facilities, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in anticipation or contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Disposition of Proceeds of Asset Sales" below to the extent applicable thereto;
(vii) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitation on Indebtedness" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness; (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (ix) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (i) through
(viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less restrictive in the aggregate than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; (x) an agreement governing Senior Indebtedness permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant; provided, however, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in its reasonable and good faith judgment than the provisions contained in the Amended and Restated Credit Agreement as in effect on the Issue Date; or (xi) the Indenture.

     Designation of Unrestricted Subsidiaries. The Company shall not and shall not cause or permit any Restricted Subsidiary at any time to (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Managers of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness and (ii) Permitted Liens.
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     Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause
(A), or (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in a Related Business ("Replacement Assets"); provided, however, that if such property or assets subject to such Asset Sale were directly owned by the Company or a Guarantor, such Replacement Assets shall also be directly owned by the Company or a Guarantor. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 180 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets; provided, however, that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following the receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are so applied within 270 days following the receipt of such Net Cash Proceeds.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the "Net Proceeds Utilization Date") (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture and such Unutilized Net Cash Proceeds shall no longer be counted in determining the available amount of Unutilized Net Cash Proceeds for purposes of this covenant.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.
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

     Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

     Merger, Sale of Assets, etc. The Indenture provides that neither of the Issuers may consolidate with or merge with or into any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" covenant described above.

     Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless
(i) the Surviving Person (if other than such Guarantor) is a corporation or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Right Agreement to be performed or observed by such Guarantor;
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of the "Limitation of Indebtedness" covenant described above; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

     Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary) or any officer, director or employee of the Company or any Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Managers of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers;
(iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (v) the provision by Persons who may be deemed Affiliates or stockholders of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries; (vi) reasonable and customary loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers of the Company in good faith; and (vii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell or have outstanding any Equity Interests, except:
(i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenants described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, etc." above.

     Guarantees by Restricted Subsidiaries. The Indenture provides that the Company will not create or acquire, nor cause or permit any of the Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of the Indenture,
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

(B) a Foreign Restricted Subsidiary or (C) a Domestic Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture in accordance with "Guarantees of the Notes" above.


     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuers with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder.


EVENTS OF DEFAULT

     The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, which failure continues for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform any other covenant or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees which failure continues for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (e) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by insurance) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (h) other than as provided in or pursuant to any Guarantee or the Indenture, any Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (g) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable. If an Event of Default specified in clause (g) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants -- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Issuers of certain of their obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR, MEMBERS, MANAGERS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, manager or stockholder of either of the Issuers or any of their Affiliates, as such, shall have any liability for any obligations of either of the Issuers or any of their Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
(vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture, and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of the deposit and that no Holder is an insider of the Company, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or
(z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all
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outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Issuers, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal amount (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Issuers and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from

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failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or an Affiliate of the Issuers; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Acquisition Facility" means a credit facility entered into by the Company and one or more commercial banks or other lenders pursuant to which the Company and/or its Restricted Subsidiaries may incur Indebtedness for the purpose of financing one or more acquisitions of assets or equity securities of any Related Business and paying related fees and expenses.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or

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any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants -- Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above; and (d) any transfers of properties and assets to the Company, between the Company and Wholly Owned Restricted Subsidiaries that are Guarantors or between Wholly Owned Restricted Subsidiaries. In addition, solely for purposes of "Certain Covenants -- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Managers of such Person or a duly authorized committee of such Board of Managers.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the government of Canada or the government of any member of the European Union, in each case having maturities of not more than one year from the date of acquisition; (b) domestic and Eurocurrency certificates of deposit, time deposits and base rate certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank incorporated under the laws of the United States, any state thereof, the District of Columbia or its branches or agencies or under the laws of Canada or the laws of any member of the European Union and having capital and surplus in excess of $250 million and whose long-term debt is rated at least "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Act); (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and (g) in the case of any Foreign Restricted Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or
(ii) of the type and maturity described in clauses (a) and (b) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

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     "Change of Control" means the occurrence of any of the following events
(whether or not approved by the Board of Managers of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Managers of the Company (together with any new directors whose election by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Merger, Sale of Assets, etc."

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale described in clauses (i) or (ii) of the definition thereof, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X under the Securities Act as in effect on the Issue Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividends on any series of Preferred Equity Interest (other than Qualified Equity Interests) of such Person and its Restricted Subsidiaries (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net cost or benefit under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed
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by the Company or any Restricted Subsidiary actually paid by the Company or any
Restricted Subsidiary and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business (including, without limitation, on or with respect to Investments) and there shall not be included dividends, distributions or interest thereon; (v) any extraordinary gain or loss and any foreign currency gains or losses; (vi) the cumulative effect of a change in accounting principles after the Issue Date; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (C) only, such charges which require an accrual of or a reserve for cash charges or payments for any future period and excluding minority interest).


     "Credit Facilities" means (i) the Second Amended and Restated Credit Agreement, dated as of August 5, 1997, among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Restricted Subsidiary that is later added thereto, the lenders named therein, Bank One, as Administrative Agent and Documentation and Collateral Agent, and The Chase Manhattan Bank, as Co-Administrative Agent and Syndication Agent, (ii) the Credit Agreement, dated as of July 2, 1997, among Advanced Accessory Systems Canada Inc., Bank One, Canada, as Agent, Bank One, Canada and The Chase Manhattan Bank of Canada, as lenders and the guarantors identified on the signature pages thereof and (iii) an Acquisition Facility, in each case, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.


     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Facilities and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.
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     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the final maturity date of the Notes.

     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Management Holder" means each of F. Alan Smith, Marshall D. Gladchun, Roger T. Morgan, Terence C. Seikel, Richard E. Borghi, Barry Banducci and Gerard J. Brink.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Managers of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Managers of the Company delivered to the Trustee.

     "Foreign EBITDA" means, for any period, the aggregate of the Consolidated EBITDA of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary other than a Domestic Restricted Subsidiary.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

     "Guarantor" means (i) each Domestic Subsidiary of the Company existing on the Issue Date and (ii) each other Domestic Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Credit Facilities; (b) all Interest Rate Protection Obligations of such Guarantor;
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(c) all Obligations of such Guarantor under letters of credit; and (d) all other
Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guarantee of the Notes;
(e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "Holders" means the registered holders of the Notes.

     "Income Tax Liabilities" means with respect to any member or, in the event such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of the Company or any of its Restricted Subsidiaries that are limited liability companies for any calendar year, an amount determined by multiplying (a) such Person's allocable share of all taxable income and gains of such limited liability company by (b) forty four percent (44%).

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) every obligation of the type referred to in clauses (a) through (g) of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (i) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through
(h) above. Indebtedness (i) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized
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by cash or Cash Equivalents; (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (iii) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (iv) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal or investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights" below) on the Notes.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Managers (or comparable body) of the Person making such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents

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received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); (d) amounts deemed, in good faith, appropriate by the Board of Managers of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price
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

will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that each Holder will be entitled to withdraw all or any portion of any Notes tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note such Holder tendered, the certificate number of the Note such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and
(12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.


     "Permitted Holder" means each of (i) JPMP and its affiliates, (ii) the Existing Management Holders and (iii) any corporation, a majority of the outstanding Voting Equity Interests of which are owned, directly or indirectly, by persons listed in clauses (i) and (ii) of this definition, and no more than 35% of the outstanding Voting Equity Interests of which are beneficially owned, directly or indirectly, by any Person (other than Permitted Holders) or group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-15d(b)(1) under the Exchange Act.


     "Permitted Indebtedness" means the following, each of which shall be given independent effect:

          (a) Indebtedness under the Notes;

          (b) Indebtedness of the Company or any Restricted Subsidiary Incurred under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $25.0 million and (ii) the sum of 85% of the total book value of accounts receivable and 50% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP;

          (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted

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     Subsidiary ceases to be a Subsidiary and (iii) the Designation of a
     Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company or its Restricted Subsidiaries and the guarantees by the Company of Indebtedness of the Restricted Subsidiaries; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor or the Company's obligations under the Notes, as the case may be; shall be senior to such Guarantor's or the Company's, as the case may be, guarantee of such Subordinated Indebtedness;

          (e) Interest Rate Protection Obligations relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under the "Limitation on Indebtedness" covenant); provided, however, that (i) such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation and (ii) the notional principal amount of such Interest Rate Protection Obligations, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (f) Purchase Money Indebtedness and Capitalized Lease Obligations which, at the time of the incurrence thereof, do not, in the aggregate with all such other Indebtedness incurred pursuant to this clause (f), exceed 5.0% of the total assets of the Company and its Restricted Subsidiaries, on a consolidated basis determined consistent with the Company's most recent balance sheet prepared in accordance with GAAP at any one time outstanding;

          (g) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business in an amount not to exceed $3.0 million in the aggregate at any time outstanding;

          (j) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (k) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (l) Indebtedness of the Company or any Restricted Subsidiary Incurred under an Acquisition Facility in an aggregate principal amount at any one time outstanding not to exceed $22.0 million,

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

     reduced by any required permanent repayments (which are accompanied by corresponding permanent commitment reduction thereunder);

          (m) Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the "Limitation on Indebtedness" covenant or clauses (a), (h) or (l) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and

          (n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Company (including any Indebtedness under the Credit Facilities that utilizes this clause (m)) having an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Investments" means (a) cash and Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in Restricted Subsidiaries or Persons that, as a result of or in connection with any such Investment, become Restricted Subsidiaries or are merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments paid for in Qualified Equity Interests of the Company; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, but not limited to, travel and moving expenses) not in excess of $1 million in the aggregate at any one time outstanding; (h) Investments in Replacement Assets made in compliance with the "Limitation on Asset Sales" covenant; (i) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and (j) Investments (including, without limitation, in the form of joint ventures with unaffiliated third parties) in Related Businesses not in excess of $10 million in the aggregate at any one time outstanding.


     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

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     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's, mechanics', suppliers', materialmen's, landlords' and repairmen's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, bids, sales or tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practices in connection therewith, surety, appeal and performance bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants -- Limitation on Indebtedness" above and (IV) such Liens attach within 120 days of such purchase, construction, installation, repair, addition or improvement; (j) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (l) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (n) Liens securing Interest Swap Obligations and Currency Agreements which Obligations and agreements are otherwise permitted under the Indenture; (o) Liens by reason of judgments, attachments or decree not otherwise resulting in an Event of Default;
(p) Liens securing Indebtedness of non-Guarantor Restricted Subsidiaries Incurred in compliance with the Indenture; and (q) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Managers) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Managers of the Company, by a resolution of the Board of Managers of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Senior Indebtedness" means, at any date, (a) all Obligations under the Credit Facilities; (b) all Interest Rate Protection Obligations of the Company;
(c) all Obligations of the Company under letters of credit; and (d) all other Indebtedness of the Company, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Issuers or any Guarantor, any Indebtedness of the Issuers or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Tax Distribution" means, as of the time of determination thereof, any distribution by the Company and any of its Restricted Subsidiaries that are limited liability companies to their respective members (or in each case, if such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of such limited liability company) which (i) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the relevant member's Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company and (ii) with respect to tax payments to be made with income tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities of such member for such calendar year minus the aggregate amount distributed to such member for such calendar year as provided in clause (i) above. In the event the amount determined under clause (ii) is negative amount, the amount of any distributions to the relevant member in the succeeding calendar year (or, if necessary, any subsequent calendar years) shall be reduced by such negative amount.

     "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to the "Designation of Unrestricted Subsidiaries" covenant. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Managers or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which at least 99.0% of the outstanding Voting Equity Interests (other than qualifying shares or other Equity Interests owned by directors or other members of any comparable governing body) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

                              PLAN OF DISTRIBUTION


     This Prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the Notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both counterparties. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Company will not receive any of the proceeds of such sales. The Company has agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.



     The Company has been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to continue to make a market in the Notes. However, J.P. Morgan Securities Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- An Active Trading Market for the Notes May Not Develop." See "Management -- Board of Managers, Executive Officers and Other Significant Employees" for a description of Donald
J. Hoffman, Jr.'s service as one of our Board Members and officers. Mr. Hoffman is a partner of JPMP. See "Security Ownership of Certain Beneficial Owners and Management" for a description of the ownership of our membership interest units by J.P. Morgan Partners (23A SBIC), LLC.


                                 LEGAL MATTERS

     The validity of the Notes offered hereby was passed upon for the Issuers by O'Sullivan Graev & Karabell, LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of the Company as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
ADVANCED ACCESSORY SYSTEMS, LLC AND SUBSIDIARIES
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets -- December 31, 2001 and 2000...  F-3
Consolidated Statements of Operations -- Years Ended
  December 31, 2001, 2000 and 1999..........................  F-4
Consolidated Statements of Cash Flows -- Years Ended
  December 31, 2001, 2000 and 1999..........................  F-5
Consolidated Statements of Changes in Members'
  Equity -- Years Ended December 31, 2001, 2000 and 1999....  F-6
Notes to Consolidated Financial Statements..................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Managers


and Members of


Advanced Accessory Systems, LLC



     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Advanced Accessory Systems, LLC and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP


Detroit, Michigan


March 15, 2002

                        ADVANCED ACCESSORY SYSTEMS, LLC


                          CONSOLIDATED BALANCE SHEETS



                                                                    DECEMBER 31,
                                                                --------------------
                                                                  2001        2000
                                                                  ----        ----
                                                                 (DOLLAR AMOUNTS IN
                                                                     THOUSANDS)
                           ASSETS
Current assets
  Cash......................................................    $  2,139    $  3,315
  Accounts receivable, less reserves of $1,788 and $2,140,
     respectively...........................................      44,790      42,942
  Inventories...............................................      39,432      42,094
  Deferred income taxes.....................................       1,643       1,775
  Other current assets......................................       4,133       6,874
                                                                --------    --------
       Total current assets.................................      92,137      97,000
Property and equipment, net.................................      54,404      58,232
Goodwill, net...............................................      73,394      77,391
Other intangible assets, net................................       4,685       5,030
Deferred income taxes.......................................       1,932       2,020
Other noncurrent assets.....................................       1,738       2,824
                                                                --------    --------
                                                                $228,290    $242,497
                                                                ========    ========
              LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt......................    $ 11,023    $ 11,811
  Accounts payable..........................................      29,051      24,996
  Accrued liabilities.......................................      23,553      25,402
  Mandatorily redeemable warrants...........................       5,130          --
                                                                --------    --------
       Total current liabilities............................      68,757      62,209
                                                                --------    --------
Noncurrent liabilities
  Deferred income taxes.....................................         828       1,001
  Other noncurrent liabilities..............................       4,755       4,557
  Long-term debt, less current maturities...................     145,626     163,824
                                                                --------    --------
       Total noncurrent liabilities.........................     151,209     169,382
                                                                --------    --------
Commitments and contingencies (Note 11)
Mandatorily redeemable warrants.............................          --       5,010
                                                                --------    --------
Members' equity
  Class A Units 25,000 authorized, 9,236 issued at December
     31, 2001 and 2000, respectively........................       7,348       7,409
  Class A-1 Units 25,000 authorized, 5,133 issued at
     December 31, 2001 and 2000, respectively...............       4,117       4,117
  Class B Units, 2,000 authorized, no Units issued at
     December 31, 2001 and 2000.............................          --          --
  Other comprehensive loss..................................        (181)     (1,077)
  Accumulated deficit.......................................      (2,960)     (4,553)
                                                                --------    --------
                                                                   8,324       5,896
                                                                --------    --------
                                                                $228,290    $242,497
                                                                ========    ========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  2001        2000        1999
                                                                  ----        ----        ----
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)
Net sales...................................................    $314,035    $318,817    $314,142
Cost of sales...............................................     239,583     239,090     227,889
                                                                --------    --------    --------
  Gross profit..............................................      74,452      79,727      86,253
Selling, administrative and product development expenses....      44,769      45,527      50,258
Amortization of intangible assets...........................       3,312       3,297       3,245
                                                                --------    --------    --------
  Operating income..........................................      26,371      30,903      32,750
                                                                --------    --------    --------
Other expense
  Interest expense..........................................      17,684      17,950      17,453
  Foreign currency loss.....................................       4,948       5,386       7,912
  Other expense.............................................         743          52       1,990
                                                                --------    --------    --------
Income before income taxes..................................       2,996       7,515       5,395
Provision (benefit) for income taxes........................         602        (278)        417
                                                                --------    --------    --------
Net income..................................................    $  2,394    $  7,793    $  4,978
                                                                ========    ========    ========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  2001        2000        1999
                                                                  ----        ----        ----
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net income..................................................    $  2,394    $  7,793    $  4,978
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation and amortization.............................      14,599      14,304      14,065
  Deferred taxes............................................        (161)       (908)     (2,433)
  Foreign currency loss.....................................       4,965       5,159       6,297
  Loss (gain) on disposal of assets.........................         701          37         (13)
  Changes in assets and liabilities net of acquisitions:
     Accounts receivable....................................      (2,645)      3,425      (8,188)
     Inventories............................................       1,427      (4,055)      1,815
     Other current assets...................................       2,771      (1,546)       (677)
     Other noncurrent assets................................         685        (346)        (56)
     Accounts payable.......................................       4,084        (199)      4,527
     Accrued liabilities....................................        (950)       (763)      3,441
     Other noncurrent liabilities...........................        (219)     (1,485)      1,258
                                                                --------    --------    --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............      27,651      21,416      25,014
                                                                --------    --------    --------
CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Acquisition of machinery and equipment......................      (7,580)    (10,445)    (11,775)
Acquisition of subsidiaries, net of cash acquired...........          --      (2,804)         --
                                                                --------    --------    --------
       NET CASH USED FOR INVESTING ACTIVITIES...............      (7,580)    (13,249)    (11,775)
                                                                --------    --------    --------
CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Increase (decrease) in revolving loan.......................      (8,341)     11,343          --
Repayment of debt...........................................     (11,706)    (13,878)     (9,270)
Issuance of membership units................................          --          --          50
Collections of membership notes receivable..................          59          65          29
Borrowing of debt...........................................         400          --          --
Repurchase of membership units..............................          --      (6,422)     (4,274)
Distributions to members....................................        (801)     (6,090)     (4,720)
                                                                --------    --------    --------
       NET CASH USED FOR FINANCING ACTIVITIES...............     (20,389)    (14,982)    (18,185)
                                                                --------    --------    --------
Effect of exchange rate changes.............................        (858)      1,412       2,424
Net decrease in cash........................................      (1,176)     (5,403)     (2,522)
Cash at beginning of period.................................       3,315       8,718      11,240
                                                                --------    --------    --------
Cash at end of period.......................................    $  2,139    $  3,315    $  8,718
                                                                ========    ========    ========
Cash paid for interest......................................    $ 16,304    $ 17,032    $ 16,809
                                                                ========    ========    ========
Cash paid for income taxes..................................    $    845    $  1,763    $  3,131
                                                                ========    ========    ========



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC



             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY



                                                                        OTHER
                                                                    COMPREHENSIVE    RETAINED      TOTAL
                                                        MEMBERS'       INCOME        EARNINGS     MEMBERS'
                                                        CAPITAL        (LOSS)        (DEFICIT)     EQUITY
                                                        --------    -------------    ---------    --------
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)
Balance at December 31, 1998........................    $22,276        $  (615)       $(6,514)    $15,147
Issuance of additional units........................        970             --             --         970
Notes receivable for unit purchase..................        380             --             --         380
Repurchase of membership units......................     (5,142)            --             --      (5,142)
Accretion of membership warrants....................       (401)            --             --        (401)
Distributions to members............................         --             --         (4,720)     (4,720)
Comprehensive income:
  Currency translation adjustment...................         --           (881)            --
  Net income for 1999...............................         --             --          4,978
     Total comprehensive income.....................                                                4,097
                                                        -------        -------        -------     -------
Balance at December 31, 1999........................     18,083         (1,496)        (6,256)     10,331
Notes receivable for unit purchase..................         65             --             --          65
Repurchase of membership units......................     (6,422)            --             --      (6,422)
Accretion of membership warrants....................       (200)            --             --        (200)
Distributions to members............................         --             --         (6,090)     (6,090)
Comprehensive income:
  Currency translation adjustment...................         --            419             --
  Net income for 2000...............................         --             --          7,793
     Total comprehensive income.....................                                                8,212
                                                        -------        -------        -------     -------
Balance at December 31, 2000........................     11,526         (1,077)        (4,553)      5,896
Notes receivable for unit purchase..................         59             --             --          59
Accretion of membership warrants....................       (120)            --             --        (120)
Distributions to members............................         --             --           (801)       (801)
Comprehensive income:
  Minimum pension liability adjustment..............         --           (285)            --
  Currency translation adjustment...................         --          1,181             --
  Net income for 2001...............................         --             --          2,394
     Total comprehensive income.....................                                                3,290
                                                        -------        -------        -------     -------
Balance at December 31, 2001........................    $11,465        $  (181)       $(2,960)    $ 8,324
                                                        =======        =======        =======     =======



          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)



1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES



BUSINESS ACTIVITIES



     Advanced Accessory Systems, LLC (the "Company") supplies towing and rack systems and accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's business commenced on September 28, 1995. The Company's products include a comprehensive line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. The Company's broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. The Company's products are sold as standard accessories or options for a variety of light vehicles.



PRINCIPLES OF CONSOLIDATION



     The Company includes the accounts of the following:



SportRack, LLC..................................    100% owned by Advanced Accessory Systems, LLC
SportRack Automotive, GmbH and its consolidated
  subsidiaries..................................    A German corporation, 100% owned by SportRack, LLC
SportRack Accessories, Inc and its consolidated
  subsidiary....................................    A Canadian corporation, 100% owned by SportRack,
                                                    LLC
AAS Holdings, Inc...............................    100% owned by Advanced Accessory Systems, LLC
Brink International B.V and its consolidated
  subsidiaries..................................    A Dutch corporation, 100% owned by AAS Holdings,
                                                    Inc.
Valley Industries, LLC..........................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                    owned by SportRack, LLC
ValTek, LLC.....................................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                    owned by SportRack, LLC
AAS Capital Corporation.........................    100% owned by Advanced Accessory Systems, LLC



     All intercompany transactions have been eliminated in consolidation.



REVENUE RECOGNITION



     Revenue and related cost of goods sold are recognized upon shipment of the product to the customer. Sales allowances, discounts, rebates and other adjustments are recorded or accrued in the period of the sale.



SIGNIFICANT ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal period. Actual results could differ from those estimates.



     During the year ended December 31, 2000, management decreased an estimated liability related to a contingent obligation to one of its customers. The reduction resulted in a benefit to the Company of approximately $1,900 which was included in selling, administrative and product development expenses.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


FINANCIAL INSTRUMENTS



     Financial instruments at December 31, 2001 and 2000, including cash, accounts receivable and accounts payable, are recorded at cost, which approximates fair value due to the short-term maturities of these assets and liabilities. The carrying value of the obligations under the bank agreements are considered to approximate fair value as the agreements provide for interest rate revisions based on changes in prevailing market rates or were entered into at rates that approximate market rates at December 31, 2001 and 2000. The fair value of the Notes (as defined below) as of December 31, 2001 and 2000 was approximately $103,750 and $85,000, respectively, based upon quoted prices in the market in which the Notes are traded.



     The Company is exposed to certain market risks which exist as a part of its ongoing business operations. Primary exposures include fluctuations in the value of foreign currency investments in subsidiaries, volatility in the translation of foreign currency earnings to U.S. Dollars and movements in Federal Funds rates and the London Interbank Offered Rate (LIBOR). The Company will use derivative financial instruments, where appropriate, to manage these risks. The Company, as a matter of policy, does not engage in trading or speculative transactions.



CASH EQUIVALENTS



     For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.



CURRENCY TRANSLATION



     The functional currency for the Company's foreign subsidiaries is the applicable local currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; translation adjustments are reported as a separate component of members' equity. Revenues, expenses and cash flows for foreign subsidiaries are translated at average exchange rates during the period; foreign currency transaction gains and losses are included in current earnings. The accompanying consolidated statement of operations for the years ended December 31, 2001, 2000 and 1999 includes net currency losses of $4,948, $5,386 and $7,912, respectively, relating primarily to debt denominated in U.S. Dollars at Brink International B.V., and SportRack Accessories, Inc. whose functional currency was the European Euro and Canadian Dollar, respectively. At December 31, 2001, U.S. Dollar denominated debt recorded at Brink includes intercompany debt and substantially all outstanding term notes under the Company's Second Amended and Restated Credit Agreement.



INVENTORIES



     Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventories are periodically reviewed and reserves established for excess and obsolete items.



TOOLING



     The Company incurs costs related new tooling used in the manufacture of products sold to OEMs. Tooling costs that are reimbursed by customers as the tooling is completed are included in other current assets. All other customer owned tooling costs, which totaled $1,111 and $2,205 at December 31, 2001 and 2000, respectively, are included in other noncurrent assets and amortized over the expected product life, generally three to six years. Company owned tooling is included in property and equipment and depreciated over its expected useful life, generally three to five years. Management periodically evaluates the recoverability

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


of tooling costs, based on estimated future cash flows, and makes provisions for tooling costs that will not be recovered, if any, when such amounts are known and incurred.



PROPERTY AND EQUIPMENT



     Property and equipment is stated at acquisition cost, which reflects the fair market value of assets acquired at the acquisition date for all subsidiaries. Property and equipment purchased other than through the acquisitions described in Note 2 is stated at cost. Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation expense, which was $10,569, $10,445 and $10,418 for the years ended December 31, 2001, 2000 and 1999, respectively, is computed using the straight-line method over the following estimated useful lives:



                                                                YEARS
                                                                -----
Buildings and improvements..................................    5-50
Machinery, equipment and tooling............................    2-10
Furniture and fixtures......................................     5-7



GOODWILL AND OTHER INTANGIBLE ASSETS



     Goodwill of $73,394 and $77,391, net of accumulated amortization of $16,872 and $14,032, at December 31, 2001 and 2000, respectively, represents the costs in excess of net assets acquired and is amortized using the straight line method over periods of up to 30 years.



     Debt issuance costs of $4,093 and $4,602, net of accumulated amortization at December 31, 2001 and 2000, respectively, are amortized over the terms of the loan agreements, which are six to ten years. Debt issuance cost amortization of $677, $625 and $589 for 2001, 2000 and 1999, respectively, has been included in interest expense.



IMPAIRMENT OF GOODWILL AND LONG-LIVED ASSETS



     The Company evaluates the potential impairment of goodwill on an ongoing basis and reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company determines the impairment of long-lived assets by comparing the undiscounted future net cash flows to be generated by the assets to their carrying value. Impairment losses are then measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.



INCOME TAXES



     The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Distributions are made to the members in amounts sufficient to meet the tax liability on the Company's domestic taxable income accruing to the individual members. Distributions to members of $801, $6,090 and $4,720 were made during 2001, 2000 and 1999, respectively.



     Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. Income tax provisions for these entities are based on the U.S. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are provided for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such entities' assets and liabilities. Deferred tax assets are reduced by a valuation

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


allowance for tax benefits that are not expected to be realized. The Company does not provide for U.S. income taxes or foreign withholding taxes on the undistributed earnings of foreign subsidiaries because of management's intent to permanently reinvest in such operations.



     The Company and certain subsidiaries are subject to taxes, including Michigan Single Business Tax and Canadian capital tax, which are based primarily on factors other than income. As such, these amounts are included in selling, administrative and product development expenses in the accompanying consolidated statements of operations. Deferred taxes related to Michigan Single Business Tax are provided on the temporary differences resulting from capital acquisitions and depreciation.



RESEARCH, DEVELOPMENT AND ENGINEERING



     Research, development and engineering costs are expensed as incurred and aggregated approximately $9,397, $9,779 and $10,302 for the years ended December 31, 2001, 2000 and 1999, respectively.



NEW ACCOUNTING PRONOUNCEMENTS



     On January 1, 2002, the Company will adopt the accounting standards set forth in Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets" (SFAS 142) and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 142 will change the methodology for assessing goodwill impairments. The initial application of this statement is likely to result in the impairment of goodwill due to the differences in the methods of calculating impairment. The first step of the initial impairment test required by SFAS 142 has been substantially completed and has identified $29,200 of goodwill that may be impaired based upon the new accounting standard. The impairment testing required to determine the actual amounts of goodwill impaired will be completed in 2002. Additionally, under the new standard, goodwill is no longer amortized but is to be tested periodically for impairment. This will result in a reduction of approximately $3,000 in amortization of intangible assets annually. The adoption of SFAS 144 is not expected to have a material impact on the Company's financial position or results of operations.



     Effective June 30, 2001, the Company adopted Emerging Issues Task Force
(EITF) Consensus 00-19, "Determination of Whether Share Settlement is Within the Control of the Issuer for Purposes of Applying Issue No. 96-13, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock' ". Accordingly, based upon the terms of the warrants, the Company has reclassified the mandatorily redeemable warrants to a component of current liabilities. Future accretion will be included in the determination of net income or loss for each reporting period.



2. ACQUISITIONS



     Acquisitions of the Company from January 1, 1999 through December 31, 2001 are as follows:



                                                   PURCHASE    GOODWILL
     ACQUIRED COMPANY         ACQUISITION DATE      PRICE      RECORDED      LOCATION       PRODUCT LINES
     ----------------         ----------------     --------    --------      --------       -------------
Titan Industries, Inc.....    February 22, 2000     1,525       1,237      United States    Towing systems
Wiswall Hill
  Corporation.............    September 5, 2000     1,200          --      United States    Rack systems



     The above acquisitions have each been accounted for in accordance with the purchase method of accounting. Accordingly, the respective purchase price of each acquisition has been allocated to assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date. The excess of the aggregate purchase price over the estimated fair value of the net assets acquired has been recorded as

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

2. ACQUISITIONS -- (CONTINUED)


goodwill. The operating results of these entities have been included in the Company's consolidated financial statements since the date of each acquisition. Each acquisition represented the purchase of the assets of the respective company and each acquired company was purchased for cash.



     Pro forma results have not been presented as they are substantially the same as the Company's actual results.



3. LONG-TERM DEBT



     Long-term debt is comprised of the following:



                                                                                      OUTSTANDING AT
                                                               INTEREST RATE AT        DECEMBER 31,
                                                                 DECEMBER 31,      --------------------
                                                                     2001            2001        2000
                                                               ----------------      ----        ----
Senior Subordinated Notes, less discount of $327 and $367
  respectively.............................................         9.75%          $124,673    $124,633
Second Amended and Restated Credit Agreement (U.S. Credit
  Facility)
     Term note A...........................................         5.58%             1,794       5,326
     Term note B...........................................         6.08%            12,079      12,370
     Acquisition revolving note............................         5.58%             9,188      14,438
     Revolving line of credit note.........................         6.13%             3,002      11,343
     Supplemental revolving loan note......................            --                --          --
First Amended and Restated Credit Agreement (Canadian
  Credit Facility)
     Canadian term note....................................         4.75%             4,509       7,525
     Canadian revolving line of credit note................            --                --          --
Other......................................................            --             1,404          --
                                                                                   --------    --------
                                                                                    156,649     175,635
Less -- current portion....................................                          11,023      11,811
                                                                                   --------    --------
                                                                                   $145,626    $163,824
                                                                                   ========    ========



SENIOR SUBORDINATED NOTES



     Borrowings under the Company's Series B Senior Subordinated Notes (the "Notes"), due October 1, 2007, are unsecured and are subordinated in right of payment to all existing and future senior indebtedness of the Company, including the loans under the U.S. and Canadian Credit Agreements described below. The Company, at its option, may redeem the Notes, in whole or in part, together with accrued and unpaid interest subsequent to October 1, 2002 at certain redemption prices as set forth by the indenture under which the Notes have been issued. Upon the occurrence of a change of control of the Company, as defined by the indenture, the Company is required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes. The indenture places certain limits on the Company, the most restrictive of which include the restrictions on, the incurrence of additional indebtedness by the Company, the payment of dividends on and redemption of capital of the Company, the redemption of, certain subordinated obligations, investments, sales of assets and stock of certain subsidiaries, transactions with affiliates, consolidations, mergers and transfers of all or substantially all of the Company's assets. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

3. LONG-TERM DEBT -- (CONTINUED)


SECOND AMENDED AND RESTATED CREDIT AGREEMENT



     The Company's Second Amended and Restated Credit Agreement ("U.S. Credit Facility"), which is administered by Bank One and The Chase Manhattan Bank ("Chase"), is secured by substantially all the assets of the Company and places certain restrictions on the Company related to indebtedness, sales of assets, investments, capital expenditures, dividend payments, management fees, and members' equity transactions. In addition, the agreement subjects the Company to certain restrictive covenants, including the attainment of designated operating ratios and minimum net worth levels. The Company, at its election, may make prepayments of the term notes under the credit agreement on a pro-rata basis. Additionally, mandatory prepayments of the term notes are required in the event of sales of assets meeting certain criteria, as set forth by the agreement, or based upon periodic calculations of excess cash flows, as defined by the agreement. On December 15, 2001, the Company entered into Amendment No. 9 to the U.S. Credit Facility which reset certain financial covenants for fiscal years 2001 and 2002 and provided the Company with additional liquidity by adding a conditional supplemental revolving loan facility of up to $10.0 million which is available until March 31, 2003.



     The U.S. Credit Facility provides for two term notes (Term note A and Term note B), a revolving line of credit note, an acquisition note and a Supplemental Revolving Loan Note. Loans under each of the term notes and the revolving notes can be converted, at the election of the Company, in whole or in part, into Base Rate Loans or Eurocurrency Loans. Interest is payable in arrears quarterly on Base Rate Loans, and in arrears in one, two or three months on Eurocurrency Loans, as determined by the length of the Eurocurrency Loan, as selected by the Company. Interest is charged at an adjustable rate plus the applicable margin. The applicable margin is based upon the Company's Leverage Ratio, as defined by the Credit Agreement. Eurocurrency Loans under each of the term notes can be made in U.S. dollars or certain other currencies, at the option of the Company. The U.S. Credit Facility also provides for a Letter of Credit Facility. At December 31, 2001 and 2000, the Company had an irrevocable letter of credit outstanding in the amount of $8,041 and $6,350, respectively (see Note 11).



Term note A



     On October 30, 1996, the Company borrowed $65,000 under Term note A. On October 1, 1997, the Company made a mandatory prepayment totaling $43,475 in connection with the issuance of the Notes. Mandatory prepayments of $518 and $1,597 were made in June 2000 and June 1999, respectively, for the excess cash flows of the Company as defined by the Credit Agreement. At December 31, 2001, the applicable margin for Term note A ranges from 2.0% to 3.0% for Base Rate Loans and from 2.75% to 3.75% for Eurocurrency Loans. The applicable margin for Base Rate Loans and Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. Repayments under the note are required in the following installments:



                         QUARTERLY
                         ---------
March 31, 2002 and June 30, 2002............................    $883
Final installment on September 30, 2002.....................      28



Term note B



     On August 5, 1997, the Company borrowed $55,000 under Term note B. On October 1, 1997, the Company made a mandatory prepayment totaling $39,044 in connection with the issuance of the Notes. Mandatory prepayments of $833 and $1,806 were made in June 2000 and June 1999, respectively, for the excess cash flows of the Company as defined by the Credit Agreement. At December 31, 2001, the applicable

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

3. LONG-TERM DEBT -- (CONTINUED)


margin for Term note B ranges from 2.5% to 3.5% for Base Rate Loans and from 3.25% to 4.25% for Eurocurrency Loans. The applicable margin for Base Rate Loans and Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. Repayments under Term note B are required in the following installments:




March 31, 2002 through September 30, 2003 (quarterly).......    $   73
December 31, 2003...........................................     2,914
March 31, 2004 and June 30, 2004............................     3,764
October 30, 2004............................................     1,126



Acquisition note



     On December 31, 1997, the Company borrowed $21,000 under its acquisition note. The proceeds were used to acquire the assets of Ellebi on January 2, 1998. At December 31, 2001, the applicable margin for acquisition note ranges from 2.0% to 3.0% for Base Rate Loans and from 2.75% to 3.75% for Eurocurrency Loans. The applicable margin for Base Rate Loans and Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. Repayments under the acquisition note are due in equal quarterly installments of $1,312 through September 30, 2003.



Revolving line of credit note



     The Company has the ability to borrow up to $25,000 under the revolving line of credit, which expires on October 30, 2003. Available borrowings, however, are limited to a defined borrowing base amount equal to 85% eligible domestic accounts receivable and 80% of certain eligible foreign accounts receivable. The base borrowing amount is increased by the lesser of the sum of 50% of domestic eligible inventory and 40% to 50% of certain eligible foreign inventory or $10,000. Available borrowings are reduced by amounts outstanding under the Canadian revolving line of credit note described below and outstanding letters of credit. At December 31, 2001, $13,957 was available for borrowing on the note. At December 31, 2001, the applicable margin for revolving line of credit note ranges from 2.0% to 3.0% for Base Rate Loans and from 2.75% to 3.75% for Eurocurrency Loans. The applicable margin for Base Rate Loans and Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. A commitment fee of 0.5% to 0.625% is charged on the unused balance based on the Company's Senior Leverage Ratio, as defined.



Supplemental revolving loan note



     When the availability under the revolving line of credit note reaches zero, the Company has the ability to borrow up to $10,000 under the supplemental revolving loan note. Available borrowings are limited to the same borrowing base as the revolving line of credit note to the extent the borrowing base exceeds $25,000. At December 31, 2001, $10,000 in borrowings were available on the note. At December 31, 2001, the applicable margin for supplemental revolving note ranges from 2.0% to 3.0% for Base Rate Loans and from 2.75% to 3.75% for Eurocurrency Loans. The applicable margin for Base Rate Loans and Eurocurrency Loans will increase by 0.25% (for all points within the range) on July 1, 2002 and again on October 1, 2002. A commitment fee of 0.5% to 0.625% is charged on the unused balance based on the Company's Senior Leverage Ratio, as defined. A mandatory prepayment of all outstanding loans under the note is due if the Company reports Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined by the agreement, of less than $32,000 on a trailing four quarter basis at the end of any fiscal quarter. The note expires on March 31, 2003.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

3. LONG-TERM DEBT -- (CONTINUED)


FIRST AMENDED AND RESTATED CREDIT AGREEMENT



     The Company's First Amended and Restated Credit Agreement ("Canadian Credit Facility"), which is administered by Bank One Canada and The Chase Manhattan Bank of Canada ("Chase Canada"), is secured by substantially all of the assets of the Company's Canadian subsidiaries and is guaranteed by the Company.



     The Canadian Credit Facility provides for a C$20,000 term note and a C$4,000 revolving note, (U.S. $12,558 and U.S. $2,512) at December 31, 2001, respectively. Loans under each of the notes can be converted at the election of the Company, in whole or in part, into Floating Rate advances, U.S. Base Rate advances or LIBOR advances. Floating rate advances are denominated in Canadian dollars and bear interest at a variable rate based on the bank's prime lending rate plus a variable margin. U.S. Base Rate advances are denominated in U.S. dollars and bear interest at the bank's prime lending rate plus a variable margin. LIBOR advances are denominated in U.S. dollars and bear interest at LIBOR plus a variable margin. The variable margin is based upon the Company's Senior Debt Ratio, as defined by the Canadian Credit Facility and ranges from 0.5% to 1.75% for U.S. Base Rate advances and from 1.5% to 2.75% for LIBOR advances.



Canadian term note



     Repayments under the Canadian term note are required in the following installments:



                         QUARTERLY
                         ---------
March 31, 2002 through June 30, 2003........................    $645
Final installment on October 30, 2003.......................     639



Canadian revolving line of credit note



     A commitment fee of 0.5% is charged on the unused balance of the Canadian revolving line of credit note.



SENIOR SUBORDINATED LOANS



     On October 30, 1996, the Company borrowed $20,000 under its Senior Subordinated Note Purchase Agreement ("Senior Subordinated Loans") with J.P. Morgan Partners (23A SBIC), LLC, an affiliate of J.P. Morgan Partners, LLC, and International Mezzanine. The Senior Subordinated Loans were repaid in full on October 1, 1997 with the proceeds of the Notes discussed above.



     In connection with the issuance of the Senior Subordinated Loans, the Company issued warrants to purchase 1,002 membership units. The warrants have an exercise price of one cent per warrant, are exercisable immediately, and expire October 30, 2004. As provided in the Warrant Agreement, the warrant holder can put the warrants and membership units acquired through the exercise of the warrants back to the Company before the earlier of October 30, 2004 and the consummation of a Qualified Public Offering for an amount equal to Fair Market Value, as defined. Additionally, as provided in the Warrant Agreement, the Company may call the warrants and membership units acquired through the exercise of the warrants at any time after the sixth anniversary of the Closing Date, but prior to the earlier of October 30, 2004 or a Qualified Public Offering for an amount equal to Fair Market Value, as defined. At the date of issuance, the proceeds from the Senior Subordinated Loans were allocated between the Senior Subordinated Loans and the warrants based upon their estimated relative fair market value.



     The warrants were accreted to their estimated redemption value through periodic charges against Members' Equity through October 30, 2001 or the time redemption first becomes available. Thereafter the

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

3. LONG-TERM DEBT -- (CONTINUED)


warrants are being recorded at the then estimated redemption value. The aforementioned warrants have been presented as mandatorily redeemable warrants in the accompanying balance sheets.



SCHEDULED MATURITIES



     The aggregate scheduled annual principal payments due in each of the years ending December 31, is as follows:



2002........................................................    $ 11,023
2003........................................................      12,105
2004........................................................       8,730
2005........................................................          62
2006........................................................          56
Thereafter..................................................     125,000
                                                                --------
                                                                 156,976
Less -- discount............................................        (327)
                                                                --------
                                                                $156,649



4. MEMBERS' EQUITY



     Holders of Class A Units are eligible to vote in elections of Managers of the Company and other matters as set forth in the Company's Operating Agreement and By-Laws and are convertible to Class A-1 Units by holders that are regulated financial institutions. Class A-1 Units are non-voting but are otherwise entitled to the identical rights as holders of Class A Units and are convertible to Class A units provided such conversion is not in violation of certain governmental regulations of the unit holder. Holders of Class B Units are entitled to such rights as designated by the Board of Managers upon the original issuance of any Class B Units provided however that those rights shall not be senior to the rights of the holders of Class A units as to allocations of net profits and as to distributions without the consent of a majority in interest of Class A Members. There were no Class B Units issued as of December 31, 2001 or 2000.



     Effective January 1, 2000, the Company issued 3,655 of its Class A-1 Units in exchange for an equal amount of Class A Units.



     Effective November 11, 2000, the Company issued 1,478 of its Class A-1 Units in exchange for an equal amount of Class A Units.



5. INCOME TAXES



     The Company's C corporation subsidiaries and taxable foreign subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Company and certain domestic subsidiaries are limited liability corporations; as such, the Company's earnings

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

5. INCOME TAXES -- (CONTINUED)


are included in the taxable income of the Company's members. Income (loss) before minority interest and income taxes were attributable to the following sources:



                                                          YEAR ENDED DECEMBER 31,
                                                        ----------------------------
                                                         2001      2000       1999
                                                         ----      ----       ----
United States.......................................    $6,133    $10,491    $10,925
Foreign.............................................    (3,131)    (2,976)    (5,530)
                                                        ------    -------    -------
                                                        $3,002    $ 7,515    $ 5,395
                                                        ======    =======    =======



     The provision (benefit) for income taxes is comprised of the following:



                                                           YEAR ENDED DECEMBER 31,
                                                          -------------------------
                                                          2001     2000      1999
                                                          ----     ----      ----
CURRENTLY PAYABLE
  United States.......................................    $  26    $  --    $    14
  Foreign.............................................      737      630      2,836
                                                          -----    -----    -------
                                                            763      630      2,850
                                                          -----    -----    -------
DEFERRED
  United States.......................................       --       --         --
  Foreign.............................................     (161)    (908)    (2,433)
                                                          -----    -----    -------
                                                           (161)    (908)    (2,433)
                                                          -----    -----    -------
                                                          $ 602    $(278)   $   417
                                                          =====    =====    =======



     The effective tax rates differ from the U.S. federal income tax rate as follows:



                                                          YEAR ENDED DECEMBER 31,
                                                       -----------------------------
                                                        2001       2000       1999
                                                        ----       ----       ----
Income tax provision at U.S. statutory rate
  (35%)............................................    $ 1,051    $ 2,630    $ 1,887
U. S. income taxes attributable to members.........     (2,147)    (3,674)    (3,823)
Change in valuation allowance......................        841        (86)       854
Nondeductible foreign goodwill.....................        391        224        369
Foreign rate differences and other, net............        466        628      1,130
                                                       -------    -------    -------
                                                       $   602    $  (278)   $   417
                                                       =======    =======    =======

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

5. INCOME TAXES -- (CONTINUED)


     Deferred tax assets and liabilities, related primarily to the Company's foreign subsidiaries, comprise the following:



                                                                  DECEMBER 31,
                                                               ------------------
                                                                2001       2000
                                                                ----       ----
DEFERRED TAX ASSETS
Net operating loss carryforwards of foreign subsidiaries...    $ 6,229    $ 6,660
Fixed assets...............................................      2,169      2,738
Goodwill...................................................        452        480
Inventory..................................................         52         83
Other......................................................      2,369      1,561
                                                               -------    -------
                                                                11,271     11,522
                                                               -------    -------
DEFERRED TAX LIABILITIES
Fixed assets...............................................     (1,565)    (2,492)
Inventory..................................................       (783)      (862)
Goodwill...................................................       (194)      (132)
Other......................................................       (243)      (297)
                                                               -------    -------
                                                                (2,785)    (3,783)
Valuation allowance........................................     (5,739)    (4,945)
                                                               -------    -------
Net deferred tax asset.....................................    $ 2,747    $ 2,794
                                                               =======    =======



     The net operating loss carryforwards of the Company's European subsidiaries approximate $6,199 at December 31, 2001 and have no expiration date. The net operating loss carryforwards of the Company's Canadian subsidiaries approximate $10,610 at December 31, 2001 and expire primarily in 2004 through 2008. As of December 31, 2001 and 2000, respectively, the Company recorded a valuation allowance of $5,739 and $4,945 based upon management's current assessment of the likelihood of realizing the Canadian subsidiaries' deferred tax assets. Management believes that it is more likely than not that the related deferred tax assets recorded for its other subsidiaries will be realized and no valuation allowance has been provided against such amounts as of December 31, 2001. If certain substantial changes in the Company's ownership should occur, there could be an annual limit on the amount of certain carryforwards which can be utilized.



6. RELATED PARTY TRANSACTIONS AND ALLOCATIONS



     A portion of the Company's U.S. Credit Facility, Canadian Credit Facility and Senior Subordinated Loans, as described in Note 4, is with Chase, Chase Canada and J.P. Morgan Partners (23A SBIC), LLC, respectively, which are each affiliates of a member of the Company.



     Charges to operations related to consulting services provided to the Company by certain members of the Company aggregated approximately $361, $406 and $400 for the years ended December 31, 2001, 2000 and 1999, respectively.



     Certain employees and consultants of the Company hold Class A Units of the Company. During the year ended December 31, 1999, the Company acquired the equity instruments owned by its former president for $4,250.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)


7. OPTION PLAN



     The Company uses the disclosure requirements of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation". The Company, however, elected to continue to measure compensation cost using the intrinsic value method, in accordance with APB Opinion 25 ("APB 25"), "Accounting for Stock Issued to Employees".



     The Company has issued options to purchase Class A Units which are outstanding under the Company's 1995 Option Plan (the "Plan"). As of December 31, 2001 and 2000, the Company was authorized under the Plan to issue options to purchase up to 4,200 Class A Units to officers, directors and employees of the Company and its subsidiaries. At December 31, 2001, there were 179 options that remained available for grant under the Plan.



     Information concerning options to purchase Class A Units is as follows:



                                               2001                     2000                     1999
                                       ---------------------    ---------------------    ---------------------
                                                    WEIGHTED                 WEIGHTED                 WEIGHTED
                                                    AVERAGE                  AVERAGE                  AVERAGE
                                       NUMBER OF    EXERCISE    NUMBER OF    EXERCISE    NUMBER OF    EXERCISE
                                         UNITS       PRICE        UNITS       PRICE        UNITS       PRICE
                                       ---------    --------    ---------    --------    ---------    --------
Outstanding at January 1...........      2,358       $1,417       2,405       $1,499       3,971       $1,343
Options granted....................         --           --          --           --          50       $4,000
Options exercised..................         --           --          --           --         696       $1,251
Options cancelled..................         94       $5,524          47       $5,610         920       $1,150
                                         -----                    -----                    -----
Outstanding at December 31.........      2,264       $1,247       2,358       $1,417       2,405       $1,499
                                         =====                    =====                    =====
Exercisable at December 31.........      1,247       $1,282       1,581       $1,515       1,282       $1,532
                                         =====                    =====                    =====



     All options granted have terms of 15 years and vest as follows:



             WEIGHTED
             AVERAGE
NUMBER OF    EXERCISE
  UNITS       PRICE                             VESTING PERIOD
---------    --------                           --------------
    129       $3,029     Options vest immediately.
  1,290       $1,183     Options vest over periods, generally up to ten years, as
                         determined by the Option Committee. Vesting may be
                         accelerated based on the results of a Liquidity Event, as
                         defined in the Plan, or based upon the achievement of
                         certain operating results of the Company or its
                         subsidiaries.
    275       $1,000     Options vest based on the results of a Liquidity Event, as defined in the Plan.
    570       $1,105     Options vest based upon achievement of certain operating
                         results of the Company.



     The Company has elected to continue applying the provisions of APB 25 and accordingly, recognized compensation expense of $450 and $400 for the years ended December 31, 2000 and 1999, respectively. No compensation expense was recognized during 2001 as no options vested during the year. If compensation cost and the fair value of options granted had been determined based upon the fair value method in accordance with SFAS 123, the pro forma net income of the Company would have been $2,256, $8,047 and $5,258 the years ended December 31, 2001, 2000 and 1999, respectively. The weighted average fair value of options granted per unit was $2,300 for the year ended December 31, 1999. Options granted in 1999 had exercise prices below market value at the date of grant.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

7. OPTION PLAN -- (CONTINUED)


     The fair value of options granted and related pro forma compensation cost were estimated using the Black-Scholes option-pricing model with an expected volatility of zero and the following assumptions:



                                                                1999
                                                                ----
Dividend yield..............................................    0.0%
Risk-free rate of return....................................    6.0%
Expected option term (in years).............................      8



     The following table summarizes the status of the Company's options outstanding and exercisable at December 31, 2001:



                                                     OPTIONS OUTSTANDING
                                                     --------------------
                                                               WEIGHTED
                                                                AVERAGE
                                                               REMAINING
                    EXERCISE                                  CONTRACTUAL      OPTIONS
                     PRICES                          UNITS       LIFE        EXERCISABLE
                    --------                         -----    -----------    -----------
$1,000...........................................    2,025         9            1,959
$3,029...........................................      129        11              215
$3,485...........................................       65        11               52
$4,000...........................................       45        12               20



8. PENSION PLANS



     The Company has a defined benefit pension plan covering substantially all of SportRack, LLC's domestic employees covered under a collective bargaining agreement. An employee's monthly pension benefit is determined by multiplying a defined dollar amount by the years of credited service earned. Plan assets are comprised principally of marketable equity securities and short-term investments. The Company's funding policy is to contribute annually the amounts necessary to comply with ERISA funding requirements.



     The following table sets forth the change in the plan's benefit obligations and plan assets, and the funded status of the plan as of and for the years ended December 31, 2001 and 2000:



                                                                  DECEMBER 31,
                                                                ----------------
                                                                 2001      2000
                                                                 ----      ----
Change in benefit obligation:
  Benefit obligation at beginning of year...................    $2,703    $2,491
  Benefits earned during the year...........................       136       124
  Interest on projected benefit obligation..................       201       182
  Actuarial loss (gain).....................................       133        (7)
  Benefits paid.............................................       (93)      (87)
                                                                ------    ------
  Benefit obligation at end of year.........................     3,080     2,703
                                                                ------    ------
Change in plan assets:
  Market value of assets at beginning of year...............     2,424     2,190
  Actual return on plan assets..............................       (79)       84
  Employer contributions....................................       358       238
  Benefits paid.............................................       (93)      (87)
                                                                ------    ------
  Market value of assets at end of year.....................     2,610     2,425
                                                                ------    ------

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

8. PENSION PLANS -- (CONTINUED)



                                                                  DECEMBER 31,
                                                                ----------------
                                                                 2001      2000
                                                                 ----      ----
Funded status...............................................      (470)     (278)
Unrecognized prior service cost.............................       318       345
Unrecognized net (gain) loss................................       285      (160)
                                                                ------    ------
Net amount recognized.......................................    $  133    $  (93)
                                                                ======    ======
Amounts recognized in the statement of financial position
  consist of:
  Accrued benefit liability.................................    $ (470)   $  (93)
  Intangible asset..........................................       318        --
  Accumulated other comprehensive income adjustment.........       285        --
                                                                ------    ------
  Net amount recognized.....................................    $  133    $  (93)
                                                                ======    ======

                                                                 YEAR ENDED DECEMBER 31,
                                                                -------------------------
                                                                 2001      2000     1999
                                                                 ----      ----     ----
Components of net periodic benefit cost:
  Service cost..............................................    $  136    $  124    $ 110
  Interest cost.............................................       201       182      151
  Expected return on plan assets............................      (232)     (205)    (175)
  Recognized net actuarial gain.............................        --       (10)      --
  Amortization of prior service cost........................        27        27        1
                                                                ------    ------    -----
Net periodic benefit cost...................................    $  132    $  118    $  87
                                                                ======    ======    =====



     The weighted average discount rate used in determining the actuarial present value of the accumulated benefit obligation was 7.25%, 7.50%, and 7.75% at December 31, 2001, 2000 and 1999, respectively. The expected long-term rate of return on plan assets was 9.00% at December 31, 2001, 2000 and 1999.



     The Company has various defined contribution retirement plans for its domestic and certain foreign subsidiaries, including 401(k) plans, whereby participants can contribute a portion of their salary up to certain maximums established by the related plan documents. The Company makes matching contributions, which are based upon the amounts contributed by employees. The Company's matching contributions charged to operations aggregated $296, $369 and $334 in 2001, 2000 and 1999, respectively.



     Substantially all of the employees of Brink International B.V. are covered by a union-sponsored, collectively-bargained, multi-employer defined benefit plan. Pension expense was $1,086, $1,270 and $1,271 for the years ended December 31, 2001, 2000 and 1999, respectively.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)


9. OPERATING LEASES



     The Company leases certain equipment under leases expiring on various dates through 2006. Future minimum annual lease payments required under leases that have a noncancellable lease term in excess of one year at December 31, 2001 are as follows:



2002........................................................    $3,744
2003........................................................     2,727
2004........................................................     1,707
2005........................................................     1,252
2006........................................................       520
                                                                ------
                                                                $9,950
                                                                ======



     Rental expense charged to operations was approximately $4,069, $4,066 and $4,169 for the years ended December 31, 2001, 2000 and 1999, respectively.



10. ACCOUNT BALANCES



     Account balances included in the consolidated balance sheets are comprised of the following:



                                                                 DECEMBER 31,
                                                             --------------------
                                                               2001        2000
                                                               ----        ----
INVENTORIES
Raw materials............................................    $ 14,689    $ 17,746
Work-in-process..........................................      10,323       7,910
Finished goods...........................................      17,248      18,978
Reserves.................................................      (2,828)     (2,540)
                                                             --------    --------
                                                             $ 39,432    $ 42,094
                                                             ========    ========
PROPERTY AND EQUIPMENT
Land, buildings and improvements.........................    $ 23,138    $ 23,751
Furniture, fixtures and computer hardware................      11,582      11,346
Machinery, equipment and tooling.........................      58,403      54,219
Construction-in-progress.................................       2,262       1,579
                                                             --------    --------
                                                               95,385      90,895
Less -- accumulated depreciation.........................     (40,981)    (32,663)
                                                             --------    --------
                                                             $ 54,404    $ 58,232
                                                             ========    ========
ACCRUED LIABILITIES
Compensation and benefits................................    $ 13,594    $ 12,400
Interest.................................................       2,983       3,148
Other....................................................       6,976       9,854
                                                             --------    --------
                                                             $ 23,553    $ 25,402
                                                             ========    ========



11. COMMITMENTS AND CONTINGENCIES



     In February 1996, the Company commenced an action against certain individuals alleging breach of contract under the terms of an October 1992 Purchase Agreement and Employment Agreements with the predecessor of the Company. The individuals then filed a separate lawsuit against the Company alleging breach of contract under the respective Purchase and Employment agreements. On May 7, 1999 a jury in the

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

11. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


United States District Court for the Eastern District of Michigan reached a verdict against the Company and awarded the individuals approximately $3,800 plus interest and reasonable attorney fees. The Company is currently pursuing an appeal in the Sixth Circuit Court of Appeals. During 2001 and 2000, the Company increased its estimated accrual for this matter by $600 and $450, respectively, representing accrued interest for the year which charge is included in interest expense. During 1999, the Company increased its estimated accrual for this matter by $2,000 which charge is included in other expense. At December 31, 2001, the Company had an outstanding irrevocable letter of credit totaling $8,041 benefiting the individuals. No amounts have been paid as of December 31, 2001.



     In addition to the above, the Company is party to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.



12. SEGMENT INFORMATION



     The Company operates in one reportable segment, providing towing and rack systems and related accessories to the automotive OEM and aftermarket. All sales are to unaffiliated customers. Revenues by geographic area, accumulated by the geographic area where the revenue originated, revenues by product line and long-lived assets, which include net property and equipment and net goodwill and debt issuance costs, by geographic area are as follows:



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                    --------------------------------
                                                      2001        2000        1999
                                                      ----        ----        ----
REVENUES
  United States.................................    $223,662    $222,159    $211,167
  The Netherlands...............................      31,768      32,344      35,647
  Italy.........................................      15,788      15,725      19,211
  Other foreign.................................      42,817      48,589      48,117
                                                    --------    --------    --------
                                                    $314,035    $318,817    $314,142
                                                    ========    ========    ========



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                    --------------------------------
                                                      2001        2000        1999
                                                      ----        ----        ----
REVENUES
  Towing systems................................    $173,327    $186,753    $187,276
  Rack systems..................................     140,708     132,064     126,866
                                                    --------    --------    --------
                                                    $314,035    $318,817    $314,142
                                                    ========    ========    ========



                                                              DECEMBER 31,
                                                    --------------------------------
                                                      2001        2000        1999
                                                      ----        ----        ----
LONG-LIVED ASSETS
  United States.................................    $ 93,068    $ 96,201    $ 94,991
  The Netherlands...............................      22,326      24,197      27,303
  Italy.........................................       4,705       6,280       8,235
  Other foreign.................................      12,384      13,975      15,190
                                                    --------    --------    --------
                                                    $132,483    $140,653    $145,719
                                                    ========    ========    ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

12. SEGMENT INFORMATION -- (CONTINUED)


     The Company has two significant customers in the automotive OEM industry. Sales to these customers represented 28% and 17% of total Company sales for the year ended December 31, 2001, 32% and 11% for the year ended December 31, 2000, and 36% and 12% for the year ended December 31, 1999. Accounts receivable from these customers represented 27% and 10% of the Company's trade accounts receivable at December 31, 2001, and 30% and 11% at December 31, 2000, respectively.



     Although the Company is directly affected by the economic well being of the industries and customers referred to above, management does not believe significant credit risk exists at December 31, 2001. Consistent with industry practice, the Company does not require collateral to reduce such credit risk.



13. CONDENSED CONSOLIDATING INFORMATION



     On October 1, 1997, the Company and its wholly-owned subsidiary, AAS Capital Corporation, issued and sold $125,000 of its 9 3/4% Senior Subordinated Notes due 2007. The Notes are guaranteed on a full, unconditional and joint and several basis, by all of the Company's direct and indirect wholly-owned domestic subsidiaries. The following condensed consolidating financial information for 2001, 2000 and 1999 presents the financial position, results of operations and cash flows of (i) the Company as parent, as if it accounted for its subsidiaries on the equity method, and AAS Capital Corporation as issuers; (ii) guarantor subsidiaries which are domestic, wholly-owned subsidiaries and include SportRack LLC, AAS Holdings, Inc., Valley Industries, LLC, and ValTek LLC; and (iii) the non-guarantor subsidiaries which are foreign, wholly-owned subsidiaries and include Brink International B.V. and its subsidiaries, SportRack Accessories, Inc. and its subsidiary, and SportRack Automotive, GmbH and its subsidiaries. The operating results of the guarantor and non-guarantor subsidiaries include management fees of $1,416 and $310, respectively, for the year ended December 31, 2001, $1,410 and $330, respectively, for the year ended December 31, 2000 and $1,410 and $320 for the year ended December 31, 1999, in addition to having been charged interest on their intercompany balances. Since its formation in September 1997, AAS Capital Corporation has had no operations and has no assets or liabilities at December 31, 2001.

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 2001



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                       ISSUERS     SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                       -------     ------------    -------------    -------------    ------------
ASSETS
Current assets
  Cash.............................    $    334      $      2         $ 1,803         $      --        $  2,139
  Accounts receivable..............          --        29,094          15,696                --          44,790
  Inventories......................          --        15,603          23,829                --          39,432
  Deferred income taxes and other
     current assets................           7         2,326           3,443                --           5,776
                                       --------      --------         -------         ---------        --------
       Total current assets........         341        47,025          44,771                --          92,137
                                       --------      --------         -------         ---------        --------
Property and equipment, net........          --        34,071          20,333                --          54,404
Goodwill, net......................         985        53,930          18,479                --          73,394
Other intangible assets, net.......       3,670           412             603                --           4,685
Deferred income taxes and other
  noncurrent assets................          93         1,340           2,237                --           3,670
Investment in subsidiaries.........      70,323         9,955              --           (80,278)             --
Intercompany notes receivable......      74,601            --              --           (74,601)             --
                                       --------      --------         -------         ---------        --------
       Total assets................    $150,013      $146,733         $86,423         $(154,879)       $228,290
                                       ========      ========         =======         =========        ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
     Current maturities of
       long-term debt..............    $     --      $  1,108         $ 9,915         $      --        $ 11,023
     Accounts payable..............          --        19,562           9,489                --          29,051
     Accrued liabilities and
       deferred income taxes.......       6,731         7,804           9,018                --          23,553
     Mandatorily redeemable
       warrants....................       5,130            --              --                --           5,130
                                       --------      --------         -------         ---------        --------
       Total current liabilities...      11,861        28,474          28,422                --          68,757
                                       --------      --------         -------         ---------        --------
Deferred income taxes and other
  noncurrent liabilities...........       2,003           719           2,861                --           5,583
Long-term debt, less current
  maturities.......................     127,675           297          17,654                --         145,626
Intercompany debt..................          --        16,920          57,681           (74,601)             --
Members' equity....................       8,474       100,323         (20,195)          (80,278)          8,324
                                       --------      --------         -------         ---------        --------
       Total liabilities and
          members' equity..........    $150,013      $146,733         $86,423         $(154,879)       $228,290
                                       ========      ========         =======         =========        ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                     CONDENSED CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 2000



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                       ISSUERS     SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                       -------     ------------    -------------    -------------    ------------
ASSETS
Current assets
  Cash.............................    $  1,153      $    246        $  1,916         $      --        $  3,315
  Accounts receivable..............          --        28,309          14,633                --          42,942
  Inventories......................          --        19,148          22,946                --          42,094
  Deferred income taxes and other
     current assets................           7         5,180           3,462                --           8,649
                                       --------      --------        --------         ---------        --------
       Total current assets........       1,160        52,883          42,957                --          97,000
                                       --------      --------        --------         ---------        --------
Property and equipment, net........          --        34,830          23,402                --          58,232
Goodwill, net......................       1,025        56,144          20,222                --          77,391
Other intangible assets, net.......       3,968           234             828                --           5,030
Deferred income taxes and other
  noncurrent assets................          93         2,385           2,366                --           4,844
Investment in subsidiaries.........      57,615         9,955              --           (67,570)             --
Intercompany notes receivable......      91,695            --              --           (91,695)             --
                                       --------      --------        --------         ---------        --------
       Total assets................    $155,556      $156,431        $ 89,775         $(159,265)       $242,497
                                       ========      ========        ========         =========        ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term
     debt..........................    $     --      $     --        $ 11,811         $      --        $ 11,811
  Accounts payable.................          --        16,689           8,307                --          24,996
  Accrued liabilities and deferred
     income taxes..................       6,799         8,027          10,576                --          25,402
                                       --------      --------        --------         ---------        --------
       Total current liabilities...       6,799        24,716          30,694                --          62,209
                                       --------      --------        --------         ---------        --------
Deferred income taxes and other
  noncurrent liabilities...........       2,003           343           3,212                --           5,558
Long-term debt, less current
  maturities.......................     135,976            --          27,848                --         163,824
Intercompany debt..................          --        46,064          45,631           (91,695)             --
Mandatorily redeemable warrants....       5,010            --              --                --           5,010
Members' equity....................       5,768        85,308         (17,610)          (67,570)          5,896
                                       --------      --------        --------         ---------        --------
       Total liabilities and
          members' equity..........    $155,556      $156,431        $ 89,775         $(159,265)       $242,497
                                       ========      ========        ========         =========        ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 2001



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $223,662         $90,373         $     --         $314,035
Cost of sales.......................         --       178,092          61,491               --          239,583
                                        -------      --------         -------         --------         --------
  Gross profit......................         --        45,570          28,882               --           74,452
Selling, administrative and product
  development expenses..............        247        24,822          19,700               --           44,769
Amortization of intangible assets...         40         2,372             900               --            3,312
                                        -------      --------         -------         --------         --------
  Operating income (loss)...........       (287)       18,376           8,282               --           26,371
Interest expense....................      8,853         2,533           6,298               --           17,684
Equity in net income (loss) of
  subsidiaries......................     11,534            --              --          (11,534)              --
Foreign currency gain (loss)........         --            --          (4,948)              --           (4,948)
Other income (expense)..............         --          (543)           (200)              --             (743)
                                        -------      --------         -------         --------         --------
Income (loss) before income taxes...      2,394        15,300          (3,164)         (11,534)           2,996
Provision for income taxes..........         --            --             602               --              602
                                        -------      --------         -------         --------         --------
Net income (loss)...................    $ 2,394      $ 15,300         $(3,766)        $(11,534)        $  2,394
                                        =======      ========         =======         ========         ========



                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $222,159         $96,658         $     --         $318,817
Cost of sales.......................         --       173,230          65,860               --          239,090
                                        -------      --------         -------         --------         --------
  Gross profit......................         --        48,929          30,798               --           79,727
Selling, administrative and product
  development expenses..............      1,780        23,450          20,297               --           45,527
Amortization of intangible assets...         40         2,347             910               --            3,297
                                        -------      --------         -------         --------         --------
  Operating income (loss)...........     (1,820)       23,132           9,591               --           30,903
Interest expense....................      6,027         4,433           7,490               --           17,950
Equity in net income (loss) of
  subsidiaries......................     15,640            --              --          (15,640)              --
Foreign currency gain (loss)........         --            --          (5,386)              --           (5,386)
Other income (expense)..............         --          (361)            309               --              (52)
                                        -------      --------         -------         --------         --------
Income (loss) before income taxes...      7,793        18,338          (2,976)         (15,640)           7,515
Benefit for income taxes............         --            --             278               --              278
                                        -------      --------         -------         --------         --------
Net income (loss)...................    $ 7,793      $ 18,338         $(2,698)        $(15,640)        $  7,793
                                        =======      ========         =======         ========         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net sales...........................    $    --      $211,265        $102,877         $     --         $314,142
Cost of sales.......................         --       158,691          69,198               --          227,889
                                        -------      --------        --------         --------         --------
  Gross profit......................         --        52,574          33,679               --           86,253
Selling, administrative and product
  development expenses..............      1,624        25,141          23,493               --           50,258
Amortization of intangible assets...         40         2,326             879               --            3,245
                                        -------      --------        --------         --------         --------
  Operating income (loss)...........     (1,664)       25,107           9,307               --           32,750
Interest expense....................      4,933         5,559           6,961               --           17,453
Equity in net income (loss) of
  subsidiaries......................     13,575            --              --          (13,575)              --
Foreign currency gain (loss)........         --            --          (7,912)              --           (7,912)
Other income (expense)..............     (2,000)           10              --               --           (1,990)
                                        -------      --------        --------         --------         --------
Income (loss) before income taxes...      4,978        19,558          (5,566)         (13,575)           5,395
Provision for income taxes..........         --            14             403               --              417
                                        -------      --------        --------         --------         --------
Net income (loss)...................    $ 4,978      $ 19,544        $ (5,969)        $(13,575)        $  4,978
                                        =======      ========        ========         ========         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 2001



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net cash provided by (used for)
  operating activities..............    $(8,830)     $ 32,749        $  3,732            $--           $ 27,651
Cash flows from investing
  activities:
  Acquisition of property and
     equipment......................         --        (4,249)         (3,331)            --             (7,580)
                                        -------      --------        --------            ---           --------
     Net cash used for investing
       activities...................         --        (4,249)         (3,331)            --             (7,580)
                                        -------      --------        --------            ---           --------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt.......     17,094       (29,144)         12,050             --                 --
  Net increase in revolving loan....     (8,341)           --              --             --             (8,341)
  Repayment of debt.................         --            --         (11,706)            --            (11,706)
  Collection on members notes
     receivable.....................         59            --              --             --                 59
  Borrowing of debt.................         --           400              --             --                400
  Distributions to members..........       (801)           --              --                              (801)
                                        -------      --------        --------            ---           --------
     Net cash provided by (used for)
       financing activities.........      8,011       (28,744)            344             --            (20,389)
                                        -------      --------        --------            ---           --------
Effect of exchange rate changes.....         --            --            (858)            --               (858)
                                        -------      --------        --------            ---           --------
Net decrease in cash................       (819)         (244)           (113)            --             (1,176)
Cash at beginning of period.........      1,153           246           1,916             --              3,315
                                        -------      --------        --------            ---           --------
Cash at end of period...............    $   334      $      2        $  1,803            $--           $  2,139
                                        =======      ========        ========            ===           ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
Net cash provided by (used for)
  operating activities..............    $(5,585)     $ 22,146        $  4,855            $--           $ 21,416
Cash flows from investing
  activities:
  Acquisition of property and
     equipment......................         --        (7,699)         (2,746)            --            (10,445)
  Acquisition of subsidiaries, net
     of cash acquired...............         --        (1,545)         (1,259)            --             (2,804)
                                        -------      --------        --------            ---           --------
     Net cash used for investing
       activities...................         --        (9,244)         (4,005)            --            (13,249)
                                        -------      --------        --------            ---           --------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt.......      7,842       (18,125)         10,283             --                 --
  Net increase in revolving loan....     11,343            --              --             --             11,343
  Repayment of debt.................         --            --         (13,878)            --            (13,878)
  Repurchase of membership units....     (6,422)           --              --             --             (6,422)
  Collection on members notes
     receivable.....................         65            --              --             --                 65
  Distributions to members..........     (6,090)           --              --             --             (6,090)
                                        -------      --------        --------            ---           --------
     Net cash provided by (used for)
       financing activities.........      6,738       (18,125)         (3,595)            --            (14,982)
                                        -------      --------        --------            ---           --------
Effect of exchange rate changes.....         --            --           1,412             --              1,412
                                        -------      --------        --------            ---           --------
Net increase (decrease) in cash.....      1,153        (5,223)         (1,333)            --             (5,403)
Cash at beginning of period.........         --         5,469           3,249             --              8,718
                                        -------      --------        --------            ---           --------
Cash at end of period...............    $ 1,153      $    246        $  1,916            $--           $  3,315
                                        =======      ========        ========            ===           ========

                        ADVANCED ACCESSORY SYSTEMS, LLC
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                   GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                        ISSUERS   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                        -------   ------------   -------------   -------------   ------------
Net cash provided by (used for)
  operating activities................  $(5,953)    $ 26,715        $ 4,252         $    --        $ 25,014
Cash flows from investing activities:
  Acquisition of property and
     equipment........................       --       (8,000)        (3,775)             --         (11,775)
                                        -------     --------        -------         -------        --------
     Net cash used for investing
       activities.....................       --       (8,000)        (3,775)             --         (11,775)
                                        -------     --------        -------         -------        --------
Cash flows provided by (used for)
  financing activities:
  Change in intercompany debt.........   10,148      (14,162)         4,014              --              --
  Repayment of debt...................       --           --         (9,270)             --          (9,270)
  Issuance of membership units........       50           --             --              --              50
  Repurchase of membership units......   (4,274)          --             --              --          (4,274)
  Collection on members notes
     receivable.......................       29           --             --              --              29
  Distributions from subsidiaries.....    4,720           --             --          (4,720)             --
  Distributions to members............   (4,720)      (4,720)            --           4,720          (4,720)
                                        -------     --------        -------         -------        --------
     Net cash provided by (used for)
       Financing activities...........    5,953      (18,882)        (5,256)             --         (18,185)
                                        -------     --------        -------         -------        --------
Effect of exchange rate changes.......       --           --          2,424              --           2,424
                                        -------     --------        -------         -------        --------
Net increase (decrease) in cash.......       --         (167)        (2,355)             --          (2,522)
Cash at beginning of period...........       --        5,636          5,604              --          11,240
                                        -------     --------        -------         -------        --------
Cash at end of period.................  $    --     $  5,469        $ 3,249         $    --        $  8,718
                                        =======     ========        =======         =======        ========

---------------------------------------------------------
---------------------------------------------------------


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information...................      3
Prospectus Summary......................      4
Risk Factors............................     11
Use of Proceeds.........................     16
Capitalization..........................     17
Selected Historical Financial Data......     18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................     21
Business................................     31
Management..............................     42
Security Ownership of Certain Beneficial
  Owners and Management.................     47
Limited Liability Company Agreement.....     48
Certain Transactions....................     49
Description of the Credit Facilities....     49
Description of the Notes................     51
Plan of Distribution....................     82
Legal Matters...........................     82
Experts.................................     82
Index to Financial Statements...........    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                  $125,000,000

                        ADVANCED ACCESSORY SYSTEMS, LLC

                            AAS CAPITAL CORPORATION

                             9 3/4% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2007

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                 April 26, 2001


---------------------------------------------------------
---------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of Capital Corp. and AAS Holdings, Inc. provide that the directors of Capital Corp. and AAS Holdings, Inc., individually or collectively, shall not be held personally liable to Capital Corp. or AAS Holdings, Inc. (as the case may be) or their respective stockholders for monetary damages for breaches of fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to Capital Corp. or AAS Holdings, Inc. (as the case may be) or their respective stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. The by-laws of Capital Corp. and AAS Holdings, Inc. provide for indemnification of their respective officers and directors to the full extent authorized by law.


     Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Bylaws of AAS, SportRack, LLC, Valley Industries, LLC and Val Tek LLC provide that AAS, SportRack, LLC, Valley Industries, LLC and Val Tek LLC shall, to the fullest extent authorized under the Act, indemnify and hold harmless against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of AAS, SportRack, LLC, Valley Industries, LLC and Val Tek LLC, as the case may be, including indemnification for negligence or gross negligence but excluding indemnification
(i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit.



ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(A) EXHIBITS.


   NUMBER                             DESCRIPTION
   ------                             -----------
     3(i)     Amended and Restated Certificate of Formation of AAS,
              incorporated by reference to Exhibit 3.1 to AAS'
              Registration Statement on Form S-4 (file no. 333-49011),
              filed March 31, 1998.
     3(ii).1  Third Amended and Restated Operating Agreement of AAS,
              incorporated by reference to Exhibit 3.2 to AAS' Quarterly
              Report for the quarterly period ended September 30, 1999 on
              Form 10-Q (File No. 333-49011).
     3(ii).2  Amended Bylaws of AAS, incorporated by reference to Exhibit
              3.3 to AAS' Quarterly Report on Form 10-Q for the quarter
              ended September 30, 1999 (file no. 333-49011).
     4.1      Indenture dated as of October 1, 1997 for the Notes
              (including the form of New Note attached as Exhibit B to the
              Indenture) among the Issuers, the Guarantors named in the
              Indenture and First Union National Bank, as Trustee,
              incorporated by reference to Exhibit 4.1 to AAS'
              Registration Statement on Form S-4 (file no. 333-49011),
              filed March 31, 1998.

   NUMBER                             DESCRIPTION
   ------                             -----------
     4.2      See Exhibits 10.2 through 10.2(i) and 10.3 Advanced
              Accessory Systems, LLC agrees to furnish to the Commission upon request in accordance with Item 601(b)(4)(iii)(A) of
              Regulation S-K copies of instruments defining the rights of holders of long-term debt of Advanced Accessory Systems, LLC or any of its subsidiaries, which debt does not exceed 10%
              of the total assets of Advanced Accessory Systems, LLC and its subsidiaries on a consolidated basis.
     5.1      Opinion of O'Sullivan, LLP (formerly known as O'Sullivan
              Graev & Karabell, LLP), incorporated by reference to Exhibit
              5.1 to AAS' Registration Statement on Form S-4 (file no.
              333-49011), filed March 31, 1998.
    10.1      Asset Purchase Agreement among Valley Industries, LLC,
              Valley Industries, Inc., certain affiliates of Valley
              Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997, incorporated by reference to Exhibit
              10.5 to AAS' Registration Statement on Form S-4 (file no.
              333-49011), filed March 31, 1998.
    10.2      Second Amended and Restated Credit Facility among AAS,
              SportRack, LLC, Brink International BV, Brink BV and Valley
              Industries, LLC, as Borrowers, NBD Bank as Administrative
              Agent and Documentation and Collateral Agent and The Chase
              Manhattan Bank as Co-Administrative Agent and Syndication
              Agent dated August 5, 1997, incorporated by reference to
              Exhibit 10.7 to AAS' Registration Statement on Form S-4
              (file no. 333-49011), filed March 31, 1998.
    10.2(a)   Amendment No 1. Dated as of September 5, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997 and Security Agreements Dated as of October 5, 1996.
              Incorporated by reference to Exhibit 10.7(a) to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              1998 (File No. 333-49011).
    10.2(b)   Amendment No. 2 Dated as of September 24, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(b) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(c)   Amendment No. 3 Dated as of December 29, 1997 to Second
              Amended and Restated Credit Agreement dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(c) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(d)   Amendment No. 4 Dated as of December 31, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(d) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(e)   Amendment No. 5 and Waiver Dated as of December 31, 1998 to
              Second Amended and Restated Credit Agreement Dated as of
              August 5, 1997. Incorporated by reference to Exhibit 10.7(e)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(f)   Amendment No. 6 Dated as of August 10, 1999 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(f) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1999 (File No. 333-49011).
    10.2(g)   Amendment No. 7 Dated as of September 30, 2000 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(g) to AAS'
              Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2000 (File No. 333-49011).

   NUMBER                             DESCRIPTION
   ------                             -----------
    10.2(h)   Amendment No. 8 dated as of June 30, 2001 to Second Amended and Restated Credit Agreement Dated as of August 5, 1997.
              Incorporated by reference to Exhibit 10.7(h) to AAS'
              Quarterly Report on Form 10-Q for the quarter ended June 30,
              2001 (File No. 333-49011).
    10.2(i)   Amendment No. 9 dated as of December 14, 2001 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(i) to AAS'
              Current Report on Form 8-K dated December 15, 2001 (File No.
              333-49011).
    10.3      First Amended and Restated Credit Agreement among SportRack
              International, Inc. and First Chicago NBD Bank, Canada, The
              Chase Manhattan Bank of Canada and The Bank of Nova Scotia
              dated as of March 19, 1998, incorporated by reference to
              Exhibit 10.8 to AAS' Registration Statement on Form S-4
              (file no. 333-49011), filed March 31, 1998.
    10.4      Amended and Restated Employment Agreement between AAS and
              Richard Borghi dated September 30, 1999. Incorporated by
              reference to Exhibit 10.9 to AAS' Quarterly Report on Form
              10-Q for the quarter ended September 30, 1999 (File No.
              333-49011).
    10.4(a)   Amendment No. 1 to the Amended and Restated Employment
              Agreement dated August 1, 2000 between SportRack, LLC and
              Richard Borghi. Incorporated by reference to Exhibit 10.9(a)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 2000 (File No. 333-49011).
    10.5      Management Consulting Agreement between AAS and Barry
              Banducci dated September 28, 2001. Incorporated by reference to Exhibit 10.11 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2001 (File No. 333-49011).
    10.6      Management Consulting Agreement between AAS and F. Alan
              Smith dated September 28, 2001. Incorporated by reference to
              Exhibit 10.12 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2001 (File No. 333-49011).
    10.7      Amended and Restated Employment Agreement between AAS and
              Terence C. Seikel dated September 30, 1999. Incorporated by reference to Exhibit 10.13 to AAS' Registration Statement on
              Form S-4 (File No. 333-49011), filed March 31, 1998.
    10.7(a)   Amendment No. 1 to the Amended and Restated Employment
              Agreement dated August 1, 2000 between Advanced Accessory
              Systems, LLC and Terence C. Seikel. Incorporated by
              reference to Exhibit 10.13(a) to AAS' Annual Report on Form
              10-K for the fiscal year ended December 31, 2000 (File No.
              333-49011).
    10.8      Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996, incorporated by reference to Exhibit
              10.15 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.9      Lease dated as of January 24, 1997 between Valley Industries
              Realty, L.P. and Valley Industries, Inc., incorporated by
              reference to Exhibit 10.17 to AAS' Registration Statement on
              Form S-4 (File No. 333-49011), filed March 31, 1998.
    10.10     Addendum to Sublease dated as of July 2, 1997 between Bell
              Sports Canada, Inc. and SportRack International, Inc.
              (formerly known as Advanced Accessory Systems Canada
              Inc./Les Systems d'Accessoire Advanced Canada Inc.),
              incorporated by reference to Exhibit 10.18 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    10.10(a)  Sublease Amending Agreement made as of the 1st day of
              January, 2000, between Bell Sports Canada Inc. and SportRack
              Accessories Inc. (previously known as SportRack
              International). Incorporated by reference to Exhibit 10.7(f)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 1999 (File No. 333-49011).

   NUMBER                             DESCRIPTION
   ------                             -----------
    10.11     Lease dated May 25, 1994 between VBG Towbars AB and VBG
              Produkter AB, incorporated by reference to Exhibit 10.19 to
              AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.12     Lease Agreement for commercial use between Ellebi S.p.A. and
              Brink Italia S.r.l., incorporated by reference to Exhibit
              10.20 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.13     Registration Rights Agreement dated September 25, 1997 by
              and among Advanced Accessory Systems, LLC, AAS Capital
              Corporation, the Guarantors named therein and Chase
              Securities, Inc. and First Chicago Capital Markets, Inc.,
              incorporated by reference to Exhibit 10.21 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    10.14     Amended and Restated Employment Agreement dated as of March
              14, 2001 between Valley Industries, LLC, and Bryan Fletcher.
              Incorporated by reference to Exhibit 10.22 to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              2000 (File No. 333-49011).
    10.15     Multi-Tenant Industrial Triple Net Lease effective January
              1, 2001 between Santa Fe Bayfront Venture, a California
              general partnership, and Valley Industries, LLC, a Delaware limited liability company. Incorporated by reference to
              Exhibit 10.23 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2000 (File No. 333-49011).
    10.16     Third Amended and Restated Members' Agreement Dated as of
              September 30, 1999 among Advanced Accessory Systems, LLC,
              and the Members that are parties hereto. Incorporated by
              reference to Exhibit 3.4 to AAS' Quarterly Report on Form
              10-Q for the quarter ended September 30, 1999 (File No.
              333-49011).
    10.17     Unit Redemption Agreement dated as of October 26, 2000
              between MascoTech, Inc. and Advanced Accessory Systems, LLC, incorporated by reference to Exhibit 10.25 to AAS' Annual
              Report on Form 10-K for the year ended December 31, 2000
              (File No. 333-49011).
    10.18     Advanced Accessory Systems, LLC 1995 Option Plan.
              Incorporated by reference to Exhibit 10.26 to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              2001 (File No. 333-49011).
    12.1      Statement Re: Computation of ratios, incorporated by
              reference to Exhibit 12.1 to AAS' Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No.
              333-49011).
    21.1      Subsidiaries of the Registrant, incorporated by reference to
              Exhibit 21.1 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    23.1      Consent of O'Sullivan, LLP, (formerly known as O'Sullivan
              Graev & Karabell, LLP) (included in Exhibit 5.1),
              incorporated by reference to Exhibit 5.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
(1) 23.2      Consent of PricewaterhouseCoopers LLP.
    24.1      Power of Attorney, incorporated by reference to Exhibit 24.1 to AAS' Annual Report on Form 10-K (File No. 333-49011),
              filed March 20, 2002.
    25.1      Statement of Eligibility and Qualifications under the Trust
              Indenture Act of 1939 of First Union National Bank as
              Trustee, incorporated by reference to Exhibit 25.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.


-------------------------
(1) Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES:


    SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or are not material, or the information called for thereby is otherwise included in the financial statements and, therefore, have been omitted.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the DGCL, the Act, the Certificate of Incorporation and Bylaws of Capital Corp., the Certificate of Formation, Operating Agreement and Bylaws of AAS, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          ADVANCED ACCESSORY SYSTEMS, LLC

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: President and Chief Executive
                                                 Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       President and Chief Executive Officer and
-----------------------------------------------------       Manager (Principal Executive Officer)
                  Terence C. Seikel

                 /s/ BARRY G. STEELE                        Chief Financial Officer (Principal
-----------------------------------------------------       Accounting and Financial Officer)
                   Barry G. Steele

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                  Richard E. Borghi

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                                 Manager
-----------------------------------------------------
               Donald J. Hofmann, Jr.

                          *                                 Manager
-----------------------------------------------------
                  Bryan A. Fletcher

                          *                                 Manager
-----------------------------------------------------
                   Gerrit de Graaf

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          AAS CAPITAL CORPORATION

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Director
-----------------------------------------------------       (Principal Executive, Financial and
                  Terence C. Seikel                         Accounting Officer)

                          *                                 Director
-----------------------------------------------------
               Donald J. Hofmann, Jr.

                          *                                 Director
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Director
-----------------------------------------------------
                   Barry Banducci

*By:           /s/ TERENCE C. SEIKEL
-----------------------------------------------------
     Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          SPORTRACK, LLC

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                              Title: Chief Executive Officer and
                                                     Manager


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Manager
-----------------------------------------------------       (Principal Executive Officer and Principal
                  Terence C. Seikel                         Financial and Accounting Officer)

                          *                                 Manager
-----------------------------------------------------
                  Richard E. Borghi

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
               Donald J. Hofmann, Jr.

*By:           /s/ TERENCE C. SEIKEL
-----------------------------------------------------
     Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          VALLEY INDUSTRIES, LLC

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ TERENCE C. SEIKEL                  Chief Executive Officer and Manager
-----------------------------------------------------  (Principal Executive Officer and Principal
                  Terence C. Seikel                    Financial and Accounting Officer)

                          *                            Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                            Manager
-----------------------------------------------------
                   Barry Banducci

                          *                            Manager
-----------------------------------------------------
               Donald J. Hofmann, Jr.

*By:           /s/ TERENCE C. SEIKEL
-----------------------------------------------------
     Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          AAS HOLDINGS, INC.

                                          By: /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Director
-----------------------------------------------------       (Principal Executive Officer and Principal
                  Terence C. Seikel                         Financial and Accounting Officer)

                          *                                 Chairman of the Board of Directors
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Director
-----------------------------------------------------
                   Barry Banducci

                          *                                 Director
-----------------------------------------------------
               Donald J. Hofmann, Jr.

By:           /s/ TERENCE C. SEIKEL
-----------------------------------------------------
    Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrants have duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling Heights, State of Michigan, on the 15th day of April, 2002.


                                          VALTEK, LLC

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed as of the 15th day of April, 2002 by the following persons in the capacities indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ TERENCE C. SEIKEL                       Chief Executive Officer and Manager
-----------------------------------------------------       (Principal Executive Officer and Principal
                  Terence C. Seikel                         Financial and Accounting Officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
               Donald J. Hofmann, Jr.

*By:           /s/ TERENCE C. SEIKEL
-----------------------------------------------------
     Terence C. Seikel, Attorney-in-Fact

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Managers
and Members of
Advanced Accessory Systems, LLC:


     Our audits of the consolidated financial statements referred to in our report dated March 15, 2002 appearing in this Post-Effective Amendment No. 4 of the Registration Statement on Form S-4 of Advanced Accessory Systems, LLC, and AAS Capital Corporation, also included an audit of the financial statement schedule listed in Item 21(b) Financial Statement Schedules of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP

Detroit, Michigan

March 15, 2002

                        ADVANCED ACCESSORY SYSTEMS, LLC

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999,

                         (DOLLAR AMOUNTS IN THOUSANDS)


                                                                   ADDITIONS
                                                           --------------------------
                                            BALANCE AT     CHARGED TO     CHARGED TO
                                           BEGINNING OF    COSTS AND        OTHER                      BALANCE AT
                                               YEAR         EXPENSES     ACCOUNTS (1)    WRITE-OFFS    END OF YEAR
                                           ------------    ----------    ------------    ----------    -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  For the year ended December 31,
     2001..............................       $2,140        $   818         $ (41)         $1,129        $1,788
     2000..............................        4,997         (1,887)          (41)            929         2,140
     1999..............................        2,766          2,670           (67)            372         4,997
ALLOWANCE FOR INVENTORY AND LOWER OF
  COST OR MARKET RESERVE
  For the year ended December 31,
     2001..............................       $2,540        $ 1,688         $ (60)         $1,267        $2,901
     2000..............................        3,217          1,021           173           1,871         2,540
     1999..............................        3,917            573          (136)          1,137         3,217
ALLOWANCE FOR REIMBURSABLE TOOLING
  For the year ended December 31,
     2001..............................       $  414        $ 1,063         $  --          $  661        $  816
     2000..............................          541            266            --             393           414
     1999..............................          324            230            --              13           541
ALLOWANCE FOR DEFERRED TAX ASSETS
     2001..............................       $4,945        $ 1,023         $(229)         $   --        $5,739
     2000..............................        5,258            (86)         (227)             --         4,945
     1999..............................        4,225            854           179              --         5,258


-------------------------
(1) Charges to other accounts includes amounts related to acquired companies and the effects of changing foreign currency exchange rates for the Company's foreign subsidiaries.

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                             DESCRIPTION
  -------                             -----------
    3(i)      Amended and Restated Certificate of Formation of AAS,
              incorporated by reference to Exhibit 3.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    3(ii).1   Third Amended and Restated Operating Agreement of AAS,
              incorporated by reference to Exhibit 3.2 to AAS' Quarterly
              Report for the quarterly period ended September 30, 1999 on
              Form 10-Q (File No. 333-49011).
    3(ii).2   Amended Bylaws of AAS, incorporated by reference to Exhibit
              3.3 to AAS' Quarterly Report on Form 10-Q for the quarter
              ended September 30, 1999 (File No. 333-49011).
    4.1       Indenture dated as of October 1, 1997 for the Notes
              (including the form of New Note attached as Exhibit B to the
              Indenture) among the Issuers, the Guarantors named in the
              Indenture and First Union National Bank, as Trustee,
              incorporated by reference to Exhibit 4.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    4.2       See Exhibits 10.2 through 10.2(i) and 10.3 Advanced
              Accessory Systems, LLC agrees to furnish to the Commission upon request in accordance with Item 601(b)(4)(iii)(A) of
              Regulation S-K copies of instruments defining the rights of holders of long-term debt of Advanced Accessory Systems, LLC or any of its subsidiaries, which debt does not exceed 10%
              of the total assets of Advanced Accessory Systems, LLC and its subsidiaries on a consolidated basis.
    5.1       Opinion of O'Sullivan, LLP (formerly known as O'Sullivan
              Graev & Karabell, LLP), incorporated by reference to Exhibit
              5.1 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.1      Asset Purchase Agreement among Valley Industries, LLC,
              Valley Industries, Inc., certain affiliates of Valley
              Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997, incorporated by reference to Exhibit
              10.5 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.2      Second Amended and Restated Credit Facility among AAS,
              SportRack, LLC, Brink International BV, Brink BV and Valley
              Industries, LLC, as Borrowers, NBD Bank as Administrative
              Agent and Documentation and Collateral Agent and The Chase
              Manhattan Bank as Co-Administrative Agent and Syndication
              Agent dated August 5, 1997, incorporated by reference to
              Exhibit 10.7 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    10.2(a)   Amendment No 1. Dated as of September 5, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997 and Security Agreements Dated as of October 5, 1996.
              Incorporated by reference to Exhibit 10.7(a) to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              1998 (File No. 333-49011).
    10.2(b)   Amendment No. 2 Dated as of September 24, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(b) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(c)   Amendment No. 3 Dated as of December 29, 1997 to Second
              Amended and Restated Credit Agreement dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(c) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).

  EXHIBIT
   NUMBER                             DESCRIPTION
  -------                             -----------
    10.2(d)   Amendment No. 4 Dated as of December 31, 1997 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(d) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(e)   Amendment No. 5 and Waiver Dated as of December 31, 1998 to
              Second Amended and Restated Credit Agreement Dated as of
              August 5, 1997. Incorporated by reference to Exhibit 10.7(e)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 1998 (File No. 333-49011).
    10.2(f)   Amendment No. 6 Dated as of August 10, 1999 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(f) to AAS'
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1999 (File No. 333-49011).
    10.2(g)   Amendment No. 7 Dated as of September 30, 2000 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(g) to AAS'
              Quarterly Report on Form 10-Q for the quarter ended
              September 30, 2000 (File No. 333-49011).
    10.2(h)   Amendment No. 8 dated as of June 30, 2001 to Second Amended and Restated Credit Agreement Dated as of August 5, 1997.
              Incorporated by reference to Exhibit 10.7(h) to AAS'
              Quarterly Report on Form 10-Q for the quarter ended June 30,
              2001 (File No. 333-49011).
    10.2(i)   Amendment No. 9 dated as of December 14, 2001 to Second
              Amended and Restated Credit Agreement Dated as of August 5,
              1997. Incorporated by reference to Exhibit 10.7(i) to AAS'
              Current Report on Form 8-K dated December 15, 2001 (File No.
              333-49011).
    10.3      First Amended and Restated Credit Agreement among SportRack
              International, Inc. and First Chicago NBD Bank, Canada, The
              Chase Manhattan Bank of Canada and The Bank of Nova Scotia
              dated as of March 19, 1998, incorporated by reference to
              Exhibit 10.8 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    10.4      Amended and Restated Employment Agreement between AAS and
              Richard Borghi dated September 30, 1999. Incorporated by
              reference to Exhibit 10.9 to AAS' Quarterly Report on Form
              10-Q for the quarter ended September 30, 1999 (File No.
              333-49011).
    10.4(a)   Amendment No. 1 to the Amended and Restated Employment
              Agreement dated August 1, 2000 between SportRack, LLC and
              Richard Borghi. Incorporated by reference to Exhibit 10.9(a)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 2000 (File No. 333-49011).
    10.5      Management Consulting Agreement between AAS and Barry
              Banducci dated September 28, 2001. Incorporated by reference to Exhibit 10.11 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2001 (File No. 333-49011).
    10.6      Management Consulting Agreement between AAS and F. Alan
              Smith dated September 28, 2001. Incorporated by reference to
              Exhibit 10.12 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2001 (File No. 333-49011).
    10.7      Amended and Restated Employment Agreement between AAS and
              Terence C. Seikel dated September 30, 1999. Incorporated by reference to Exhibit 10.13 to AAS' Registration Statement on
              Form S-4 (File No. 333-49011), filed March 31, 1998.
    10.7(a)   Amendment No. 1 to the Amended and Restated Employment
              Agreement dated August 1, 2000 between Advanced Accessory
              Systems, LLC and Terence C. Seikel. Incorporated by
              reference to Exhibit 10.13(a) to AAS' Annual Report on Form
              10-K for the fiscal year ended December 31, 2000 (File No.
              333-49011).

  EXHIBIT
   NUMBER                             DESCRIPTION
  -------                             -----------
    10.8      Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996, incorporated by reference to Exhibit
              10.15 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.9      Lease dated as of January 24, 1997 between Valley Industries
              Realty, L.P. and Valley Industries, Inc., incorporated by
              reference to Exhibit 10.17 to AAS' Registration Statement on
              Form S-4 (File No. 333-49011), filed March 31, 1998.
    10.10     Addendum to Sublease dated as of July 2, 1997 between Bell
              Sports Canada, Inc. and SportRack International, Inc.
              (formerly known as Advanced Accessory Systems Canada
              Inc./Les Systems d'Accessoire Advanced Canada Inc.),
              incorporated by reference to Exhibit 10.18 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    10.10(a)  Sublease Amending Agreement made as of the 1st day of
              January, 2000, between Bell Sports Canada Inc. and SportRack
              Accessories Inc. (previously known as SportRack
              International). Incorporated by reference to Exhibit 10.7(f)
              to AAS' Annual Report on Form 10-K for the fiscal year ended
              December 31, 1999 (File No. 333-49011).
    10.11     Lease dated May 25, 1994 between VBG Towbars AB and VBG
              Produkter AB, incorporated by reference to Exhibit 10.19 to
              AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.12     Lease Agreement for commercial use between Ellebi S.p.A. and
              Brink Italia S.r.l., incorporated by reference to Exhibit
              10.20 to AAS' Registration Statement on Form S-4 (File No.
              333-49011), filed March 31, 1998.
    10.13     Registration Rights Agreement dated September 25, 1997 by
              and among Advanced Accessory Systems, LLC, AAS Capital
              Corporation, the Guarantors named therein and Chase
              Securities, Inc. and First Chicago Capital Markets, Inc.,
              incorporated by reference to Exhibit 10.21 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    10.14     Amended and Restated Employment Agreement dated as of March
              14, 2001 between Valley Industries, LLC, and Bryan Fletcher.
              Incorporated by reference to Exhibit 10.22 to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              2000 (File No. 333-49011).
    10.15     Multi-Tenant Industrial Triple Net Lease effective January
              1, 2001 between Santa Fe Bayfront Venture, a California
              general partnership, and Valley Industries, LLC, a Delaware limited liability company. Incorporated by reference to
              Exhibit 10.23 to AAS' Annual Report on Form 10-K for the
              fiscal year ended December 31, 2000 (File No. 333-49011).
    10.16     Third Amended and Restated Members' Agreement Dated as of
              September 30, 1999 among Advanced Accessory Systems, LLC,
              and the Members that are parties hereto. Incorporated by
              reference to Exhibit 3.4 to AAS' Quarterly Report on Form
              10-Q for the quarter ended September 30, 1999 (File No.
              333-49011).
    10.17     Unit Redemption Agreement dated as of October 26, 2000
              between MascoTech, Inc. and Advanced Accessory Systems, LLC, incorporated by reference to Exhibit 10.25 to AAS' Annual
              Report on Form 10-K for the year ended December 31, 2000
              (File No. 333-49011).
    10.18     Advanced Accessory Systems, LLC 1995 Option Plan.
              Incorporated by reference to Exhibit 10.26 to AAS' Annual
              Report on Form 10-K for the fiscal year ended December 31,
              2001 (File No. 333-49011).
    12.1      Statement Re: Computation of ratios, incorporated by
              reference to Exhibit 12.1 to AAS' Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No.
              333-49011).

  EXHIBIT
   NUMBER                             DESCRIPTION
  -------                             -----------
    21.1      Subsidiaries of the Registrant, incorporated by reference to
              Exhibit 21.1 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    23.1      Consent of O'Sullivan LLP (formerly known as O'Sullivan
              Graev & Karabell, LLP) (included in Exhibit 5.1),
              incorporated by reference to Exhibit 5.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
(1) 23.2      Consent of PricewaterhouseCoopers LLP.
    24.1      Power of Attorney, incorporated by reference to Exhibit 24.1 to AAS' Annual Report on Form 10-K (File No. 333-49011),
              filed March 20, 2002.
    25.1      Statement of Eligibility and Qualifications under the Trust
              Indenture Act of 1939 of First Union National Bank as
              Trustee, incorporated by reference to Exhibit 25.1 to AAS'
              Registration Statement on Form S-4 (File No. 333-49011),
              filed March 31, 1998.
    99.1      Form of Letter of Transmittal, incorporated by reference to
              Exhibit 99.1 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    99.2      Form of Notice of Guaranteed Delivery, incorporated by
              reference to Exhibit 99.2 to AAS' Registration Statement on
              Form S-4 (File No. 333-49011), filed March 31, 1998.
    99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees, incorporated by reference to
              Exhibit 99.3 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.
    99.4      Form of Letter to Clients, incorporated by reference to
              Exhibit 99.4 to AAS' Registration Statement on Form S-4
              (File No. 333-49011), filed March 31, 1998.


-------------------------

(1) Filed herewith.